                                                                     Exhibit 2.1


                           STOCK PURCHASE AGREEMENT



                          dated as of August 31, 2000



                                     among



                             NEWPORT CORPORATION,
                             a Nevada Corporation
                                   ("Buyer")


                                      AND


                      MICHAEL HICKLE AND DONNA R. HICKLE,



                   JOHN G. POLLOCK AND ELIZABETH M. RUPERT,



                        VERNON WEST AND BARBRA A. WEST,



                          MARK DANE AND JULIE BURTON


                                      AND

                           UNIQUE EQUIPMENT COMPANY
                            An Arizona corporation
                                  ("Sellers")

                           STOCK PURCHASE AGREEMENT



     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of this 31st day of August, 2000, among NEWPORT CORPORATION, a Nevada corporation ("Newport"), on the one hand, and Michael Hickle ("Hickle"), John G. Pollock ("Pollock"), Vernon West ("West"), Mark Dane ("Dane"), Barbra A. West, Donna R. Hickle, Elizabeth M. Rupert and Julie Burton (each a "Stockholder" and collectively the "Stockholders") and UNIQUE EQUIPMENT CO., an Arizona corporation ("Unique") on the other hand. Unique and the Stockholders are sometimes hereinafter referred to as "Seller" or "Sellers."

                               R E C I T A L S :

     A. Stockholders own all of the issued and outstanding shares of capital stock of Unique.

     B. Newport desires to acquire all of the issued and outstanding shares of common stock of Unique in a transaction intended to qualify as a reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, on the terms and provisions hereof.

     NOW, THEREFORE, in consideration of the mutual promises and agreements of the parties herein contained, the parties hereby agree as follows:

     1. Purchase and Sale of Stock and Option of Unique.

        1.1 Sale and Transfer of Stock of Unique. At the Closing (as hereinafter defined in Section 3), the Stockholders shall sell, transfer and convey to Newport, and Newport shall acquire, the shares of common stock, no par value per share, of Unique set forth opposite the name of each such Stockholder on Exhibit A (collectively, the "Shares"), free and clear of all liens, claims,
   ---------
encumbrances, pledges, options, security interests and any other adverse interests. At the Closing, each Stockholder shall deliver to Newport all certificates evidencing the Shares owned by him or it, properly endorsed for transfer.

     2. Consideration from Newport.

        2.1 Consideration from Newport for the Shares. In exchange for the transfer of the Shares to Newport by the Stockholders, Newport covenants and agrees to deliver to the Stockholders at the Closing a total of 165,000 shares of common stock of Newport, $0.1167 stated value (the "Newport Shares") apportioned among the Stockholders in the amounts set forth opposite such Stockholder's name on Exhibit A hereto, provided that a portion of the Newport
                      ---------
Shares shall be held back as set forth in Section 2.3 below (the "Purchase Consideration").

        2.2 Employment and Non-Competition Agreements.  At the Closing,
Hickle, Pollock, West and Dane shall enter into an Employment Agreement with Newport substantially in the form attached hereto as Exhibits B-1 thru B-4
                                                     ---------------------
("Employment Agreements"). Hickle, Pollock, West and Dane shall also enter into a Non-Competition Agreement substantially in the form attached hereto as

Exhibits C-1 thru C-4 (each a "Non-Competition Agreement"). The Employment
---------------------

Agreements and the Non-Competition Agreements are hereinafter referred to collectively as the "Transaction Agreements."

          2.3 Indemnification Holdback. At Closing, Newport will withhold, pro rata, from the number of Newport Shares that would otherwise be delivered to the Stockholders, an aggregate of 16,500 shares of Newport common stock (the "Holdback Shares"), as described in subsections (a) and (b) of this Section 2.3.

               (a) Of the aggregate Holdback Shares, 10,000 of such shares will be held in connection with the indemnification obligations of the Sellers pursuant to Section 11 of this Agreement (the "Holdback Shares"). The 10,000 shares of the Holdback Shares will be allocated among the Stockholders according to each Stockholder's percentage of the outstanding capital stock of Unique held by such Stockholder immediately prior to the Closing (such Stockholder's "Pro Rata Share"). On March 29, 2001, the 10,000 shares of the Holdback Shares, to the extent not transferred to Newport to satisfy indemnification obligations of the Stockholders, will be delivered to the Stockholders, according to their respective Pro Rata Shares.

               (b) Of the aggregate Holdback Shares, 6,500 of such shares will be held specifically in connection with, and shall be solely used to satisfy, any potential obligations or debts incurred with respect to the pending litigation Dyse v. Unique, No. CV 95-17840, in the Superior Court for the State
           --------------
of Arizona, County of Maricopa, (the "Dyse Litigation"), including, but not necessarily limited to, any settlement payments, judgments, verdicts, sanctions, attorneys' fees and related costs in connection therewith at the pre-trial, trial and appellate levels (if any) (collectively "Litigation Costs"). The Stockholders agree to be responsible for the Litigation Costs to the extent set forth in this subsection (b) of Section 2.3. The 6,500 shares of the Holdback Shares will be allocated among the Stockholders according to each Stockholder's Pro Rata Share. At the resolution of the Dyse Litigation, upon receipt of a dismissal with prejudice of the Dyse Litigation and a general release issued to Unique in connection therewith (or similar documents), the 6,500 shares of the Holdback Shares, to the extent not transferred to Newport to satisfy any obligations incurred with respect to the Dyse Litigation as described in this subsection (b) of Section 2.3, shall be delivered to the Stockholders, according to their respective Pro Rata Shares. Any settlement of the Dyse Litigation shall be conditioned on the prior written consent of Hickle, and such consent shall not be unreasonably withheld. Any obligation hereunder shall be satisfied solely by transfering to Newport a number of the 6,500 shares of the Holdback Shares determined by dividing (a) the amount of such obligation regarding the Dyse Litigation by (b) the closing price per share of Newport Common Stock as reported by NASDAQ at the close of regular trading on August 30, 2000. The obligations of the Stockholders under this subsection (b) of Section 2.3 are not subject to the limitations of Section 11.2(i) herein, nor to the procedure set forth in Section 11.4 herein.

     3. Closing. The Closing of the purchase and sale of the Shares pursuant to this Agreement (the "Closing") shall take place at 10:00 a.m. PDT on August 31, 2000 by the parties hereto exchanging signature pages by facsimile transmission and sending any original documents required to be delivered hereunder via overnight mail.

     4. Representations and Warranties of Sellers. The Stockholders jointly and severally make the representations and warranties set forth below as of the date of this Agreement and as of the date of the Closing. Except as otherwise provided to the contrary, each party makes the representations and warranties without qualification as to knowledge. When a representation or warranty is made "to the best knowledge of" the Sellers, such knowledge shall be deemed to include, without limitation, the actual knowledge of the Sellers and such information that each such individual should reasonably be expected to have knowledge of by virtue of his or its position and relationships with Unique. Any breach of or inaccuracy in such representations and warranties shall be subject to the provisions of Section 11 hereof.

          4.1 Authority. Each Stockholder has the full legal right and capacity to execute and deliver, and perform such Stockholder's obligations under each Transaction Agreement. The applicable Transaction Agreements have been duly executed and delivered by each Stockholder, with the intent to be bound thereby and to perform and comply with his obligations thereunder. Each Transaction Agreement to which such Stockholder is a party constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. No further action is required to be taken by Unique or any of the Stockholders, nor is it necessary for any of such parties to obtain any action, approval or consent by or from any third persons, governmental or other, to enable each of such parties to enter into or perform their respective obligations under the applicable Transaction Agreements, except for the consents (if any) of third parties to the change in control of Unique under the Contracts (defined in Section 4.14), which shall be obtained by the Sellers on or before the Closing (unless waived in writing by Newport). Such consents are set forth in Schedule 4.1 hereto.
   ------------

          4.2 Organization and Existence of Unique. Unique is a corporation duly organized, validly existing and in good standing under the laws of Arizona and has all requisite corporate power to carry on its business as now conducted and as proposed to be conducted. Except as set forth on Schedule 4.2, Unique is qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the character or location of the assets owned by it or the nature of the business transacted by it requires such qualification where the failure to so qualify would have a "Material Adverse Effect", as defined below. The Sellers have delivered to Newport true, correct and complete copies of Unique's (a) Articles of Incorporation (duly certified by the Arizona Corporation Commission, (b) Bylaws (certified by the Secretary of Unique), and
(c) Minute Book (certified by the Secretary of Unique). The term "Material Adverse Effect" shall mean any change in or effect on the business, operations, assets, prospects or condition, financial or otherwise, of Unique or Newport, as applicable, which is materially adverse to Unique or Newport.

          4.3  Authorized Capital Stock of Unique.

               (a) The authorized capital stock of Unique consists of one million shares of Common Stock, no par value, of which 135,870 shares of Common Stock are validly issued and outstanding, fully paid and nonassessable and have not been issued in violation of the preemptive rights of any shareholder or the rights of first refusal or the rights of participation of any third person, except rights, if any, that have been waived. The Shares are the only outstanding shares of any class or series of capital stock of Unique. All of the outstanding shares of Common Stock of Unique have been issued in transactions which were exempt from registration under the Securities Act of 1933, (the "Securities Act") as amended, and all applicable state securities laws and blue sky acts. All shares of Unique's capital stock which have been reacquired by Unique have reverted to the status of authorized but unissued shares and are no longer outstanding. Unique has no outstanding convertible securities, subscriptions, options, warrants, preemptive rights or other agreements or commitments obligating it to issue shares of Unique capital stock or relating to the transfer or registration of Unique capital stock. There are no phantom stock rights, stock appreciation rights or other similar rights in existence to which Unique is a party or by which Unique is bound. None of the outstanding shares of stock of Unique are subject to any preemptive rights, rights of first refusal or rights of participation except as provided in Unique's Articles of Incorporation.

          (b) Each Stockholder is, and at the Closing will be, the owner, beneficially and of record, of the Shares set forth opposite such Stockholder's name on Exhibit A. All of the Shares will at the Closing be transferred to
        ---------
Newport, free and clear of all liens, claims, encumbrances, security interests, pledges, equities, options, charges, restrictions and defects in title of any nature whatsoever, other than restrictions imposed by federal and applicable state securities laws which do not constitute an impediment to the transfer described in this Agreement. Each Stockholder has, and at the Closing will have, full legal right, capacity and power to sell and transfer the Shares to Newport without obtaining the consent or approval of any other person or governmental authority. As of the Closing no Stockholder shall have granted and no Stockholder is a party to, and as of the Closing no Stockholder shall be a party to, any agreements, commitments or understandings providing for the grant of any options to purchase or rights to acquire any of the Shares, obligating a Stockholder to sell any of the Shares, or restricting such Stockholder's right to transfer the Shares.

     4.4 No Subsidiaries. Except as set forth in Schedule 4.4, Unique has no subsidiaries or equity investments of any type, whether in a corporation, partnership, trust or other entity.

     4.5  Unique Financial Statements.  The Sellers have delivered to
Newport, for Unique, (a) the unaudited balance sheets (herein referred to, together with the balance sheets referenced in clause (b) below, as the "Balance Sheets") of Unique as of December 31, 1998 and December 31, 1999, (b) the unaudited statements of income of Unique for the fiscal years ended December 31, 1998 and December 31, 1999, and (c) the unaudited balance sheet of Unique at June 30, 2000 (herein referred to as the "Balance Sheet Date"), and the related statements of income for the six (6) month period then ended. Such financial statements are complete and correct in all material respects except that comprehensive notes are not included therewith, are in accordance with the books of account and records of Unique, present fairly the financial position of Unique at the dates indicated and the results of their respective operations for the periods then ended, have been prepared in accordance with generally accepted accounting principles (or "GAAP," as defined below), consistently applied, and reflect reasonable reserves for all liabilities of Unique in compliance with GAAP. The books, records, and accounts of Unique accurately and fairly reflect, in reasonable detail, all transactions, assets, and liabilities of Unique known to Stockholders in accordance with normal accounting practice. There is no liability or indebtedness of Unique for dividends or other distributions declared or accumulated but unpaid with respect to the Shares.

  The term "generally accepted accounting principles" or "GAAP" shall mean generally accepted accounting principles, as defined by the Financial Accounting Standards Board as of the date hereof.

          4.6  Leases, Title to Properties, Etc.  Attached hereto as Schedule
                                                                     --------
4.6 is a general description of each parcel of real property owned or leased by
---
Unique. The Sellers have provided Newport with copies of all policies of title insurance held by, or in the possession of, Unique or the Sellers pertaining to such real properties. Schedule 4.6 hereto also describes each lease agreement
                       ------------
under which Unique has any leasehold interest in any real property. Unique is in possession of all such real properties owned or leased by it. Unique has good and marketable title to all properties and assets owned by it, including those reflected in the Balance Sheets (other than properties and assets reflected in the Balance Sheets which have since been sold or otherwise disposed of in the Ordinary Course of Business (as defined hereinafter in Section 4.7) and those described in Schedules 4.12, 4.13 and 4.15 referred to hereinafter free and clear of all liens, mortgages, security interests and encumbrances, including any conditional sale or other title retention agreement (collectively "Liens"), except:

               (a) liens for Taxes (as defined hereinafter in Section 4.11(i)) not yet due and payable;

               (b) statutory liens in immaterial amounts which are not yet delinquent;

               (c) minor defects and irregularities in title or encumbrances which do not impair the use thereof for the purposes for which they are held; and

               (d) as set forth in the Balance Sheets.

The leases set forth in Schedule 4.6 hereto are in full force and effect and
                        ------------
there is no existing default under any of such leases on the part of the lessor or lessee thereunder. Such leases consist only of documents described in
Schedule 4.6 hereto, true, complete and correct copies of which have been
------------
delivered by the Sellers to Newport. To the best knowledge of the Stockholders, none of the buildings, structures or appurtenances located upon the real properties described in Schedule 4.6 hereto or the operation and maintenance
                        ------------
thereof as now operated or maintained, contravenes any zoning ordinance or other administrative regulation (whether or not permitted because of prior nonconforming use) or violates any restrictive covenant or any provision of law, the effect of which would materially interfere with or prevent the continued use of such properties for the purposes for which they are now being used or would materially adversely affect the value thereof. The buildings and major items of equipment and machinery reflected on the June 30, 2000 Balance Sheet are generally in such operating condition and repair, ordinary wear and tear excepted, as is adequate for the conduct of Unique's business. The Sellers have provided to Newport a complete and correct copy of each policy of title insurance pertaining to the real properties (exclusive of leasehold interests) owned by Unique, and described in Schedule 4.6 hereto.
                                  ------------

          4.7  Absence of Certain Events.  Except as set forth in Schedule 4.7
                                                                  ------------
attached hereto, since the Balance Sheet Date, Unique has not:

               (a) made any changes in its Articles or Certificate of Incorporation, Bylaws, authorized capital or outstanding securities;

               (b) issued, sold, delivered or agreed to issue, sell or deliver any of its capital stock, bonds or other corporate securities, or granted or agreed to grant any options, warrants or other rights calling for the issuance, sale or delivery thereof;

          (c) borrowed or agreed to borrow any funds or incurred, or become subject to, any obligations or liability (absolute or contingent), except obligations and liabilities incurred in the Ordinary Course of Business (as defined below);

          (d) paid any obligations or liability (absolute or contingent) other than current liabilities reflected in or shown on the Balance Sheets and current liabilities incurred since the Balance Sheet Date in the Ordinary Course of Business;

          (e) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kinds whatsoever in respect of its capital stock, or purchased, redeemed or otherwise acquired, or agreed to purchase, redeem or otherwise acquire, any of its outstanding capital stock;

          (f) except in the Ordinary Course of Business, sold, transferred, or otherwise disposed of, or agreed to sell, transfer, or otherwise dispose of, any of its assets, properties, or rights, or cancelled or otherwise terminated, or agreed to cancel or otherwise terminate, any debts or claims;

          (g) except in the Ordinary Course of Business, entered or agreed to enter into any agreement or arrangement granting any preferential right to purchase any of its assets, properties, or rights, or requiring the consent of any party to the transfer and assignment of any such assets, properties, or rights;

          (h) waived any rights of value, without consideration therefor, which in the aggregate are material to its business;

          (i) no person (including Unique) has accelerated, terminated, modified in any material respect, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $50,000 to which the Company is a party or by which it is bound;

          (j) made, directly or indirectly, any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any of their present or former officers, directors, or employees;

          (k) increased or agreed to increase the rate of compensation payable or to become payable by them to any of their officers, directors, or employees or adopted any new, or made any increase in, any existing, profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan, payment or arrangement made to, for, or with any of such officers, directors, or employees;

          (l) made any capital expenditures (or commitments therefor) in excess of $20,000 individually or $100,000 in the aggregate;

          (m) entered into any other transaction other than in the Ordinary Course of Business;

          (n) experienced any labor trouble or been informed of the loss of potential loss of any management or technical personnel which has, or can be anticipated to have, a Material Adverse Effect;

          (o) been warned or cited for any material violations of the federal Occupational Safety Health Act of 1970 or any rules or regulations promulgated thereunder or any other act, rules or regulations of any other governmental agency;

          (p) suffered any damages, destruction or losses which in the aggregate are material to Unique's business, or incurred or become subject to any material claim or liability for any damages or alleged damages for any actual or alleged negligence or other tort or breach of contract which are in the aggregate material to Unique's business;

          (q) failed to operate the business of Unique in the Ordinary Course of Business so as to use reasonable efforts to preserve such businesses intact, to keep available to Newport the services of the employees of Unique, and to preserve for Newport the goodwill of the suppliers of Unique, customers and others having business relations with Unique except where such failure would not have a Material Adverse Effect on the respective businesses or financial condition of Unique;

          (r) changed the accounting methods or practices by Unique in a manner materially affecting its assets, liabilities or business;

          (s) entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, or licenses) involving more than $100,000, other than customer contracts entered into in the ordinary course of business;

          (t)  imposed any Lien upon any of its assets, tangible or intangible;

          (u) delayed or postponed the payment of accounts payable or other liabilities outside the ordinary course of business, other than accounts which the Company is disputing in good faith;

          (v) granted any license or sublicense of any rights under or with respect to any Intellectual Property other than in the ordinary course of business;

          (w) made any loan to, or entered into any other material transaction with, any of its affiliates, directors, officers, employees, the Company shareholders or any affiliate thereof; or

          (x) experienced any change in its condition (financial or otherwise), assets, liabilities, working capital, reserves, earnings, business or prospects, except for changes contemplated hereby or changes which have not, individually or in the aggregate, been materially adverse;


     As used herein, the term "Ordinary Course of Business" shall mean the ordinary course of business consistent with past custom and practice (including, without limitation, with respect to quantity and frequency).

          4.8 Indebtedness. The Balance Sheets reflect all indebtedness for borrowed money owed by Unique or to which any of its assets or properties are subject. A complete and correct copy of each note, loan, credit or other similar instrument pursuant to which any such indebtedness for borrowed money was incurred has been delivered to Newport.

          4.9 Guaranties and Suretyship. Unique is not a party to or bound by any guaranties, matters of suretyship, or other similar instrument.

          4.10 Absence of Undisclosed Liabilities.  Except as set forth in

Schedule 4.10, Unique does not have any debts, obligations, liabilities or
-------------
commitments of any nature exceeding $10,000 individually or $100,000 in the aggregate, whether due or to become due, absolute, contingent or otherwise, that are not shown on the June 30, 2000 Balance Sheet delivered pursuant hereto, other than debts, obligations, liabilities or commitments incurred after June 30, 2000 in the Ordinary Course of Business and consistent with past practice. Such post-June 30, 2000 liabilities are not material in amount and have not had and are not expected to have, individually or in the aggregate, a Material Adverse Effect on the financial condition or results of operations or prospects of Unique or its business. As to each liability, debt, obligation or commitment, fixed or contingent, that is set forth on Schedule 4.10, the Sellers
                                                      -------------
shall provide the following information, in writing as an attachment to such
Schedule: (i) a summary description of the liability, debt, obligation or commitment, together with copies of all relevant documentation relating thereto, the amounts claimed and any other action or relief sought and, if in connection with a claim, suit or proceeding, the name of the claimant and all other parties involved therewith and the identity of the court or agency in which such claim, suit or proceeding is being prosecuted, and (ii) the best estimate of the Sellers of the maximum amount, if any, which is likely to become payable with respect to any contingent liability. For purposes hereof, if no written estimate is provided, such best estimate shall be deemed to be zero.

          4.11 Tax Matters.

               (a) Unique has, or prior to the Closing will have, prepared and timely filed all required Tax Returns (as defined below) relating to any and all Taxes (as defined below) payable by Unique and such Tax Returns are true and correct and have been completed in accordance with applicable law, except where failure of such Tax Returns to be true and correct or to have been completed in accordance with applicable law will not have a Material Adverse Effect.

               (b) Unique has, or prior to the Closing will have: (i) paid all Taxes it is required to pay and will have withheld with respect to its Employees all income taxes, social security and insurance contributions and other Taxes required to be withheld and, if required, will have deposited same with the appropriate governmental agency, and (ii) will have accrued on the Balance Sheets all Taxes attributable to Unique for the periods covered by the Balance Sheets (whether or not such unpaid Taxes are shown on a Tax Return for such period and whether or not a Tax Return has been filed for such period) and will not have incurred any liability for Taxes for the period prior to the Closing other than in the ordinary course of business consistent with past practices.

               (c) Unique has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, assessed or proposed against Unique nor has Unique executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (d) No audit or other examination of any Tax Return of Unique is presently in progress, nor has Unique been notified of any request for such audit or other examination.

               (e) Unique has no liabilities for unpaid Taxes which have not been accrued or reserved against in accordance with GAAP on the Balance Sheets, whether asserted or unasserted, contingent or otherwise.

               (f) Unique has no knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any lien, security interest, encumbrance, pledge, equity, claim, charge, restriction, condition or other adverse interest of any nature whatsoever on Unique or its assets.

               (g) Unique is not a party to any tax sharing, indemnification or allocation agreement nor does Unique owe any amount under any such agreement.

               (h) The tax basis of Unique in its assets for purposes of determining its future amortization, depreciation and other income tax deductions is accurately reflected on its tax books and records.

               (i) Neither Unique nor any of its subsidiaries has filed any consent under the Internal Revenue Code of 1986, as amended (the "Code") (S) 341(f) concerning collapsible corporations. Neither Unique nor any of its subsidiaries has made any payments or provided any benefits, is obligated to make any payments or provide any benefits, or is a party to any agreement that under certain circumstances could obligate it to make any payments or provide any benefits that will not be fully deductible under Section 162(m) or 280G of the Code or similar provisions of applicable law. Unique is not and has not been a United States real property holding corporation within the meaning of Code (S) 897(c)(2) during the applicable period specified in Code (S) 897(c)(1)(A)(ii). Neither Unique nor any of its subsidiaries has taken any position on any Tax Return of Unique or any of its subsidiaries that would require disclosure under Code (S) 6662 or any similar provision of applicable law. Neither Unique nor any of its subsidiaries is a party to any Tax allocation or sharing agreement or similar arrangement with any other party. Neither Unique nor any of its subsidiaries (A) has ever been a member of an affiliated group filing a consolidated federal income Tax Return or (B) has any liability for the Taxes of any other person under Treas. Reg. (S) 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

               (j) Except as indicated on Schedule 4.11(j), to the Unique's knowledge, neither Unique nor any of its subsidiaries maintains or ever has maintained a permanent establishment (as defined under applicable law) in any location outside of the United States and neither Unique nor any of its subsidiaries has ever received notice to the contrary from any foreign governmental authority. Neither Unique nor any of its subsidiaries owes or has ever owed Taxes to any foreign authority outside the country in which it is domiciled.

               (k) No asset of Unique or of any of its subsidiaries is subject to the alternative depreciation system under Code (S) 168(g). No portion of the cost of any asset of Unique or of any of its subsidiaries has been financed directly or indirectly from the proceeds of any tax-exempt state or local government obligation described in Code (S) 103(a). None of the assets of Unique or of any of its subsidiaries is property that Unique or any of its subsidiaries is required to treat as being owned by any other person pursuant to the safe harbor lease provisions of former Code (S) 168(f)(8).

               (l) Except as disclosed on Schedule 4.11(l), during the past five years, neither Unique nor any of its subsidiaries has been a party to: (i) any transaction that has been reported as a reorganization within the meaning of Code (S) 368, or (ii) any transaction, either as a distributing corporation or controlled corporation, that has been reported to qualify for tax-free treatment under Code (S) 355.

               (m) Except as disclosed on Schedule 4.11(m), there are no outstanding rulings of, or requests for rulings with, any Tax authority expressly addressed to Unique or any of its subsidiaries that are, or if issued would be, binding upon Unique or any of its subsidiaries after the Closing Date.

               (n) Except as disclosed on Schedule 4.11(n) neither Unique nor any of its subsidiaries will have any taxable income or gain as a result of prior intercompany transactions that have been deferred and that will be taxed as a result of the changes in ownership contemplated by this Agreement.

               (o) Except as disclosed on Schedule 4.11(o), neither Unique nor any of its subsidiaries has any excess loss account with respect to the stock of any other corporation.

               (p) Except as disclosed on Schedule 4.11(p), neither Unique nor any of its subsidiaries has, in a manner that would be binding on either Unique or its subsidiaries after the Closing Date, executed, become subject to, or entered into any closing agreement pursuant to Code (S) 7121 or any similar provision of applicable law.

               (q)  None of the subsidiaries of Unique is an entity organized
(i) in a foreign jurisdiction or (ii) pursuant to a foreign law.

     The term "Tax" or collectively "Taxes" means (i) any and all federal, state and local and other foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, license, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise, estimated, severance, stamp, occupation, premium, windfall profits, environmental, withholding, social security (or similar), disability, unemployment, and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

     The term "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          4.12  Notes and Accounts Receivable.  Attached hereto as Schedule 4.12
                                                                   -------------
are (i) accurate lists of all accounts and notes receivable of Unique, including any accounts or notes receivable not reflected in the June 30, 2000 balance sheet, (ii) agings of all such accounts and notes receivable showing amounts due in 30-day aging categories and (iii) accurate lists of all work in process of Unique. All such accounts and notes receivable and work in process on such listings arose from, and all accounts and notes receivable of Unique created between June 30, 2000 and the Closing will have arisen from, the provision of services by Unique in the Ordinary Course of Business. Neither Unique nor any of the Stockholders has received any notice or knows of any counterclaim or set-off with respect to any such accounts or notes receivable or work in process, or any facts or circumstances that would be the basis for any such counterclaim or set-off, which is not reflected or taken into account in the contractual allowance or bad debt reserves set forth in the June 30, 2000 balance sheet. Except to the extent collected since the Balance Sheet Date, all notes and accounts receivable or work in process reflected on the Balance Sheets are, and all notes and accounts receivable or work in process accruing between the Balance Sheet Date and the Closing will be (i) bona fide claims against debtors for sale or other charges, (ii) subject to no material expenses, set-offs or counterclaims, and (iii) collected in an amount equal to the net amount thereof as set forth on the Balance Sheets within 180 days of the date when due.

          4.13  Fixed Assets.  Schedule 4.13 is a list of all of the fixed
                               -------------
assets used in the business of Unique (the "Fixed Assets"), other than any Fixed Asset the replacement cost of which would be less than $5,000.00 and which is not of material importance to Unique's operations. The Fixed Assets are in good working order and condition, ordinary wear and tear excepted, have been properly maintained, are suitable for the uses for which they are being utilized in Unique's business, do not require more than regularly scheduled maintenance in the ordinary course, consistent with Unique's established maintenance policies, to keep them in good operating condition and comply with all requirements under applicable laws, regulations and licenses which govern the use and operation thereof.

          4.14 Material Contracts. Except only as to contracts and documents listed in Schedule 4.14 hereto or any other Schedule attached to this Agreement,
          -------------
Unique is not a party to or bound by, and none of their respective assets and properties are subject to, any:

                (a) distribution or sales representative agreements relating to Unique's products and services;

                (b) employment, consulting, severance or representation contract;

                (c) contract with any labor union or association;

                (d) bonus, pension, profit sharing, retirement, stock purchase, stock option, hospitalization, insurance or other plan or agreement providing employee benefits;

                (e) lease with respect to any property, real or personal, whether as lessor or lessee, providing for an annual rental in excess of $10,000;

          (f) continuing contract, or series of related contracts, which involves payments by Unique of in excess of $25,000 individually or $100,000 in the aggregate;

          (g) contract or commitment for any capital expenditures exceeding $5,000 individually or in the aggregate;

          (h) executory contracts for the purchase or sale of goods or services by Unique exceeding $25,000 in any year;

          (i) agreement relating to indebtedness, liability for borrowed money or the deferred purchase price of property (excluding trade payables in the ordinary course of business) or any guarantee or other contingent liability in respect of any indebtedness or obligation of any person (other than the endorsement of negotiable instruments for collection in the ordinary course of business);

          (j) agreement that contains restrictions with respect to payment of dividends or any other distribution in respect of the equity of Unique;

          (k)  letters of credit or similar arrangements relating to Unique;

          (l)  agreement concerning a partnership or joint venture;

          (m)  powers of attorney granted by or on behalf of Unique;

          (n) agreement, other than agreements entered into in the ordinary course of business consistent with past practice, which prohibits Unique from freely engaging in business anywhere in the world; or

          (o) agreement under which Unique has advanced or loaned any amount to any of its directors, officers and employees outside the ordinary course of business;

     A complete and correct copy of each contract listed on Schedule 4.14 hereto
                                                            -------------
or on any other Schedule attached hereto (collectively, the "Contracts") has been delivered to Newport, and each such contract is in full force and effect and none of the parties thereto are in default thereunder.

     Each of such contracts, agreements, leases, licenses and instruments so listed, or required to be so listed, in Schedule 4.14 is a valid and binding
                                        -------------
obligation of Unique and the other parties thereto, enforceable in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity relating to the availability of equitable remedies. Except as otherwise set forth in Schedule 4.14 hereto, there have not been any defaults by Unique
             -------------
or, to the best knowledge of the Stockholders, defaults or any claims of default or claims of nonenforceability by the other party or parties which, individually or in the aggregate, would have a material adverse effect on Unique's business or any of the material assets of Unique, and there are no facts or conditions that have occurred or that are anticipated to occur which, through the passage of time or the giving of notice, or both, would constitute a default by Unique, or, to the knowledge of the Shareholders, by the other party or parties, under any of such contracts, agreements, leases, licenses and instruments or would cause a creation of a lien, security interest or encumbrance upon any of the assets of Unique or otherwise materially and adversely affect any of the assets of Unique or Unique's business. To the Stockholder's knowledge, no Contract contains any material requirement with which there is a reasonable likelihood that Unique or any other party thereto will be unable to comply. Except as listed on Schedule
                                                                      --------
4.14, there is no Contract, the continuation, validity, effectiveness or terms
----
of which will be affected by the consummation of the transactions contemplated by this Agreement. There exists no actual or, to the best knowledge of the Stockholders, any threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract, which would have a Material Adverse Effect on Unique, including without limitation, (i) the business relationship of Unique with any customer, distributor, or related group of customers or distributors whose purchases individually or in the aggregate are material to the operations and financial condition of Unique, (ii) the requirements of any customer or related group of customers of Unique whose purchases individually or in the aggregate are material to the operations and financial condition of Unique, or (iii) the business relationship of Unique with any material supplier; provided that Newport acknowledges that Unique regularly enters into customer relationships that involve special or unique requirements that in many cases are not recurring. There are no commitments for capital expenditures in excess of $10,000 that have been approved or made prior to the date of this Agreement by Unique and that remain outstanding as of the date hereof. To the Stockholders' knowledge, none of the Contracts is for materials, supplies, equipment, or services in excess of Unique's normal requirements or as needed for reasonably anticipated needs of Unique's business.

     4.15 Intellectual Property.

               (a)  Certain Definitions

               "Unique Intellectual Property" means (i) the Registered Intellectual Property; (ii) any and all other Intellectual Property that is owned by Unique or its subsidiaries, including Unique Software and the Unregistered Intellectual Property; and (iii) any and all Intellectual Property of third parties that is exclusively licensed to Unique or its subsidiary.

               "Unique Software" means all computer software, including all enhancements, versions, releases and updates of such computer software, developed by or for Unique or any of its subsidiaries as of the Closing Date, and any other computer software regardless of the computer software's stage of development. Unique Software includes all source code, object code, firmware, development tools, files, records and data, and all media on which any of the foregoing is recorded. For purposes of clarification, Unique Software does not include computer software that is licensed under the Excluded Licenses.

               "Excluded Licenses" means contracts, licenses, or other agreements currently in effect relating to any Intellectual Property that constitutes: (i) "shrink wrap" software; or (ii) third party software generally available to the public.

               "Intellectual Property" means any or all of the following and all rights in, arising out of, or associated therewith, whether registered or unregistered, as applicable: (i) United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) inventions and discoveries (whether or not patentable and whether disclosed or undisclosed), disclosures on inventions, trade secrets, proprietary information, know-how, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) copyrights, copyright registrations and applications therefor and all other corresponding rights thereto throughout the world; (iv) industrial designs and any registrations and applications therefor throughout the world; (v) trade names, logos, common law trademarks and service marks, and trademark and service mark registrations and applications therefor and all goodwill associated with the foregoing throughout the world; (vi) data bases and data collections and all rights therein throughout the world; (vii) all Web addresses, sites and domain names; (viii) computer software; (ix) any similar corresponding or equivalent rights to any one of the foregoing; and (x) all documentation directly related to any of the foregoing.

               "Registered Intellectual Property" means all of the following items of Intellectual Property owned by Unique or any of its subsidiaries: (i) United States and foreign patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent to use applications or other registrations related to trade identity and trademarks; (iii) registered copyrights and applications for copyright registration; (iv) mask work registrations and applications to register mask works; (v) all Web addresses, sites and domain names; and (vi) any other Intellectual Property that is the subject of an application, certificate or registration filed with, issued by, or recorded by, any state, government, or other public legal authority.

               "Unregistered Intellectual Property" means all Intellectual Property owned by Unique, other than the Registered Intellectual Property and Unique Software, that is relevant to conducting the business as now being conducted including: (i) disclosures on inventions; (ii) trade secrets, documented know-how, proprietary processes, and other documented proprietary information relevant to conducting the business of Unique; (iii) unregistered trademarks; and (iv) all unregistered Web addresses, sites and domain names.

               (b) Schedule 4.15(b) contains a complete list (showing in each case the registered or other owner, registration, application or issue date and number, if any) of all Registered Intellectual Property.

               (c) Unique or any of its subsidiaries (i) owns all rights, title, and interest in all Unique Intellectual Property free and clear of any encumbrance, including ownership of pending and accrued causes of action for patent, trademark, or copyright infringement, misappropriation, and unfair business practice and has the sole and exclusive right to bring actions for infringement and misappropriation of such Unique Intellectual Property, and (ii) owns free and clear of any encumbrances or otherwise has the right to all Intellectual Property necessary to conduct the business of Unique or any of its subsidiaries as it is currently conducted, including its design, development, manufacture, and sale of its products, services and Unique Software (including those products, services and Unique Software currently under development), except where noncompliance with the foregoing would not have a Material Adverse Effect.

               (d) Each item of Registered Intellectual Property is valid and subsisting; all necessary registration, maintenance or annuity, and renewal fees in connection with such item of Registered Intellectual Property have been made; all necessary documents and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property; and all patent, trademark, service mark and copyright applications set forth on Schedule 4.15(b) have been duly filed.

               (e) All employees, agents, consultants, contractors, or other persons who have contributed to or participated in the creation or development of any Unique Intellectual Property, including Computer Software: (i) made such contribution pursuant to and within the scope of employment with Unique or any of its subsidiaries as an employee or otherwise as a party to a "work-for-hire" agreement under which Unique or any of its subsidiaries is deemed to be the owner and/or author, as applicable, of all right, title, and interest therein; or (ii) have executed a written assignment or other agreement to assign in favor of Unique or any of its subsidiaries legally transferring to Unique or any of its subsidiaries all right, title and interest in such Unique or any of its subsidiaries Intellectual Property and ownership of all pending and accrued causes of action relating thereto.

               (f) Except as set forth on Schedule 4.15(f), all employees and non-employees (including interns, trainees, independent contractors to Unique, vendors, customers, joint-venturers, and other potential claimants) who have had access to any Unique Intellectual Property, including Unique Software, have executed a confidentiality agreement, prior to receipt of Unique confidential/proprietary information.

               (g) Except as set forth on Schedule 4.15(g): (i) Unique and its subsidiaries have complete and exclusive right, title and interest in and to Unique Software (taken as a whole); (ii) no third party has any interest in, or right to compensation from Unique or any of its subsidiaries by reason of, the use, exploitation, or sale of Unique Software; (iii) to Stockholders' knowledge, none of Unique Software contains any source code or portions of source code (including any "canned program" or "free-ware") created by any party other than the authors of Unique Software on behalf of Unique constituting a material portion of such Unique Software, (iv) Unique Software is not subject by agreement to any transfer, assignment, site, equipment, or other operational limitation, and no situation, matter, or agreement exists that would prevent Unique or any of its subsidiaries from making any change to Unique Software or combining it with other software in a lawful manner, subject to restrictions under applicable patent laws; (v) Unique and its subsidiaries have maintained and protected Unique Software with appropriate proprietary notices (including, without limitation, the notice of copyright in accordance with the requirements of 17 U.S.C. (S) 401), confidentiality and non-disclosure agreements and such other measures as are reasonably necessary to protect the proprietary, trade secret or confidential information contained therein; (vi) Unique Software is eligible for protection and registration under applicable U.S. copyright law and has not been forfeited to the public domain; (vii) Unique and its subsidiaries have copies of all releases or separate versions of Unique Software so that the same may be subject to registration in the United States Copyright Office;
(viii) to the knowledge of Stockholders without further inquiry, Unique Software does not infringe any copyright or other Intellectual Property rights of any other person; (ix) any Unique Software includes the source code, system documentation, statements of principles of operation and schematics, as well as any pertinent commentary, explanation, program (including compilers), workbenches, tools, and higher level (or "proprietary") language used for the development, maintenance, implementation and use thereof, so that a trained computer programmer could develop, maintain, support, compile and use all releases or separate versions of the same that are currently subject to maintenance obligations by Unique or any of its subsidiaries; (x) there are no agreements or arrangements in effect with respect to the marketing, distribution, licensing or promotion of Unique Software by any other person; and
(xi) neither Unique nor any of its subsidiaries has any source code for Unique Software or other Unique Intellectual Property in escrow; and (xii) neither Unique nor any of its subsidiaries has received notice of, and neither Unique nor any of its subsidiaries has knowledge of, any complaint, assertion, threat, or allegation inconsistent with the preceding statements in this paragraph.

               (h) No claims of any kind have been made by Unique or any of its subsidiaries against any third party that, and Stockholders have no knowledge that, any third party infringes, or has previously infringed, misappropriates, or has previously misappropriated any Unique Intellectual Property.

               (i) No claims of any kind have been made or asserted by any party against Unique or any of its subsidiaries, or, to the knowledge of Stockholders, against or to Unique's employees, agents or contractors, customers, vendors, suppliers, or distributors claiming or alleging that Unique or any of its products (including products currently under development), services, or methods of operation infringe, have infringed, contribute to the infringement or induce the infringement of, misappropriate the Intellectual Property of any third party, violate the right of any Person (including rights of privacy or publicity), or constitute unfair competition, nor is Unique or any of its subsidiaries aware of or on notice of any such infringement, misappropriation or violation. To Stockholders' knowledge, (i) neither Unique nor any of its subsidiaries has infringed any Intellectual Property right of any third party or breached any obligation of confidentiality owed to a third party, and (ii) the continued operation of Unique's business consistent with past practices will not infringe any Intellectual Property rights of a third party.

               (j) No Unique Intellectual Property or product or service of Unique or any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the use or licensing thereof by Unique or any of its subsidiaries.

               (k) Schedule 4.15(k) contains a list (showing in each case the parties thereto and the material terms thereof) of all contracts, licenses, assignments, software escrows, and other agreements to which Unique or any of its subsidiaries is a party relating to any Intellectual Property licensed or assigned to Unique or any of its subsidiaries (collectively the "Unique Licenses") other than Excluded Licenses. Except as set forth on Schedule 4.15(k): (i) Unique Licenses listed on Schedule 4.15(k) are in full force and effect; (ii) the consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, or suspension of Unique Licenses listed on Schedule 4.15(k); (iii) Unique and its subsidiaries are in compliance with and have not breached any term of, Unique Licenses listed on Schedule 4.15(k); and (iv) to Stockholders' knowledge, all other parties to Unique Licenses listed on Schedule 4.15(k) are in compliance with, and have not breached any term of such Unique Licenses. Except as disclosed on Schedule 4.15(k), following the Closing Date, Unique will be permitted to exercise all of its rights under Unique Licenses listed on
Schedule 4.15(k) without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments that Unique or any of its subsidiaries would otherwise be required to pay.

               (l) Except as set forth on Schedule 4.15(l) and other than end-user licenses, neither Unique nor any of its subsidiaries has: (i) licensed, or otherwise authorized any third party reseller, or original equipment manufacturer (OEM) to make, have made, use or sell, copy, distribute, modify, reverse engineer, decompile, prepare derivatives of, or disclose, any Unique Intellectual Property including Unique Software; (ii) conveyed, disclosed, or licensed to any third party any proprietary or trade secret information as "trade secret" is defined in the Uniform Trade Secrets Act, under circumstances that could reasonably be expected to cause a Material Adverse Effect on Unique; and (iii) by any of its acts or omissions (or by acts or omissions of its directors, officers, employees, or agents) caused any proprietary rights in Unique Intellectual Property, including Unique Software, to be diminished, or adversely affected to any material extent.

               (m) Schedule 4.15(m) lists all contracts, licenses, software escrows, and other agreements between Unique or any of its subsidiaries and any other person wherein or whereby Unique or any of its subsidiaries has agreed to assume, or assumed, any obligation or duty to indemnify, hold harmless or otherwise assume or incur any obligation or liability with respect to the infringement by Unique or any of its subsidiaries or such other person of the Intellectual Property rights of any other person; provided, however, that the foregoing only applies to agreements for which Unique's or any of its subsidiaries' obligations are continuing as of the date of this Agreement and where compliance with such obligations could reasonably be expected cause a Material Adverse Effect on Unique.

               (n) Except as set forth in Schedule 4.15(n), there are no contracts, licenses, software escrows, and other agreements between Unique or any of its subsidiaries and any other person with respect to Unique Intellectual Property with respect to which Unique has received notice of any dispute that could be reasonably considered to be a material dispute regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by Unique or any of its subsidiaries thereunder.

               (o) No government funding or university or college facilities were used in the development of any Unique Intellectual Property in a manner that would give such government or university or college any interest in Unique Intellectual Property.

               (p) To the knowledge of Unique, (i) no product, service, or publication of Unique or any of its subsidiaries, (ii) no material published or distributed by Unique or any of its subsidiaries, and (iii) no conduct or statement of Unique or any of its subsidiaries, constitutes obscene material, a defamatory statement or material, or violates any rights, including rights of publicity or privacy, of any person.

          4.16 Insurance. Schedule 4.16 contains an accurate description
                          -------------
(including liability limits, deductibles and coverage exclusions) of all policies of fire, general liability, property, worker's compensation, errors and omissions and other forms of insurance maintained by or on behalf of Unique in connection with Unique's business as protection for Unique's assets and business. Except as set forth in Schedule 4.16 hereto, all of such policies are
                                 -------------
now in full force and amounts have been in full force and effect during the past three years. Unique has not received any notice of cancellation or material amendment of any such policies; no coverage thereunder is being disputed; and all material claims thereunder have been filed in a timely fashion.

          4.17 Licenses, Permits, Etc. Attached hereto as Schedule 4.17 is a
                                                          -------------
list and description of all material licenses, franchises, permits, easements, certificates, consents, rights and privileges, and governmental authorizations necessary or appropriate to the conduct of the business of Unique (collectively, "Licenses and Permits"). All such items are in full force and effect and complete and correct copies thereof have been furnished to Newport. Unique is in compliance in all material respects with all conditions or requirements imposed by or in connection with such Licenses and Permits and with respect to the operations of its business and has not received any notice, nor do the Sellers have any knowledge or reason to believe, that any governmental authority intends to cancel, terminate or modify any of such Licenses or Permits or that valid grounds for any such cancellation, termination or modification currently exist, except that, by reason of change of ownership of Unique, the Licenses and Permits so denoted on Schedule 4.17 will
                                                            -------------
have to be transferred or reissued to Newport. Assuming proper and timely submission by Newport of applications therefor and reasonable cooperation by Newport with the appropriate authorities, Unique has no reason to believe that Newport will not be able to obtain, by transfer or initial application, the Licenses and Permits now held by Unique on substantially the same terms and conditions as are now applicable to Unique, for the operation of Unique's business, commencing as of the Closing, as those contained in Schedule 4.17.
                                                              -------------

          4.18 Litigation. Except as set forth in Schedule 4.18 hereto, there is
                                                  -------------
neither (a) any action, suit, proceeding or investigation, nor (b) any counter or cross-claim in an action brought by or on behalf of Unique, whether at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that is pending or, to the best knowledge of the Stockholders, threatened, against Unique, which (i) could reasonably be expected to affect adversely Unique's ability to perform its obligations under this Agreement or the agreements referenced herein or complete any of the transactions contemplated hereby or thereby, or (ii) involves the reasonable possibility of any judgment or liability, or which may become a claim, against Newport, Unique or its business or any of the assets of Unique prior to or subsequent to the Closing. Except as set forth in Schedule 4.18, none of the Sellers is subject to
                                -------------
any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over Unique, any of its assets or Unique's business.

          4.19 Compliance with Laws. Since the date of incorporation, Unique has complied with all applicable foreign, federal, state, municipal and other political subdivision or governmental agency statutes, ordinances and regulations, including, without limitation, those imposing Taxes, in every applicable jurisdiction, in respect of the ownership of its assets and properties and the conduct of its business where the effect of failure to so comply would have a Material Adverse Effect. Except as disclosed in Schedule
                                                                    --------
4.19 hereto, and without limiting the generality of this Section 4.19, there are
----                                                     ------------
no unresolved (i) proceedings or investigations instituted or, to the best knowledge of the Sellers, threatened, by any such governmental authorities against Unique or relating to Unique's business, or (ii) citations issued or, to the best knowledge of the Stockholders, threatened against Unique or Unique's business by any governmental authorities, or (iii) other notices of deficiency or charges of violation brought or, to the best knowledge of the Stockholders, threatened against Unique or Unique's business, including under any federal or state regulation or otherwise, which could have, individually or in the aggregate, a Material Adverse Effect on Unique's business or any of the assets of Unique, or interfere with the maintenance, or the transfer or reissuance to Newport, of the permits, licenses, franchises, certificates, authorizations or any right to operate held by Unique; and, to the best knowledge of the Stockholders, there are no facts or circumstances upon which any such proceedings, investigations, citations, notices, disallowances or charges may be instituted, issued or brought hereafter.

          4.20 Employees.

               (a)  Except as described in Schedule 4.20, Unique is not a party
                                           -------------
to, nor does Unique have any obligation pursuant to any oral or written agreement, collective bargaining or otherwise, with any party regarding the rates of pay or working conditions of any of its employees, nor is Unique obligated under any agreement to recognize or bargain with any labor organization or union on behalf of such employees, nor has Unique experienced any strikes, grievances or other collective bargaining disputes. No organizational effort has been or is currently being made or threatened by or on behalf of any labor union with respect to employees of Unique.

               (b) Neither Unique nor any of its officers, directors, or employees has been charged or, to Sellers' knowledge, threatened with the charge of any unfair labor practice, with respect to the business of Unique. To the Stockholders' knowledge, no facts exist which could reasonably be expected to give rise to such a charge.

               (c) Unique is in compliance in all material respects with all applicable federal and state laws and regulations concerning the employer-employee relationship and with all agreements relating to the employment of the employees, including applicable wage and hour laws, worker compensation statutes, unemployment laws, and social security laws.

               (d)  Except as described in Schedule 4.20, there are no pending,
                                           -------------
nor within the past three years have there been, nor, to Stockholders' knowledge, are there threatened, claims, investigations, charges, citations, hearings, consent decrees, or litigation concerning: wages, compensation, bonuses, commissions, awards, or payroll deductions; equal employment or human rights violations regarding race, color, religion, sex, national origin, age, handicap, veteran's status, marital status, disability, or any other recognized class, status, or attribute under any federal or state equal employment law prohibiting discrimination; representation petitions or unfair labor practices; grievances or arbitrations pursuant to workers' compensation; wrongful termination, negligent hiring, invasion of privacy or defamation; or immigration (collectively, "Labor Claims").

               (e) Unique is not liable for any unpaid wages, bonuses, or commissions (other than those not yet due) or any tax, penalty, assessment, or forfeiture for failure to comply with any of the foregoing. Except as disclosed on Schedule 4.20, Unique has not made any promises for the payment of any
   -------------
bonuses, backpay or other remuneration to any employees, contractors, interns or other persons for their work on behalf of such entity.

               (f)  Except as described on Schedule 4.20, all employees are
                                           -------------
employees at-will and for indefinite terms and there is no outstanding agreement or arrangement with respect to severance payments. Except as disclosed on
Schedule 4.20, and to the knowledge of Stockholders, no officer, or group of
-------------
employees, has any plans to terminate employment with Unique.

               (g) No Stockholder is aware that any employee is obligated under any contract or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would conflict with the obligation of such employee to use best efforts to promote the interests of Unique.

               (h) To the best of Stockholders' knowledge no employee has: (i) violated or may be violating any of the terms or conditions of any employment, non-competition, or non-disclosure agreement between such employee and any former employee or other third party, (ii) disclosed or may be disclosing, or utilized or may be utilizing, any trade secret or proprietary information or documentation of such third party, except as set forth in Schedule 4.20, or
                                                          -------------
(iii) interfered or may be interfering, in the employment relationship between such third party and any employee or any former employee. To the best of Stockholders' knowledge, no third party has requested information from Unique which suggests that such a claim might be contemplated.

               (i)  Attached hereto as Schedule 4.20 is a true and complete list
                                       -------------
of the names of all elected or appointed officers and all elected directors of Unique.

          4.21 Labor and Employment Agreements.

               (a) As used herein, the following terms shall have the meanings specified below:

                    (i)   "Employee Plan" shall refer to any plan, program,
                           --------------
policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by Seller or any affiliate for the benefit of any "Employee" (as defined below), and pursuant to which Seller or any affiliate has or may have any material liability contingent or otherwise;

                    (ii)  "Employee" shall mean any current, former, or retired
                           --------
employee, officer, consultant, independent contractor, agent or director of Seller or any affiliate;

                    (iii) "Employee Agreement" shall refer to each management,
                           ------------------
employment, severance, consulting or similar agreement or contract between Seller or any affiliate and any Employee.

               (b) Schedule 4.21 contains an accurate and complete list of each Employee Plan and each Employee Agreement, together with a schedule of all liabilities, whether or not accrued, under each such Employee Plan. Except as set forth in Schedule 4.21, Unique does not have any plan or commitment, whether
             -------------
legally binding or not, to establish any new Employee Plan or Employee Agreement, to modify any Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Newport in writing, or as required by this Agreement), or to enter into any Employee Plan or Employee Agreement, nor do they have any intention or commitment to do any of the foregoing.

               (c) Unique has provided to Newport: (i) correct and complete copies of all documents embodying each Employee Plan and each Employee Agreement including all amendments thereto and copies of all forms of agreement and enrollment used therewith; (ii) the most recent annual actuarial valuations, if any, prepared for each Employee Plan; (iii) all taxing or other governmental authority opinion, notification or determination letters and rulings relating to Employee Plans and copies of all applications and correspondence to or from any taxing or other governmental authority with respect any Employee Plan; (iv) if the Employee Plan is funded, the three (3) most recent years of annual and periodic accounting of Employee Plan assets; (v) all material agreements and contracts relating to each Employee Plan, including but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; and (vi) all communications material to any Employee or Employees relating to any Employee Plan and any proposed Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Unique.

               (d) (i) Unique has performed all obligations required to be performed by it under each Employee Plan and Employee Agreement; (ii) there are no actions, suits or claims pending, or, to the knowledge of the Sellers, threatened or anticipated (other than routine claims for benefits) against any Employee Plan or against the assets of any Employee Plan or under any Employee Agreement; (iii) Unique shall perform all obligations required to be performed by Unique under each Employee Plan and Employee Agreement between the date of this Agreement and the Closing; (iv) each Employee Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to Unique or Newport (other than claims for benefits accrued or otherwise properly payable thereunder prior thereto, and ordinary administration expenses typically incurred in a termination event); (v) there are no inquires or proceedings pending or, to the knowledge of the Sellers threatened by any governmental authority with respect to any Employee Plan or Employee Agreement; (vi) Unique is not subject to any penalty or Tax with respect to any Employee Plan or Employee Agreement; (vii) to Stockholders' knowledge, no prohibited transaction within the meaning of Section 4975 of the Internal Revenue Code 1986, as amended (the "Code") or Section 406 or 407 of the Employee Retirement Income Security Act ("ERISA"), and not otherwise exempt under Section 408 of ERISA or Section 4975 of the Code, has occurred with respect to any Employee Plan; and (viii) each Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under
Section 501(a) of the Code has either received a favorable determination letter with respect to each such Plan from the IRS or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such determination letter and make any amendments necessary to obtain favorable determination, and, to Stockholders' knowledge, nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such Employee Plan.

               (e) Unique has not now, nor has ever, maintained, established, sponsored, participated in, or contributed to, any pension plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

               (f) No Employee Plan provides, or imposes any obligations to provide life insurance, health or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by applicable law, and Unique has not represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, health or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by applicable law. Except to the extent (if any) to which provision or allowance has been made in the Balance Sheets or is otherwise required in connection with the transactions contemplated by this Agreement, no liability has been incurred by Unique to make any redundancy payments or any protective awards or to pay damages or compensation (or wrongful or unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employee) and no gratuitous payments have been made or promised by Unique in connection with the actual or proposed termination or suspension of employment or variation or any contract of employment of any present or former director or employee.

               (g) The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) under any Employee Plan, Employee Agreement, trust or loan constitute an event that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

          4.22 Bank Accounts and Powers of Attorney. Attached hereto as Schedule
                                                                        --------
4.22 is a list setting forth:
----

               (a) the name of each bank, savings and loan or other financial institution in which Unique has any account or safe deposit box, the account name and number of each such account or safe deposit box, and the names of all persons authorized to draw thereon or have access thereto;

               (b) the name of each person, corporation, firm association, or business entity or enterprise holding a general or special power of attorney from Unique and a summary of the terms thereof; and

               (c) the name and address of each person holding a credit card for which Unique is responsible.

          4.23 Warranties and Liabilities. Except as set forth on Schedule 4.23,
                                                                  -------------
Unique has not given or made any express warranties to third parties with respect to any products sold or services performed by Unique, and except for the warranties contained in certain of the contracts listed in Schedule 4.14, the
                                                           -------------
Stockholders have no knowledge of any fact or of the occurrence of any event forming the basis of any present or future claim against Unique not covered by insurance, for liability in connection with the performance of services by Unique or on account of any express or implied warranty in connection therewith.

          4.24 Questionable Payments. Unique has not made, and the Stockholders have no knowledge or information that any shareholder, officer, director, employee, agent or other representative acting on its behalf has made, directly or indirectly, any bribes, kickbacks, or political contributions with corporate funds, payments from corporate funds not recorded on the books and records of Unique, payments from corporate funds which were falsely recorded on the books and records of Unique, payments from corporate funds to governmental officials in their individual capacities or illegal payments from corporate funds to obtain or retain business either within the United States of America or abroad.

     4.25 Brokers. Except as set forth on Schedule 4.25, Unique is not a party
                                          -------------
to or in any way obligated under any contract or other agreement regarding, and there are no outstanding claims against it for the payment of, any broker's or finder's fee in connection with the origin, negotiation, execution, or performance of this Agreement or the transactions contemplated hereby.

     4.26 No Default. There has been no default in any material respect in any obligation to be performed by Unique under any contract, lease, agreement, commitment or undertaking to which either is a party or by which Unique or its respective assets or properties are bound, nor has Unique waived without consideration therefor any material right under any such contract, lease, agreement, commitment, or undertaking.

     4.27 Conflict of Interest. Except as set forth in Schedule 4.27, neither
                                                       -------------
Unique, nor any officer, director or affiliate (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) of Unique or any member of the immediate family of any such person:

          (a) has any direct or indirect interest in (A) any entity which does business with Unique, or (B) any property, asset or right which is used by Unique in the conduct of its business, or (C) any competitor of Unique;

          (b)  has any contractual relationship with Unique; or

          (c) has been involved in any transaction with Unique during the past three (3) years.

     4.28 Books and Records. The books and records of Unique are in all material respects complete and correct and have been maintained in accordance with good business practice and generally accepted accounting principles.

     4.29 Environmental and Safety Matters.

          (a) Hazardous Material. As of the date hereof, to the knowledge of the Sellers, no underground storage tanks are present under any property that Unique has at any time owned, operated, occupied or leased. As of the date hereof, no material amount of any substance that has been designated by any governmental entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material"), but excluding office and janitorial supplies, are present, as a result of (a) the actions of Unique or (b) to the Seller's knowledge, any third party's actions or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water, that Unique has at any time owned, operated, occupied or leased.

          (b) Hazardous Materials Activities. At no time has Unique transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing, nor has Unique disposed of, transported, sold, or manufactured any product containing a Hazardous Material, or contracted with any person to take any such action (collectively, "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity, which such violation would have a Material Adverse Effect on Unique, taken as a whole.

               (c) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the knowledge of the Sellers, threatened concerning any environmental permit or any Hazardous Materials Activity of Unique. Unique is not aware of any fact or circumstance which could involve Unique in any environmental litigation or impose upon any environmental liability which would have a Material Adverse Effect on Unique, taken as a whole.

          4.30 Confidentiality. Except as otherwise set forth in the Disclosure Schedule, since the date of incorporation of Unique, Unique has taken adequate steps necessary to maintain the continuing protection of its proprietary, confidential and trade secret information and Intellectual Property, provided that Unique has not required its employees to sign nondisclosure and inventions assignment agreements, has not in all cases required non-employees to sign such agreements, and has not actively pursued patent, trademark, tradename, copyright or other similar protections.

          4.31 Operational Restrictions. Neither Unique nor any Seller is a party to any undisclosed agreement or instrument or subject to any undisclosed charter or other corporate restriction or any undisclosed judgment, order, writ, injunction, decree, or order, which materially adversely affects, or in the future could materially adversely affect, Unique's business, or any of the assets of Unique or the ability of Unique to consummate the transactions contemplated by this Agreement. Except as disclosed in Schedule 4.31, none of
                                                       -------------
the Stockholders knows of any facts, circumstances or events which result, or with the passage of time may result, in any material adverse change in the condition (financial or other), operating results, business or prospects of Unique's business.

          4.32 Business Relations.  Except as disclosed on Schedule 4.32, no
                                                           -------------
Stockholder has any knowledge that (i) any customer listed on Schedule 4.32 will
                                                              -------------
cease to do business with Unique after the consummation of the transactions contemplated hereby on substantially the same terms and at substantially the same levels (considered on an annualized basis) as previously conducted with Unique; or (ii) any vendor of goods or services to Unique expects or intends to increase the cost of goods or services provided by such vendor to Unique; or
(iii) that any customer or client of Unique has required or intends to request any decrease in the cost of services provided by Unique.

          4.33 Complete Copies of Materials. The Sellers have delivered to Newport true and complete copies of each document (or summaries of same) referred to in a Schedule to this Agreement.

          4.34 Full Disclosure. All of the representations and warranties made by the Sellers in this Agreement, and all statements set forth in the certificates delivered by the Sellers at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading.

     5. Representations and Warranties of Newport. Newport represents and warrants to and agrees with the Sellers that:

          5.1 Organization and Existence. Newport is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite corporate power to carry on its business as now conducted. Except as disclosed in Schedule 5.1, Newport is qualified to do
                                   ------------
business as a foreign corporation and is in good standing in every jurisdiction in which the character or location of the assets owned by it or the nature of the business transacted by it require such qualification where the failure to so qualify would not have a Material Adverse Effect.

          5.2 Authority. Newport has the corporate power and has taken or will take all necessary and proper corporate action to authorize and approve the applicable Transaction Documents and the consummation hereof, and the execution and delivery of the applicable Transaction Documents and consummation hereof do not and will not violate any provision of any judicial or governmental decree, order, or judgment or conflict with, or result in a breach of or constitute a default under, the Articles of Incorporation or Bylaws of Newport or any agreement or instrument to which either of them is a party or by which either is bound. The execution, delivery, and performance by Newport of the applicable Transaction Documents and the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of Newport and no further corporate action is necessary on the part of Newport, assuming due execution by the other parties hereto and thereto.

          5.3  Securities Law Compliance.

               (a) Newport represents and warrants that it is acquiring the Shares for its own account, and not as nominees or agents for any other persons, and for investment and not with a view to distribution or resale thereof.

               (b) Newport has furnished the Stockholders with copies of Newport's Annual Report on Form 10-K for its fiscal year ended December 31, 1999, filed by Newport with the Securities Exchange Commission (the "Commission"), its Proxy Statement for its 2000 Annual Meeting and its reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000. Such reports were accurate and complete in all material respects and did not omit any material information required to be set forth therein.

               (c) The financial statements of Newport included in its Annual Report on Form 10-K for its fiscal year ended December 31, 1999 and its reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000 are complete and correct in all material respects and in accordance with the books of account and records of Newport, and present fairly the financial position of Newport at the dates indicated and the results of its operations and the changes in its financial position for the periods then ended, in accordance with generally accepted accounting principals consistently applied.

               (d) Since June 30, 2000, there has been no adverse change in the business, prospects or condition, financial or otherwise, of Newport, except changes in the ordinary course of business that in the aggregate have not been materially adverse.

               (e) The Newport Shares issuable pursuant to this Agreement will be duly authorized, validly issued, fully paid and non-assessable voting stock, free from preemptive rights of existing stockholders of Newport.

               (f) Newport acknowledges and agrees that the certificates representing the Shares shall contain the following, or a substantially similar, legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE
          HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT
          OF 1933 (THE "ACT"); THEY HAVE BEEN ACQUIRED BY
          THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED,
          HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE
          DISPOSED OF UNLESS THESE SECURITIES ARE FIRST
          REGISTERED UNDER THE ACT OR THE HOLDER FURNISHES
          THE ISSUER WITH AN OPINION OF COUNSEL, REASONABLY
          ACCEPTABLE TO THE ISSUER, THAT THE PROPOSED
          TRANSACTION IS EXEMPT FROM REGISTRATION UNDER
          SUCH ACT."

          5.4 Full Disclosure. All of the representations and warranties made by Newport in this Agreement, and all statements set forth in the certificates delivered by Newport at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading.

     6. Covenants of Sellers Pending the Closing. Between the date hereof and the Closing, and except as otherwise consented to by Newport in writing, each of the Sellers jointly and severally covenant as follows:

          6.1 Trade Secrets. The Sellers shall use their best efforts to assist Newport in obtaining from all key Unique personnel executed copies of Newport's Employee Proprietary Information Agreement in the form of Exhibit E
                                                                    ---------
hereto.

          6.2 Public Announcements. Neither Newport, the Sellers, nor Unique shall make any public announcement or statement with respect to this Agreement or the Merger without the prior written consent of the other parties. If any party desires to make a joint announcement or statement, the parties will consult with each other and exercise reasonable efforts to agree upon the text of a joint public announcement or statement to be made by Newport and Unique and/or the Sellers.

          6.3 Tax Liability. Stockholders shall each be entitled to receive a payment from Unique, prior to Closing, which is reasonably necessary to cover any respective individual tax liability to each such Stockholder in connection with Unique's status as a Subchapter S corporation; provided, however, that to the extent any such payment exceeds any such individual tax liability, such portion of the payment will be refunded to Newport by the respective Stockholder.

     7. Covenants of Newport Following the Closing.

          7.1  Registration of Newport Shares.

               (a) Newport shall use its best efforts to register for resale the Newport Shares issued to the Sellers under the Securities Act of 1933, as amended (the "Securities Act"). With respect to the Newport Shares to be registered, Newport shall take the following actions:

                    (i)   Prepare promptly, and in no event later than fifteen
(15) days following the Closing, file, and use its commercially reasonably best efforts to cause to become effective as soon as practicable with the Commission and keep effective for a period of three (3) years following the Closing, a registration statement (the "Registration Statement"), and reasonable and necessary amendments, regarding such Newport Shares (and no other securities of Newport in such registration statement; provided that nothing in this subdivision (i) of subsection (a) of Section 7.1 shall prohibit Newport from filing any separate registration statement that pertains to other Newport securities);

                    (ii) Furnish to the Stockholders such numbers of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto, in conformity with the requirements of the Securities Act;

                    (iii) Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of the state of California and such other jurisdictions reasonably deemed necessary by Stockholders, and prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements and to take such other actions as may be necessary to maintain such registration and qualification as necessary;

                    (iv) Notify the Stockholders, at any time when a prospectus relating to securities covered by the Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Newport will promptly amend or supplement the Registration Statement to correct any such untrue statement or omission;

                    (v) Notify the Sellers of the issuance by the Securities Exchange Commission ("SEC") or any state securities regulatory authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for the purpose; and

                    (vi) Do such other actions or make available to the Stockholders such documents as reasonably required under the Securities Act and as reasonably requested in relation to the registration of securities covered by the Registration Statement.

               (b) Notwithstanding the foregoing, Newport shall not be obligated to take any action pursuant to this Section 7.1:

                    (i) in any particular jurisdiction in which Newport would be required to execute a general consent to service of process in affecting such registration, qualification or compliance, unless Newport is already subject to service in such jurisdiction and except as may be required by the Securities Act;

          (ii) if, at such time, the Newport Shares held by the Sellers are freely tradeable without regard to any volume restrictions under Rule 144 promulgated under the Securities Act;

          (iii) during the period starting with the date sixty (60) days prior to Newport's estimated date of filing of, and ending on the date three (3) months immediately following, the effective date of any registration statement pertaining to securities of Newport (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that Newport is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

          (iv) if Newport shall furnish to the Sellers a certificate signed by the Chief Executive Officer of Newport stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to Newport or its shareholders for registration statements to be filed in the near future, then Newport's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed sixty (60) days.

          (v) Newport hereby represents and warrants that it has no current intention of filing a registration statement and does not know of any current or pending event that would trigger or might reasonably be expected to trigger the application of clauses (iii) and (iv) above.

     (c) All expenses incurred in connection with registrations pursuant to this Section 7.1, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Newport, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration and the reasonable fees and disbursements of one counsel for all of the Stockholders, shall be borne by Newport. All underwriting discounts, selling commissions and stock transfer taxes applicable to the Newport Shares being registered by the Stockholders shall be borne by the Stockholders. Newport's obligations to use its best efforts to register such Newport Shares pursuant to this Section 7.1 shall be conditioned upon the execution and delivery by the Sellers of customary indemnification agreements, in form reasonably satisfactory to Newport and its counsel, relating to such registration.

      (d) The obligations of Newport to register the Newport Shares shall not be transferable by the Stockholders except (i) in connection with a transfer of the Newport Shares to a Stockholder's ancestors, decedents or spouse (or former spouse in connection with dissolution proceedings) on death or otherwise, or to a trust from their benefit. Stockholders shall give prompt notice of any such transfer.

  7.2 Additional Newport Representations and Covenants.

      (a) Newport has no current plan or intention to reacquire any of its stock issued pursuant to this Agreement.

               (b) Newport has no current plan or intention to cause Unique to issue additional shares of Unique stock that would result in Newport owning less than 80% of all shares of Unique.

               (c) Newport has no current plan or intention to liquidate Unique; to merge Unique into any other corporation; to cause Unique to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business; or to sell or otherwise dispose of any Unique stock acquired in the transaction except for transfers described in Code (S) 368(a)(2)(C).

               (d) It is the present intention of Newport to continue at least one significant historic business line of Unique, or to use at least a significant portion of Unique's historic business assets in a business, in each case within the meaning of Section 1.368-1(d) of the Treasury Regulations.

          7.3 Tax Periods Ending on or Before the Closing. Stockholders shall prepare or cause to be prepared and file or cause to be filed all income Tax Returns for Unique for all periods ending on or prior to the Closing. Stockholders shall permit Newport to review and comment on each such Tax Return prior to filing. To the extent permitted or required by applicable law, the Stockholders shall include any income, gain, loss, deduction or other tax items for such periods on their Tax Returns in a manner consistent with the Schedule K-1s for such periods and, to the extent any such loss, deduction or other tax items results in a tax refund to one or more Stockholders, such Stockholders shall be entitled to retain any Tax refunds for such periods.

          7.4 Cooperation on Tax Matters. Newport, Unique and the Stockholders shall cooperate fully, as and to the extent reasonably requested by any party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon any other party's request) the provision of records and information that are reasonably relevant to any such filing, audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Each party agrees (a) to retain all books and records with respect to Tax matters pertinent to Unique relating to any taxable period beginning before the Closing until the expiration of the statute of limitations (and, to the extent notified by any party, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (b) to give the other parties reasonable written notice prior to transferring, destroying or discarding any such books and records and, if any party so requests, allowing any party to take possession of such books and records or copies thereof.

     8. Conditions to Obligations of the Sellers. The obligations of the Sellers under this Agreement shall, at the option of the Sellers, be subject to the following conditions:

          8.1 Newport's Representations and Warranties True at Closing. There shall not be any material error, misstatement or omission in the representations and warranties made by Newport in Section 5 hereof; the representations and warranties made by Newport herein shall be deemed to have been made again at and as of the time of Closing and shall then be true in all material respects.

          8.2 Performance of Covenants. Newport shall have performed and complied with all agreements and conditions required by this Agreement to be performed by it at or prior to the Closing.

          8.3 Certificate of Officers. The Sellers shall have received a certificate, dated as of the Closing, of the Chief Financial Officer of Newport, as to Newport's satisfaction of the conditions set forth in Sections 8.1 and 8.2 hereof.

          8.4 Employment Agreements. Newport shall have entered into the Employment Agreements, substantially in the form attached hereto as Exhibits B-1
                                                                    ------------
thru B-4, with Hickle, Pollock, West and Dane, respectively.
--------

     9. Conditions to Obligations of Newport. The obligations of Newport under this Agreement shall, at the option of Newport, be subject to the following conditions:

          9.1 Seller's Representations and Warranties True at Closing. There shall not be any material error, misstatement, or omission in the representations and warranties made by the Sellers in Section 4 hereof.

          9.2 Opinion of Seller's Counsel. Newport shall have received an opinion of Squire, Sanders & Dempsey L.L.P., counsel for the Sellers, dated as of the Closing, substantially in the form and to the effect of Exhibit D hereto.
                                                               ---------

          9.3 No Damage or Destruction. Prior to Closing there shall not have occurred any casualty to any facility, property, or equipment owned or used by Unique which is materially adverse and significant to the business, financial condition, or operations of Unique taken as a whole.

          9.4 Certificates; Consents. Newport shall have received the following documents:

               (a) Certificates of Good Standing, as of a recent date, from the Arizona Corporation Commission and Tax Clearance Certificates from the Arizona Department of Revenue (Franchise Tax Board and the State Board of Equalization);

               (b) A certificate from Unique signed by a duly authorized officer of Unique and each shareholder thereof and dated as of the Closing, certifying that (i) all representations and warranties of the Sellers were true and correct in all material respects when made and remain true and correct in all material respects as of the Closing; (ii) all of the respective covenants, agreements, obligations and conditions of such parties required to have been performed as of or prior to the Closing have been fully performed and complied with; and (iii) all of the conditions to Newport's obligations under this Agreement required to be satisfied by such parties by the Closing have been satisfied and fulfilled;

               (c) A certificate from Unique signed by the Secretary of Unique, and dated as of the Closing, as to (i) the incumbency of each officer of Unique executing the certificate being delivered pursuant to Section 9.4(b) above, and
(ii) the accuracy and completeness of the copy of the Bylaws of Unique attached thereto;

               (d) If available, a Certificate of Release for Unique from the appropriate Employment Authority of Arizona;

               (e) A Shareholder Representation Letter signed by each Stockholder; and

               (f) Consents to the change in control of Unique required pursuant to all agreements, licenses and/or permits listed or required to be listed on Schedules 4.1 and 4.17 hereto.

          9.5 UCC Termination Statements. The Sellers shall have delivered or caused to be delivered to Newport, at or before the Closing, UCC Termination Statements and such other releases as Newport may reasonably request, duly completed and executed by each person having any security interest, lien, claim or other encumbrances or adverse interests in or on any of the assets of Unique listed on Schedule 9.5 hereto, in order to evidence the termination thereof.

          9.6 Non-Disclosure Agreements; Employment Agreements. All management personnel of Unique shall have executed and delivered Newport's Employee Proprietary Information Agreement substantially in the form of Exhibit E hereto,
                                                               ---------
and Hickle, Pollock, West and Dane shall have respectively executed and delivered the Employment Agreements in the form of Exhibits B-1 thru B-4.
                                                   ---------------------

          9.7 No Material Adverse Changes. There shall have been no change in the business, financial condition, or results of operations of Unique since the date hereof which has had a Material Adverse Effect or could reasonably be expected to have a Material Adverse Effect.

          9.8 Blue Sky Matters. All state securities law and blue sky act permits or approvals required to carry out the transactions contemplated hereby shall have been received.

          9.9 No Options. Immediately prior to the Closing, there shall be no outstanding options or warrants, in respect of any of the Shares, or any other securities convertible into or exchangeable for any of the Shares.

          9.10 Non-Competition Agreements. Hickle, Pollock, West and Dane shall have executed and delivered to Newport a Non-Competition Agreement, in the form attached hereto as Exhibits C-1 thru C-4.
                   ---------------------

          9.11 Resignations. Each Stockholder (and each representative of Stockholder) who is a member of Unique's Board of Directors or a Unique officer immediately prior to the Closing shall have delivered to Newport such person's resignation from Unique's Board of Directors.

     10. Mutual Conditions to Obligations of Newport and the Sellers. The obligations of Newport and the Sellers under this Agreement shall, at the option of any of them, be subject to the following conditions.

          10.1 Approvals. Newport and Unique shall have received any necessary consents to, or approvals of, the transactions contemplated by this Agreement of any governmental agencies and authorities, and such approvals and the transactions contemplated hereby shall not have been contested by any federal or state governmental authority by formal proceeding and no party hereto shall have any knowledge of the existence of any fact or the occurrence of any event forming the basis for a reasonable belief that such approvals or the transactions contemplated hereby will be contested by any federal or state governmental authority or by any other third party by formal proceeding.

          10.2 No Litigation. No material claim, action, suit, proceeding, litigation, or investigation which challenges the consummation of the transactions contemplated in this Agreement or which seeks to enjoin any of the transactions contemplated herein, shall be instituted or threatened against any party hereto by any governmental authority or by any other third party and no party hereto shall have any knowledge of the existence of any fact or the occurrence of any event forming the basis for a reasonable belief that any such claim, action, suit, proceeding, litigation, or investigation will be instituted or threatened against any party hereto.

          10.3 Nature of Statements. All covenants, agreements, and statements contained herein, in any Schedule hereto or in any certificate or other instrument delivered by or on behalf of Unique, the Sellers or Newport pursuant to this Agreement or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the Sellers or Newport, as applicable.

          10.4 Survival of Representations and Warranties. All representations and warranties (as well as any obligations of the Stockholders under Section 11 herein) made in this Agreement or in any certificate delivered pursuant hereto or otherwise shall survive the consummation of the transactions contemplated hereby for a period of one (1) year following the Closing and after one (1) year shall be terminated and extinguished (except for the representations and warranties made in Sections 4.1 and 4.2, which shall expire after three years), except insofar as the damaged party shall have asserted in writing a specific claim setting forth the specific facts and circumstances relating thereto with respect to such representations, warranties, covenants and agreements prior to the expiration of such rights, in which event the party liable shall remain liable with respect to such claim.

     11.  Indemnity.

          11.1 Indemnification of Newport. In addition to any obligations of the Stockholders under Section 2.3(b), subject to the limitations contained in this Section, the Stockholders shall jointly and severally defend, indemnify and hold harmless Newport, its officers, directors, employees and agents from and against any and all losses, claims, judgments, liabilities, demands, charges, suits, penalties, costs or expenses, including court costs and reasonable attorneys' fees ("Claims and Liabilities") with respect to or arising from (i) the breach of any warranty or any inaccuracy of any representation made by the Sellers in this Agreement, or (ii) the breach of any covenant or agreement made by the Sellers in this Agreement. Any obligation of the Stockholders to Newport hereunder shall be satisfied solely by transferring to Newport a number of Newport Shares determined by dividing (a) the amount of such indemnification obligation by (b) the closing price per share of Newport Common Stock as reported by NASDAQ at the close of regular trading on August 30, 2000 (the "Newport Stock Price"). The remedy provided to Newport in this Section 11 shall be Newport's exclusive remedy with respect to this Agreement and any certificate delivered pursuant to this Agreement.

          11.2 Limitations. Anything to the contrary notwithstanding, (i) Newport shall not be indemnified and held harmless in respect of any Claims and Liabilities unless and until the aggregate amount of such Claims and Liabilities exceeds $100,000, in which event Newport shall be indemnified and held harmless in respect of all Claims and Liabilities, including such $100,000, (ii) Newport shall not be indemnified and held harmless in respect of any Claims and Liabilities which are covered by insurance to the extent that any net loss is reduced by such insurance, and (iii) the liability of each Stockholder to Newport under this Section 11 (which shall be Newport's sole remedy except as provided in Section 2.3(b)) shall be limited to each Stockholder's Pro Rata Share of the portion of Holdback Shares set forth in Section 2.3(a).

          11.3 Indemnification of Sellers. Newport shall defend, indemnify and hold harmless Unique, and its officers, directors, employees and agents and the Stockholders against and in respect to all Claims and Liabilities with respect to or arising from (i) breach of any warranty or any inaccuracy of any representation made by Newport, or (ii) breach of any covenant or agreement made by Newport in this Agreement.

          11.4  Claims Procedure.

                (a) Promptly after the receipt by any indemnified party (the "Indemnified Party") of notice of the commencement of any action or proceeding against such Indemnified Party, such Indemnified Party shall, if a claim with respect thereto is or may be made against any indemnifying party (the "Indemnifying Party") pursuant to this Section 11, give such Indemnifying Party written notice of the commencement of such action or proceeding (a "Notice of Claim") and give such Indemnifying Party a copy of such claim and/or process and all legal pleadings in connection therewith. The failure to give such notice shall not relieve any Indemnifying Party of any of his, her or its indemnification obligations contained in this Section 11, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. After the assumption of such defense by the Indemnifying Party with counsel reasonably acceptable to the Indemnified Party, and for so long as the Indemnifying Party conducts such defense on a diligent and timely basis, the Indemnifying Party shall not be responsible for the payment of legal fees incurred thereafter by the Indemnified Party (who may, however, continue to participate in the defense thereof with separate counsel); provided, that the Indemnifying Party shall be responsible for paying the fees and expenses of one separate counsel for the Indemnified Party if the Indemnifying Party and the Indemnified Party have conflicting positions with respect to such third-party claim or dispute or if the Indemnifying Party, on the one hand, or the Indemnified Party, on the other hand, have defenses not available to the other. If the Indemnifying Party fails to and until the Indemnifying Party undertakes the defense of any such third-party claim or dispute, or if the Indemnifying Party discontinues the diligent and timely conduct thereof, the Indemnified Party may undertake such defense and the Indemnifying Party shall be responsible for reimbursing the Indemnified Party for its reasonable legal fees and expenses as and when incurred by the Indemnified Party. No party hereto may settle or compromise any such third-party claim or dispute without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld.

                (b) Upon receipt of a Notice of Claim, the Indemnifying Party shall have thirty (30) calendar days to contest its indemnification obligation with respect to such claim, or the amount thereof, by written notice to the Indemnified Party (a "Contest Notice"); provided, however, that if, at the time a Notice of Claim is submitted to the Indemnifying Party the amount of the Liability in respect thereof has not yet been determined, such thirty (30) day period shall not commence until a further written notice (a "Notice of Liability") has been sent or delivered by the Indemnified Party to the Indemnifying Party setting forth the amount of the Liability incurred by the Indemnified Party that was the subject of the earlier Notice of Claim. Such Contest Notice shall specify the reasons or bases for the objection of the Indemnifying Party to the claim, and if the objection relates to the amount of the Liability asserted, the amount, if any, which the Indemnifying Party believes is due the Indemnified Party. If no such Contest Notice is given with such 30-day period, the obligation of the Indemnifying Party to pay to the Indemnified Party the amount of the Liability set forth in the Notice of Claim, or subsequent Notice of Liability, shall be deemed established and accepted by the Indemnifying Party. If, on the other hand, the Indemnifying Party contests a Notice of Claim or Notice of Liability (as the case may be) within such 30-day period, the Indemnified Party and the Indemnifying Party shall thereafter attempt in good faith to resolve their dispute by agreement. If they are unable to so resolve their dispute within the immediately succeeding thirty (30) days, such dispute shall be resolved by binding arbitration in Orange County, California, as provided in Section 14.11 below. The award of the arbitrator shall be final and binding on the parties and may be enforced in any court of competent jurisdiction. Upon final determination of the amount of the Liability that is the subject of an indemnification claim (whether such determination is the result of the Indemnifying Party's acceptance of, or failure to contest, a Notice of Claim or Notice of Liability, or of a resolution of any dispute with respect thereto by agreement of the parties or binding arbitration), such amount shall be payable, in cash by the Indemnifying Party to the Indemnified Parties who have been determined to be entitled thereto within fifteen (15) days of such final determination of the amount of the Liability due by the Indemnifying Party; provided, however, that in the case of a claim for which Newport is the Indemnified Party, such amounts shall be paid first by release of the appropriate portion of the Indemnification Holdback, with any remaining amount due to be paid in cash as provided above. Any amount that becomes due hereunder and is not paid when due shall bear interest at the maximum legal rate per annum from the date due until paid.

     12. Termination. This Agreement may be terminated at any time prior to the Closing:

           (i) by the mutual consent of the Board of Directors of Newport and each Seller;

          (ii) by the Board of Directors of Newport, if any condition to the obligation of Newport under this Agreement to be complied with or performed by the Sellers at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been waived by Newport;

          (iii) if any condition to the obligation of Sellers under this Agreement to be complied with or performed by Newport at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been waived by the terminating Seller; or

          (iv) by the Board of Directors of Newport or by any Seller if the Closing shall not have been consummated on or before October 31, 2000.

Notice of such termination by any party hereto pursuant to this Section 12 shall be given as soon as practicable to the other parties hereto. In the event of a termination of this Agreement pursuant to this Section 12, this Agreement, and any further obligation of Newport and the Sellers under this Agreement, shall terminate without any obligation or liability of any party to any other parties hereto.

     13.  Miscellaneous.

          13.1 Expenses. All fees and obligations involving this transaction incurred by Unique or the Stockholders, including, but not limited to, attorneys' fees, accountants' fees or investment banking fees (including the fees of Carmichael and Company LLC) shall be paid by the Stockholders, and neither Unique nor Newport shall have any responsibility therefor. Stockholders agree to indemnify Unique and/or Newport for any claims made or liabilities incurred in connection therewith.

          13.2 Notices. All notices, requests, consents, and other communications hereunder shall be in writing and shall be deemed to have been properly given or made on the date personally delivered or on the date mailed, by first class registered or certified mail with postage prepaid, or telegraphed and confirmed, if delivered, mailed, or telegraphed to the respective parties hereto at the following addresses:

     If to Newport to:        Newport Corporation
     ----------------
                              1791 Deere Avenue
                              Irvine, California 92606
                              Attention:  Robert C. Hewitt

     With a copy to:          Stradling Yocca Carlson & Rauth
     --------------
                              660 Newport Center Drive, Suite 1600
                              Newport Beach, California 92660
                              Attention:  Jeffrey B. Coyne, Esq.

     If to the Sellers, to:   Addresses set forth on Exhibit A
     ---------------------                           ---------

     With a copy to:          Squire, Sanders & Dempsey L.L.P.
     --------------
                              Two Renaissance Square
                              40 North Central Avenue, Suite 2700
                              Phoenix, Arizona  85004
                              Attention: Paul M. Gales, Esq.

     Any party hereto may designate a different address by providing written notice of such new address to the other parties hereto.

          13.3 Assignment. This Agreement may not be assigned by any party hereto without the written consent of the other parties hereto, except that Newport may assign its rights under this Agreement to any wholly-owned subsidiary of Newport, so long as Newport remains primarily liable for its obligations hereunder.

          13.4 Successors Bound. Subject to the provisions of Section 14.3, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          13.5 Captions. The captions of the sections and paragraphs of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          13.6 Amendment. This Agreement may be amended only by an instrument in writing executed by the parties hereto.

          13.7 Entire Agreement. This Agreement and the Exhibits, Schedules, certificates, and documents referred to herein constitute the entire agreement of the parties hereto, and supersede all prior understandings with respect to the subject matter hereof, and no representation or warranty not included herein has been relied upon by any party hereto.

          13.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

          13.9 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of California.

          13.10 Attorneys' Fees. In the event of any dispute, controversy, or proceeding between the parties concerning this Agreement or the transactions contemplated hereby, the prevailing party shall be entitled to receive from the other party its costs and expenses, including attorneys' fees.

          13.11 Arbitration. Except for actions to obtain injunctions or other equitable remedies, all disputes between the parties hereto shall be determined solely and exclusively by arbitration under, and in accordance with the rules then in effect of, the American Arbitration Association, or any successors thereto ("AAA"), in Orange County, California, unless the parties otherwise agree in writing. The parties shall, in connection with such arbitration, in addition to any discovery permitted under AAA rules, be permitted to conduct discovery in accordance with Section 1283.05 of the California Code of Civil Procedure, the provisions of which are incorporated herein by this reference. The parties shall jointly select an arbitrator. In the event the parties fail to agree upon an arbitrator within ten (10) days, then each party shall select an arbitrator and such arbitrators shall then select a third arbitrator to serve as the sole arbitrator; provided, that if either party, in such event, fails to select an arbitrator within seven (7) days, such arbitrator shall be selected by the AAA upon application of either party. Judgment upon the award of the agreed upon arbitrator or the so chosen third arbitrator, as the case may be, shall be binding and may be entered in any court of competent jurisdiction.

          13.12 Waiver. All waivers hereunder must be made in writing, and failure of any party at any time to require another party's performance of any obligation under this Agreement shall not affect, limit or waive a party's right at any time to require strict performance of that obligation thereafter. Any waiver of any breach of any provision of this Agreement shall not be construed in any way as a waiver of any continuing or succeeding breach of such provision or waiver or modification of the provision.

          13.13 Severability. In the event any court, administrative agency or other governmental entity with appropriate jurisdiction and authority determines that any term or part of this Agreement is invalid or unenforceable, the remainder of this Agreement shall remain in full force and effect.

     [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first written above.


NEWPORT CORPORATION,
a Nevada corporation


By:  /s/ Robert C. Hewitt
     ------------------------------------------
     Robert C. Hewitt
     Vice President and Chief Financial Officer


"SELLERS"


/s/ Michael Hickle                       /s/ Donna R. Hickle
--------------------------------         -------------------------------------
MICHAEL HICKLE, individually             DONNA R. HICKLE, spouse of
                                         Michael Hickle


/s/ John G. Pollock                      /s/ Elizabeth M. Rupert
--------------------------------         -------------------------------------
JOHN G. POLLOCK, individually            ELIZABETH M. RUPERT, spouse of
                                         John Pollock

/s/ Vernon West                          /s/ Barbra A. West
-------------------------------          -------------------------------------
VERNON WEST, individually                BARBRA A. WEST, spouse of Vernon West


/s/ Mark Dane                            /s/ Julie Burton
--------------------------------         -------------------------------------
MARK DANE, individually                  JULIE BURTON, spouse of Mark Dane



Unique EQUIPMENT COMPANY


By:  /s/ Michael Hickle
     ---------------------------
     Michael Hickle, President

By:  /s/ John G. Pollock
     ---------------------------
     John G. Pollock, Secretary

                                   EXHIBIT A
                                   ---------

                              LIST OF STOCKHOLDERS



                                                 No. of Shares of            Number of           Number of Holdback
       Stockholder's Name and Address                 Unique               Newport Shares              Shares
 ----------------------------------------       -----------------         ---------------        ------------------
John G. Pollock and Elizabeth M. Rupert                 43,750                    47,817                 5,313
8442 W. Pinnacle Peak Rd.
Peoria, AZ  85382

Michael Hickle and Donna R. Hickle                      50,000                    54,648                 6,072
545 E. Horseshoe Ave.
Gilbert, AZ  85296

Vernon West and Barbra A. West                          31,250                    34,155                 3,795
P.O. Box 24873
Tempe, AZ 85285-4873

Mark Dane and Julie Burton                              10,870                    11,880                 1,320
1219 Columbia Street
Hood River, OR  97031

                                  EXHIBIT B-1
                                  -----------

                        EMPLOYMENT AGREEMENT FOR HICKLE

                             EMPLOYMENT AGREEMENT
                             --------------------

     This Employment Agreement ("Agreement") is made and entered into this 31st day of August, 2000 by and between UNIQUE EQUIPMENT CO., an Arizona corporation, ("Company") and Michael Hickle ("Employee").

     1. Employment: Employee shall be employed as General Manager, or such other position as may be determined by the Board of Directors of the Company, and shall faithfully and diligently perform all duties and responsibilities required of such position or assigned by the Company from time to time. In the event the Company is merged into Newport Corporation, a Nevada corporation ("Newport"), or any subsidiary of Newport, or the Company's operations are otherwise transferred to Newport or a subsidiary of Newport, and the separate corporate existence of the Company ends, Employee will continue to be employed by such successor in interest, provided however, that Employee's title may be changed.

     2. Term: This Agreement and Employee's employment shall be for a term of two (2) years commencing on August 31, 2000, and expiring on August 31, 2002, but may be terminated earlier at any time in accordance with Section 4 of this Agreement.

     3. Compensation: In consideration for all services to be performed under this Agreement, Employee shall receive the following compensation:

          A. Salary: Employee shall be paid base salary at the rate of one hundred ten thousand Dollars ($110,000) per year. Employee's base salary shall be reviewed annually in conjunction with Employee's annual merit review, but shall not be reduced by the Company during the term of his employment.

          B. Cash Incentive Bonus: In the event that, at the end of each fiscal year during the term of Employee's employment with the Company (it being understood that such fiscal year shall end on December 31), certain performance goals agreed upon by the Company and Employee in writing at the beginning of such fiscal year are achieved by Employee and/or the Company, as the case may be, Employee shall be paid a cash incentive bonus targeted to be equal to twenty-five percent (25%) of Employee's earnings during that same fiscal year.

          C. Stock Options: Employee shall receive a one-time grant of options to purchase twenty thousand (20,000) shares of the common stock of Newport at an exercise price equal to the closing price of Newport common stock on the date of this Agreement. Such grant is subject to the terms of Newport Corporation's 1999 Stock Incentive Plan and the terms of the Option Acknowledgment Letter to Employee delivered herewith.

          D. Vacation: Employee shall accrue vacation at a rate consistent with Newport's policy for employees with similar years of service. Years of service shall include the total number of years Employee has been employed by the Company.

          E. Employee Benefit Plans: Employee shall be entitled to participate in such group medical, dental, visual, and other benefit plans as the Company may offer from time to time for personnel of comparable stature. Years of service shall include the total number of years Employee has been employed by the Company.

     4. Termination: This Agreement and Employee's employment are subject to immediate termination at any time as follows:

          A. Death: This Agreement shall terminate immediately upon Employee's death, in which event the Company's only obligation shall be to pay all compensation owing for services rendered by Employee prior to the date of his death.

          B. Disability: The Company may, to the extent permitted by applicable law, terminate Employee's employment in the event that Employee is disabled from performing all assigned duties under this Agreement due to illness or injury ninety (90) consecutive days, or for a period in excess of one hundred eighty (180) days in any twelve (12) month period, in which event the Company's only obligation shall be to pay all compensation owing for services rendered by Employee prior to the date of his termination.

          C. Termination For Cause: The Company may terminate this Agreement immediately upon written notice to Employee in the event Employee (i) commits any material misconduct, willful breach, or habitual neglect of his duties, including without limitation any act involving dishonesty, breach of loyalty to the Company, or recklessness or gross negligence by Employee in the performance of his duties hereunder; (ii) commits any material violation of any policy or procedure of the Company; or (iii) engages in poor performance which is not cured after counseling by the Company. In either event, the Company's sole obligation to Employee shall be to pay all compensation owing for services rendered by Employee prior to notice of termination under this subsection.

          D. Termination Without Cause: The Company in its sole discretion may also terminate Employee's employment without cause or prior warning immediately upon written notice, to Employee in which event the Company's only obligation shall be to pay compensation owing for services rendered by Employee prior to notice of termination, and to continue paying Employee's base salary and the cost of continued health care coverage for Employee until the earlier to occur of the expiration of the initial term set forth in Section 2 above or six (6) months following the date of such termination.

          E. Company's Sole Obligation: In the event of any termination pursuant to this Section 4, the payment of the amounts set forth in subsections (A) through (D) above, as and if applicable, constitute the sole obligations of the Company and are in lieu of any damages or other compensation that Employee may claim in connection with this Agreement.

          F. Return of Company Property: Upon termination of employment for any reason, Employee shall immediately return to the Company without condition all files, records, keys, and other property of the Company.

     5. Confidentiality: Employee acknowledges and agrees that Employee has been entrusted with trade secrets and proprietary information regarding the products, processes, methods of manufacture and delivery, know-how, designs, formula, work in progress, research and development, computer software and data bases, copyrights, trademarks, patents, marketing techniques, and future business plans, as well as customer lists and information concerning the identity, needs, and desires of actual and potential customers of the Company and its subsidiaries, joint ventures, partners, and other affiliated persons and entities ("Confidential Information"), all of which derive significant economic value from not being generally known to others outside the Company. Accordingly, as a condition to Employee's employment under this Agreement, Employee agrees to execute and be bound by the terms of the Employee Proprietary Information Agreement attached hereto as Exhibit A.
                                                              ---------

     6. Inventions: Any and all patents, copyrights, trademarks, inventions, discoveries, developments, or trade secrets developed or perfected by Employee during or as the result of Employee's employment with the Company shall constitute the sole and exclusive property of the Company, as more particularly set forth in the Employee Proprietary Information Agreement attached hereto as Exhibit A.
---------
     7. Duty of Loyalty and Conflict Of Interests: During the term of this Agreement, Employee shall give the Company his undivided loyalty, and shall devote his full working time, ability, and attention to the business of the Company. Employee shall not accept other employment or engage in any other outside business activity which interferes with the performance of Employee's duties and responsibilities under this Agreement or which involves actual or potential competition with the business of the Company, except with the express written consent of Newport.

     8. Employee Benefit Plans: All of the employee benefit plans referred to or contemplated by this Agreement shall be governed solely by the terms of the underlying plan documents and by applicable law. Nothing in this Agreement shall impair the Company's right to amend, modify, replace, and terminate any and all such plans in its sole discretion as provided by law, or to terminate this Agreement in accordance with its terms. This Agreement is for the sole benefit of Employee and the Company, and is not intended to create an employee benefit plan or to modify the terms of existing plans.

     9. Assignment: This Agreement may not be assigned by Employee, but may be assigned by the Company to any successor in interest to its business. This Agreement shall bind and inure to be benefit of the Company's successors and assigns, as well as Employee's heirs, executors, administrators, and legal representatives.

     10. Notices: All notices required by this Agreement may be delivered by first class mail at the following addresses:

          To the Company: Unique Equipment Co.
                          c/o Newport Corporation
                          1791 Deere Avenue
                          Irvine, California  92606
                          Attn: Chief Financial Officer

          To Employee:    Michael Hickle
                          545 E. Horseshoe Avenue
                          Gilbert, Arizona 85296

     11. Arbitration: The Company's "Alternative Dispute Resolution Policy' is expressly incorporated by reference herein. Any dispute or controversy between the Company and the Employee concerning his hiring, employment, compensation, or termination, shall be settled by mandatory binding arbitration before the American Arbitration Association or such other neutral arbitrator as the parties may agree. This agreement to arbitrate includes but is not limited to claims for violation of the equal employment laws, such as Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, Americans with Disabilities Act or any anti-discrimination law of the State of Arizona. Both parties acknowledge that they are waiving the right to trial by jury. The arbitrator shall have full authority to award all relief otherwise available in a court of law. BOTH PARTIES ACKNOWLEDGE THAT THEY ARE WAIVING THEIR RIGHT TO A TRIAL BY JURY.

     12. Amendment: This Agreement may be modified only by written agreement signed by the party against whom any amendment is to be enforced, and in the case of the Company, pursuant to consent by the Company's Board of Directors.

     13. Choice of Law: This Agreement shall be governed by the laws of the State of Arizona.

     14. Partial Invalidity: In the event any provision of this Agreement is void or unenforceable, the remaining provisions shall continue in full force and effect.

     15. Waiver: No waiver of any breach of this Agreement shall constitute a waiver of any subsequent breach.

     16. Complete Agreement: This Agreement contains the entire agreement between the parties, and supersedes any and all prior and contemporaneous oral and written agreements, including Employee's previous employment contracts (if any), which shall have no further force and effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

"Employee"


_______________________________                   Dated: August 31, 2000
Michael Hickle

"Company"

UNIQUE EQUIPMENT CO.,
an Arizona corporation

By:____________________________                   Dated: August 31, 2000

Its:___________________________

                                   EXHIBIT A
                                   ---------

                  EMPLOYEE PROPRIETARY INFORMATION AGREEMENT

     In consideration and as a condition of my employment, or continued employment, by UNIQUE EQUIPMENT CO. and/or by companies which it owns, controls, or is affiliated with, or their successors in business (hereafter referred to as "the Company"), and the compensation paid therefor:

     1.   Confidentiality.
          ---------------

     I agree to keep confidential, except as the Company may otherwise consent in writing, and not to disclose or make any use of except for the benefit of the Company, at any time, either during or subsequent to my employment, any trade secrets, confidential information, knowledge, data or other information of the Company relating to products, processes, know-how, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, pricing strategies or other subject matter pertaining to any business of the Company or any of its clients, customers, consultants, licensees or affiliates, which I may produce, obtain or otherwise acquire during the course of my employment, except as herein provided. I further agree not to deliver, reproduce or in any way allow any such trade secrets, confidential information, knowledge, data or other information, or any documentation relating thereto, to be delivered or used by any third parties without specific direction or consent of a duly authorized representative of the Company.

     2.   Conflicting Employment/Return of Confidential Material.
          ------------------------------------------------------

     I agree that during my employment with the Company I will not engage in any other employment, occupation, consulting or other activity relating to the business in which the Company is now or may hereafter become engaged or which would otherwise conflict with my obligations to the Company. I agree to promptly notify the Company of any such other employment, occupation, consulting or other activity. I agree that the determination of the Company as to whether or not any such activity would conflict with my obligations to the Company will be final and binding on me. In the event of my termination of employment with the Company for any reason whatsoever, I agree to promptly, upon request by the Company, surrender and deliver to the Company all records, materials, equipment, drawings, documents and data of any nature pertaining to any invention, trade secret or confidential information of the Company or to my employment, and I will not take with me, unless otherwise consented to in writing by the Company, any description containing or pertaining to any confidential information, knowledge or data of the Company which I may produce or obtain during the course of my employment. In the event of the termination of my employment for any reason whatsoever, I agree to sign and deliver the "Termination Certificate" attached hereto as Exhibit 1.
                   ---------

     3.   Assignment of Inventions.
          ------------------------

     I agree that all computer programs, documentation and other copyrightable materials to which I contribute during my employment shall be considered "works made for hire" and shall be the sole property of the Company. I hereby assign and transfer to the Company my entire right, title and interest in and to all inventions (as used in the Agreement, "inventions" shall include but not be limited to ideas, improvements, designs and discoveries) whether or not patentable and whether or not reduced to practice, made or conceived by me (whether made solely by me or jointly with others) during the period of my employment with the Company, which relate in any manner to the actual or demonstrably anticipated business, work or research and development of the Company or its subsidiaries, or result from or are suggested by any task assigned to me or any work performed by me for or on behalf of the Company or its subsidiaries.

     4.   Disclosure of Inventions and Patents.
          ------------------------------------

     I agree that in connection with any "invention" as defined in Paragraph 3 above:

          a) I will disclose all material inventions promptly in writing to the Company, with a copy to the President in order to permit the Company to claim rights to which it may be entitled under this Agreement. Such disclosure shall be received in confidence by the Company.

          b) I will, at the Company's request, promptly execute a written assignment of title to the Company for any invention required to be assigned by Paragraph 3 ("assignable invention"), and I will preserve any such assignable invention as confidential information of the Company.

          c) Upon request, I agree to assist the Company or its nominee (at its expense) during and at any time subsequent to my employment in every reasonable way to obtain for its own benefit patents and copyrights for such assignable inventions in any and all countries, which inventions shall be and remain the sole and exclusive property of the Company or its nominee whether or not patented or copyrighted. I agree to execute such papers and perform such lawful acts as the Company deems to be necessary to allow it to exercise all right, title, and interest in such patents and copyrights.

     5.   Execution of Documents.
          ----------------------

     In connection with Paragraph 4(c), I further agree to execute, acknowledge and deliver to the Company or its nominee upon request and at its expense all such documents, including applications for patents and copyrights and assignments of inventions, patents and copyrights to be issued therefore, as the Company may determine necessary or desirable to apply for and obtain letters, patents and copyrights on such assignable inventions in any and all countries and/or to protect the interest of the Company or its nominee in such inventions, patents and copyrights, and to vest title thereto in the Company or its nominee.

     6.   Maintenance of Records.
          ----------------------

     I agree to keep and maintain adequate and current written records of all inventions made by me (in the form of notes, sketches, drawings and as may be specified by the Company), which records shall be available to and remain the sole property of the Company at all times.

     7.   Prior Inventions.
          ----------------

     It is understood that all inventions if any, patented or unpatented, which I made prior to my employment by the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit 2
                                                                     ---------
attached hereto a complete list of all my prior inventions, including numbers of all patents and patent applications, and a brief description of all unpatented inventions which are not the property of a previous employer. I represent and covenant that the list is complete. I agree to notify the Company in writing before I make any disclosure or perform any work on behalf of the Company which appears to threaten or conflict with proprietary rights I claim in any invention or idea. In the event of my failure to give such notice, I agree that I will make no claim against the Company with respect to any such inventions or ideas. In addition, if any invention made or conceived by me during the period of my employment is based on, or incorporates, or is an improvement or derivative of, or cannot reasonably be made, used, reproduced and distributed without violating other technology or rights owned by me, I hereby grant to the Company a perpetual, worldwide, royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such technology in support of the Company's exercise or exploitation of its rights to such invention.

     8.   Other Obligations.
          -----------------

     I acknowledge that the Company from time to time may have agreements with other persons or with the U.S. Government or governments of other countries, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work thereunder or regarding the confidential nature of such work. I agree to be bound by all such obligations and restrictions and to take all action necessary to discharge the obligations of the Company thereunder.

     9.   Trade Secrets of Others.
          -----------------------

     I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Company, and I will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others. I agree not to enter into any agreement either written or oral in conflict herewith.

     10.  Modification.
          ------------

     This Agreement may not be changed, modified, released, discharged, abandoned or otherwise amended, in whole or in part, except by an instrument in writing, signed by me and the Company. I agree that any subsequent change or changes in my duties, salary, or compensation shall not affect the validity or scope of this Agreement.

     11.  Entire Agreement.
          ----------------

     I acknowledge receipt of this Agreement and agree that with respect to the subject matter thereof it is my entire agreement with the Company, superseding any previous oral or written communications, representations, understandings or agreements with the Company or any officers or representative thereof.

     12.  Severability.
          ------------

     In the event that any paragraph or provision of this Agreement shall be held to be illegal or unenforceable in any jurisdiction, such paragraph or provision shall, as to that jurisdiction, be adjusted and reformed, if possible, in order to achieve the intent of the parties, and if such paragraph or provision cannot be adjusted and reformed, such paragraph or provision shall, for the purposes of that jurisdiction be voided and severed from this Agreement, and the entire Agreement shall not fail on account thereof but shall otherwise remain in full force and effect.

     13.  Successors and Assigns.
          ----------------------

     This Agreement shall be binding upon my heirs, executors, administrators or other legal representative and is for the benefit of the Company, its successors and assigns.

     14.  Governing Law.
          -------------

     This Agreement shall be governed by the laws of the location of my employment, which is presently the State of Arizona.

     15.  Counterparts.
          ------------

     This Agreement may be signed in two counterparts, each shall be deemed an original and both of which shall together constitute one agreement.

     16.  Employment.
          ----------

     In the event the Company is merged with NEWPORT CORPORATION, a Nevada corporation, ("Newport") or any subsidiary of Newport, or the Company's operations are otherwise transferred to Newport or a subsidiary of Newport, and the separate corporate existence of the Company ends, I agree to be bound to the terms of this Agreement as consideration of my continued employment by such successor-in-interest.

     17.  No Violation of Prior Agreements.
          --------------------------------

     Employee hereby represents and warrants that he/she is not bound by any non-compete or non-solicitation or confidentiality restriction with any organization that would restrict the fulfillment of the terms of his/her employment with the Company.

     18.  Continuing Obligations.
          ----------------------

     Employee agrees that in the event he/she is offered employment with another employer at any time during the existence of this Agreement, the business of which is in any way competitive with the Company, Employee shall immediately provide said employer with a copy of this Agreement and all of its terms.

     19.  Enforceability.
          --------------

     It is expressly agreed by the Employee that if any of the provisions of this Agreement shall contravene or be invalid under the laws of any state or other jurisdiction where it is applicable but for such contravention or invalidity, such contravention or invalidity shall not invalidate all of the provisions of this Agreement; but, rather, it shall be construed, insofar as the laws of that state or jurisdiction are concerned, as not containing the provisions contravening or invalid under the laws of that state or jurisdiction, and the rights and obligations created hereby shall be construed and enforced accordingly.

                                                  EMPLOYEE


                                                  ______________________________
                                                  Michael Hickle

                                                  Date:_________________________






                                                  UNIQUE EQUIPMENT CO.


                                                  By:___________________________

                                                  Its:__________________________

                                                  Date:_________________________

                                   EXHIBIT 1
                                   ---------

                            TERMINATION CERTIFICATE

     This is to certify that I do not have in my possession, nor have I failed to return any records, documents, data, specifications, drawings, blueprints, reproductions, sketches, notes, reports, proposals, or copies of them, or other documents or materials, equipment, or other property belonging to UNIQUE EQUIPMENT CO., companies which it owns, controls or is affiliated with, or their respective successors and assigns (hereafter referred to as "the Company").

     I further certify that I have complied with and will continue to comply with all the terms of the Employee Proprietary Information Agreement signed by me with the Company, including the reporting of any inventions (as defined therein) conceived or made by me covered by the Agreement.

     I further agree that in compliance with the Employee Proprietary and Confidential Information Agreement, I will preserve as confidential all trade secrets, confidential information, knowledge, data, or other information relating to products, processes, know-how, designs, formulas, test data, customer lists, or other subject matter pertaining to any business of the Company or any of its clients, customers, consultants, licensees, or affiliates.



                                   _______________________________
                                   Employee's Signature

                                   _______________________________
                                   Print Name

                                   _______________________________
                                   Date

                                   EXHIBIT 2

                           LIST OF PRIOR INVENTIONS

                                                   Identifying Number or
          Title               Date                   Brief Description
          -----               ----                   -----------------

                                  EXHIBIT B-2
                                  -----------

                       EMPLOYMENT AGREEMENT FOR POLLOCK

                             EMPLOYMENT AGREEMENT
                             --------------------

     This Employment Agreement ("Agreement") is made and entered into this 31st day of August, 2000 by and between UNIQUE EQUIPMENT CO., an Arizona corporation, ("Company") and John G. Pollock ("Employee").

     1. Employment: Employee shall be employed as Director, Software Engineering, or such other position as may be determined by the Board of Directors of the Company, and shall faithfully and diligently perform all duties and responsibilities required of such position or assigned by the Company from time to time. In the event the Company is merged into Newport Corporation, a Nevada corporation ("Newport"), or any subsidiary of Newport, or the Company's operations are otherwise transferred to Newport or a subsidiary of Newport, and the separate corporate existence of the Company ends, Employee will continue to be employed by such successor in interest, provided however, that Employee's title may be changed.

     2. Term: This Agreement and Employee's employment shall be for a term of two (2) years commencing on August 31, 2000, and expiring on August 31, 2002, but may be terminated earlier at any time in accordance with Section 4 of this Agreement.

     3. Compensation: In consideration for all services to be performed under this Agreement, Employee shall receive the following compensation:

          A. Salary: Employee shall be paid base salary at the rate of one hundred five thousand Dollars ($105,000) per year. Employee's base salary shall be reviewed annually in conjunction with Employee's annual merit review, but shall not be reduced by the Company during the term of his employment.

          B. Cash Incentive Bonus: In the event that, at the end of each fiscal year during the term of Employee's employment with the Company (it being understood that such fiscal year shall end on December 31), certain performance goals agreed upon by the Company and Employee in writing at the beginning of such fiscal year are achieved by Employee and/or the Company, as the case may be, Employee shall be paid a cash incentive bonus targeted to be equal to twenty percent (20%) of Employee's earnings during that same fiscal year.

          C. Stock Options: Employee shall receive a one-time grant of options to purchase fifteen thousand (15,000) shares of the common stock of Newport at an exercise price equal to the closing price of Newport common stock on the date of this Agreement. Such grant is subject to the terms of Newport Corporation's 1999 Stock Incentive Plan and the terms of the Option Acknowledgment Letter to Employee delivered herewith.

          D. Vacation: Employee shall accrue vacation at a rate consistent with Newport's policy for employees with similar years of service. Years of service shall include the total number of years Employee has been employed by the Company.

          E. Employee Benefit Plans: Employee shall be entitled to participate in such group medical, dental, visual, and other benefit plans as the Company may offer from time to time for personnel of comparable stature. Years of service shall include the total number of years Employee has been employed by the Company.

     4. Termination: This Agreement and Employee's employment are subject to immediate termination at any time as follows:

          A. Death: This Agreement shall terminate immediately upon Employee's death, in which event the Company's only obligation shall be to pay all compensation owing for services rendered by Employee prior to the date of his death.

          B. Disability: The Company may, to the extent permitted by applicable law, terminate Employee's employment in the event that Employee is disabled from performing all assigned duties under this Agreement due to illness or injury ninety (90) consecutive days, or for a period in excess of one hundred eighty (180) days in any twelve (12) month period, in which event the Company's only obligation shall be to pay all compensation owing for services rendered by Employee prior to the date of his termination.

          C. Termination For Cause: The Company may terminate this Agreement immediately upon written notice to Employee in the event Employee (i) commits any material misconduct, willful breach, or habitual neglect of his duties, including without limitation any act involving dishonesty, breach of loyalty to the Company, or recklessness or gross negligence by Employee in the performance of his duties hereunder; (ii) commits any material violation of any policy or procedure of the Company; or (iii) engages in poor performance which is not cured after counseling by the Company. In either event, the Company's sole obligation to Employee shall be to pay all compensation owing for services rendered by Employee prior to notice of termination under this subsection.

          D. Termination Without Cause: The Company in its sole discretion may also terminate Employee's employment without cause or prior warning immediately upon written notice, to Employee in which event the Company's only obligation shall be to pay compensation owing for services rendered by Employee prior to notice of termination, and to continue paying Employee's base salary and the cost of continued health care coverage for Employee until the earlier to occur of the expiration of the initial term set forth in Section 2 above or six (6) months following the date of such termination.

          E. Company's Sole Obligation: In the event of any termination pursuant to this Section 4, the payment of the amounts set forth in subsections (A) through (D) above, as and if applicable, constitute the sole obligations of the Company and are in lieu of any damages or other compensation that Employee may claim in connection with this Agreement.

          F. Return of Company Property: Upon termination of employment for any reason, Employee shall immediately return to the Company without condition all files, records, keys, and other property of the Company.

     5. Confidentiality: Employee acknowledges and agrees that Employee has been entrusted with trade secrets and proprietary information regarding the products, processes, methods of manufacture and delivery, know-how, designs, formula, work in progress, research and development, computer software and data bases, copyrights, trademarks, patents, marketing techniques, and future business plans, as well as customer lists and information concerning the identity, needs, and desires of actual and potential customers of the Company and its subsidiaries, joint ventures, partners, and other affiliated persons and entities ("Confidential Information"), all of which derive significant economic value from not being generally known to others outside the Company. Accordingly, as a condition to Employee's employment under this Agreement, Employee agrees to execute and be bound by the terms of the Employee Proprietary Information Agreement attached hereto as Exhibit A.
                                                              ---------

     6. Inventions: Any and all patents, copyrights, trademarks, inventions, discoveries, developments, or trade secrets developed or perfected by Employee during or as the result of Employee's employment with the Company shall constitute the sole and exclusive property of the Company, as more particularly set forth in the Employee Proprietary Information Agreement attached hereto as Exhibit A.
---------

     7. Duty of Loyalty and Conflict Of Interests: During the term of this Agreement, Employee shall give the Company his undivided loyalty, and shall devote his full working time, ability, and attention to the business of the Company. Employee shall not accept other employment or engage in any other outside business activity which interferes with the performance of Employee's duties and responsibilities under this Agreement or which involves actual or potential competition with the business of the Company, except with the express written consent of Newport.

     8. Employee Benefit Plans: All of the employee benefit plans referred to or contemplated by this Agreement shall be governed solely by the terms of the underlying plan documents and by applicable law. Nothing in this Agreement shall impair the Company's right to amend, modify, replace, and terminate any and all such plans in its sole discretion as provided by law, or to terminate this Agreement in accordance with its terms. This Agreement is for the sole benefit of Employee and the Company, and is not intended to create an employee benefit plan or to modify the terms of existing plans.

     9. Assignment: This Agreement may not be assigned by Employee, but may be assigned by the Company to any successor in interest to its business. This Agreement shall bind and inure to be benefit of the Company's successors and assigns, as well as Employee's heirs, executors, administrators, and legal representatives.

     10. Notices: All notices required by this Agreement may be delivered by first class mail at the following addresses:

          To the Company:  Unique Equipment Co.
                           c/o Newport Corporation
                           1791 Deere Avenue
                           Irvine, California 92606
                           Attn: Chief Financial Officer

          To Employee:     John G. Pollock
                           8442 W. Pinnacle Peak Road
                           Peoria, Arizona 85382

     11. Arbitration: The Company's "Alternative Dispute Resolution Policy" is expressly incorporated by reference herein. Any dispute or controversy between the Company and the Employee concerning his hiring, employment, compensation, or termination, shall be settled by mandatory binding arbitration before the American Arbitration Association or such other neutral arbitrator as the parties may agree. This agreement to arbitrate includes but is not limited to claims for violation of the equal employment laws, such as Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, Americans with Disabilities Act or any anti-discrimination law of the State of Arizona. Both parties acknowledge that they are waiving the right to trial by jury. The arbitrator shall have full authority to award all relief otherwise available in a court of law. BOTH PARTIES ACKNOWLEDGE THAT THEY ARE WAIVING THEIR RIGHT TO A TRIAL BY JURY.

     12. Amendment: This Agreement may be modified only by written agreement signed by the party against whom any amendment is to be enforced, and in the case of the Company, pursuant to consent by the Company's Board of Directors.

     13. Choice of Law: This Agreement shall be governed by the laws of the State of Arizona.

     14. Partial Invalidity: In the event any provision of this Agreement is void or unenforceable, the remaining provisions shall continue in full force and effect.

     15. Waiver: No waiver of any breach of this Agreement shall constitute a waiver of any subsequent breach.

     16. Complete Agreement: This Agreement contains the entire agreement between the parties, and supersedes any and all prior and contemporaneous oral and written agreements, including Employee's previous employment contracts (if any), which shall have no further force and effect.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

"Employee"

_________________________                Dated: August 31, 2000
John G. Pollock

"Company"

UNIQUE EQUIPMENT CO.,
an Arizona corporation

By: ____________________________         Dated: August 31, 2000
Its: ___________________________

                                   EXHIBIT A
                                   ---------

                  EMPLOYEE PROPRIETARY INFORMATION AGREEMENT

     In consideration and as a condition of my employment, or continued employment, by UNIQUE EQUIPMENT CO. and/or by companies which it owns, controls, or is affiliated with, or their successors in business (hereafter referred to as "the Company"), and the compensation paid therefor:

     1.  Confidentiality.
         ---------------

     I agree to keep confidential, except as the Company may otherwise consent in writing, and not to disclose or make any use of except for the benefit of the Company, at any time, either during or subsequent to my employment, any trade secrets, confidential information, knowledge, data or other information of the Company relating to products, processes, know-how, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, pricing strategies or other subject matter pertaining to any business of the Company or any of its clients, customers, consultants, licensees or affiliates, which I may produce, obtain or otherwise acquire during the course of my employment, except as herein provided. I further agree not to deliver, reproduce or in any way allow any such trade secrets, confidential information, knowledge, data or other information, or any documentation relating thereto, to be delivered or used by any third parties without specific direction or consent of a duly authorized representative of the Company.

     2.  Conflicting Employment/Return of Confidential Material.
         ------------------------------------------------------

     I agree that during my employment with the Company I will not engage in any other employment, occupation, consulting or other activity relating to the business in which the Company is now or may hereafter become engaged or which would otherwise conflict with my obligations to the Company. I agree to promptly notify the Company of any such other employment, occupation, consulting or other activity. I agree that the determination of the Company as to whether or not any such activity would conflict with my obligations to the Company will be final and binding on me. In the event of my termination of employment with the Company for any reason whatsoever, I agree to promptly, upon request by the Company, surrender and deliver to the Company all records, materials, equipment, drawings, documents and data of any nature pertaining to any invention, trade secret or confidential information of the Company or to my employment, and I will not take with me, unless otherwise consented to in writing by the Company, any description containing or pertaining to any confidential information, knowledge or data of the Company which I may produce or obtain during the course of my employment. In the event of the termination of my employment for any reason whatsoever, I agree to sign and deliver the "Termination Certificate" attached hereto as Exhibit 1.
                   ---------

     3.  Assignment of Inventions.
         ------------------------

     I agree that all computer programs, documentation and other copyrightable materials to which I contribute during my employment shall be considered "works made for hire" and shall be the sole property of the Company. I hereby assign and transfer to the Company my entire right, title and interest in and to all inventions (as used in the Agreement, "inventions" shall include but not be limited to ideas, improvements, designs and discoveries) whether or not patentable and whether or not reduced to practice, made or conceived by me (whether made solely by me or jointly with others) during the period of my employment with the Company, which relate in any manner to the actual or demonstrably anticipated business, work or research and development of the Company or its subsidiaries, or result from or are suggested by any task assigned to me or any work performed by me for or on behalf of the Company or its subsidiaries.

     4.   Disclosure of Inventions and Patents.
          ------------------------------------

     I agree that in connection with any "invention" as defined in Paragraph 3 above:

          a) I will disclose all material inventions promptly in writing to the Company, with a copy to the President in order to permit the Company to claim rights to which it may be entitled under this Agreement. Such disclosure shall be received in confidence by the Company.

          b) I will, at the Company's request, promptly execute a written assignment of title to the Company for any invention required to be assigned by Paragraph 3 ("assignable invention"), and I will preserve any such assignable invention as confidential information of the Company.

          c) Upon request, I agree to assist the Company or its nominee (at its expense) during and at any time subsequent to my employment in every reasonable way to obtain for its own benefit patents and copyrights for such assignable inventions in any and all countries, which inventions shall be and remain the sole and exclusive property of the Company or its nominee whether or not patented or copyrighted. I agree to execute such papers and perform such lawful acts as the Company deems to be necessary to allow it to exercise all right, title, and interest in such patents and copyrights.

     5.   Execution of Documents.
          ----------------------

     In connection with Paragraph 4(c), I further agree to execute, acknowledge and deliver to the Company or its nominee upon request and at its expense all such documents, including applications for patents and copyrights and assignments of inventions, patents and copyrights to be issued therefore, as the Company may determine necessary or desirable to apply for and obtain letters, patents and copyrights on such assignable inventions in any and all countries and/or to protect the interest of the Company or its nominee in such inventions, patents and copyrights, and to vest title thereto in the Company or its nominee.

     6.   Maintenance of Records.
          ----------------------

     I agree to keep and maintain adequate and current written records of all inventions made by me (in the form of notes, sketches, drawings and as may be specified by the Company), which records shall be available to and remain the sole property of the Company at all times.

     7.   Prior Inventions.
          ----------------

     It is understood that all inventions if any, patented or unpatented, which I made prior to my employment by the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit 2
                                                                     ---------
attached hereto a complete list of all my prior inventions, including numbers of all patents and patent applications, and a brief description of all unpatented inventions which are not the property of a previous employer. I represent and covenant that the list is complete. I agree to notify the Company in writing before I make any disclosure or perform any work on behalf of the Company which appears to threaten or conflict with proprietary rights I claim in any invention or idea. In the event of my failure to give such notice, I agree that I will make no claim against the Company with respect to any such inventions or ideas. In addition, if any invention made or conceived by me during the period of my employment is based on, or incorporates, or is an improvement or derivative of, or cannot reasonably be made, used, reproduced and distributed without violating other technology or rights owned by me, I hereby grant to the Company a perpetual, worldwide, royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such technology in support of the Company's exercise or exploitation of its rights to such invention.

     8.   Other Obligations.
          -----------------

     I acknowledge that the Company from time to time may have agreements with other persons or with the U.S. Government or governments of other countries, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work thereunder or regarding the confidential nature of such work. I agree to be bound by all such obligations and restrictions and to take all action necessary to discharge the obligations of the Company thereunder.

     9.   Trade Secrets of Others.
          -----------------------

     I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Company, and I will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others. I agree not to enter into any agreement either written or oral in conflict herewith.

     10.  Modification.
          ------------

     This Agreement may not be changed, modified, released, discharged, abandoned or otherwise amended, in whole or in part, except by an instrument in writing, signed by me and the Company. I agree that any subsequent change or changes in my duties, salary, or compensation shall not affect the validity or scope of this Agreement.

     11.  Entire Agreement.
          ----------------

     I acknowledge receipt of this Agreement and agree that with respect to the subject matter thereof it is my entire agreement with the Company, superseding any previous oral or written communications, representations, understandings or agreements with the Company or any officers or representative thereof.

     12.  Severability.
          ------------

     In the event that any paragraph or provision of this Agreement shall be held to be illegal or unenforceable in any jurisdiction, such paragraph or provision shall, as to that jurisdiction, be adjusted and reformed, if possible, in order to achieve the intent of the parties, and if such paragraph or provision cannot be adjusted and reformed, such paragraph or provision shall, for the purposes of that jurisdiction be voided and severed from this Agreement, and the entire Agreement shall not fail on account thereof but shall otherwise remain in full force and effect.

     13.  Successors and Assigns.
          ----------------------

     This Agreement shall be binding upon my heirs, executors, administrators or other legal representative and is for the benefit of the Company, its successors and assigns.

     14.  Governing Law.
          -------------

     This Agreement shall be governed by the laws of the location of my employment, which is presently the State of Arizona.

     15.  Counterparts.
          ------------

     This Agreement may be signed in two counterparts, each shall be deemed an original and both of which shall together constitute one agreement.

     16.  Employment.
          ----------

     In the event the Company is merged with NEWPORT CORPORATION, a Nevada corporation, ("Newport") or any subsidiary of Newport, or the Company's operations are otherwise transferred to Newport or a subsidiary of Newport, and the separate corporate existence of the Company ends, I agree to be bound to the terms of this Agreement as consideration of my continued employment by such successor-in-interest.

     17.  No Violation of Prior Agreements.
          --------------------------------

     Employee hereby represents and warrants that he/she is not bound by any non-compete or non-solicitation or confidentiality restriction with any organization that would restrict the fulfillment of the terms of his/her employment with the Company.

     18.  Continuing Obligations.
          ----------------------

     Employee agrees that in the event he/she is offered employment with another employer at any time during the existence of this Agreement, the business of which is in any way competitive with the Company, Employee shall immediately provide said employer with a copy of this Agreement and all of its terms.

     19.  Enforceability.
          --------------

     It is expressly agreed by the Employee that if any of the provisions of this Agreement shall contravene or be invalid under the laws of any state or other jurisdiction where it is applicable but for such contravention or invalidity, such contravention or invalidity shall not invalidate all of the provisions of this Agreement; but, rather, it shall be construed, insofar as the laws of that state or jurisdiction are concerned, as not containing the provisions contravening or invalid under the laws of that state or jurisdiction, and the rights and obligations created hereby shall be construed and enforced accordingly.


                                     EMPLOYEE


                                     ______________________________
                                     John G. Pollock

                                     Date:_________________________



                                     UNIQUE EQUIPMENT CO.


                                     By:___________________________

                                     Its:__________________________

                                     Date:_________________________

                                   EXHIBIT 1
                                   ---------

                            TERMINATION CERTIFICATE

     This is to certify that I do not have in my possession, nor have I failed to return any records, documents, data, specifications, drawings, blueprints, reproductions, sketches, notes, reports, proposals, or copies of them, or other documents or materials, equipment, or other property belonging to UNIQUE EQUIPMENT CO., companies which it owns, controls or is affiliated with, or their respective successors and assigns (hereafter referred to as "the Company").

     I further certify that I have complied with and will continue to comply with all the terms of the Employee Proprietary Information Agreement signed by me with the Company, including the reporting of any inventions (as defined therein) conceived or made by me covered by the Agreement.

     I further agree that in compliance with the Employee Proprietary and Confidential Information Agreement, I will preserve as confidential all trade secrets, confidential information, knowledge, data, or other information relating to products, processes, know-how, designs, formulas, test data, customer lists, or other subject matter pertaining to any business of the Company or any of its clients, customers, consultants, licensees, or affiliates.



                                        _______________________________
                                        Employee's Signature


                                        _______________________________
                                        Print Name


                                        _______________________________
                                        Date

                                   EXHIBIT 2

                           LIST OF PRIOR INVENTIONS


                                                        Identifying Number or
  Title                              Date                 Brief Description
 -------                           --------             ---------------------

                                  EXHIBIT B-3
                                  -----------

                         EMPLOYMENT AGREEMENT FOR WEST
                         -----------------------------

                             EMPLOYMENT AGREEMENT
                             --------------------

     This Employment Agreement ("Agreement") is made and entered into this 31st day of August, 2000 by and between UNIQUE EQUIPMENT CO., an Arizona corporation, ("Company") and Vernon West ("Employee").

     1. Employment: Employee shall be employed as Director, Operations, or such other position as may be determined by the Board of Directors of the Company, and shall faithfully and diligently perform all duties and responsibilities required of such position or assigned by the Company from time to time. In the event the Company is merged into Newport Corporation, a Nevada corporation ("Newport"), or any subsidiary of Newport, or the Company's operations are otherwise transferred to Newport or a subsidiary of Newport, and the separate corporate existence of the Company ends, Employee will continue to be employed by such successor in interest, provided however, that Employee's title may be changed.

     2. Term: This Agreement and Employee's employment shall be for a term of two (2) years commencing on August 31, 2000, and expiring on August 31, 2002, but may be terminated earlier at any time in accordance with Section 4 of this Agreement.

     3. Compensation: In consideration for all services to be performed under this Agreement, Employee shall receive the following compensation:

          A. Salary: Employee shall be paid base salary at the rate of one hundred thousand Dollars ($100,000) per year. Employee's base salary shall be reviewed annually in conjunction with Employee's annual merit review, but shall not be reduced by the Company during the term of his employment.

          B. Cash Incentive Bonus: In the event that, at the end of each fiscal year during the term of Employee's employment with the Company (it being understood that such fiscal year shall end on December 31), certain performance goals agreed upon by the Company and Employee in writing at the beginning of such fiscal year are achieved by Employee and/or the Company, as the case may be, Employee shall be paid a cash incentive bonus targeted to be equal to twenty percent (20%) of Employee's earnings during that same fiscal year.

          C. Stock Options: Employee shall receive a one-time grant of options to purchase fifteen thousand (15,000) shares of the common stock of Newport at an exercise price equal to the closing price of Newport common stock on the date of this Agreement. Such grant is subject to the terms of Newport Corporation's 1999 Stock Incentive Plan and the terms of the Option Acknowledgment Letter to Employee delivered herewith.

          D. Vacation: Employee shall accrue vacation at a rate consistent with Newport's policy for employees with similar years of service. Years of service shall include the total number of years Employee has been employed by the Company.

          E. Employee Benefit Plans: Employee shall be entitled to participate in such group medical, dental, visual, and other benefit plans as the Company may offer from time to time for personnel of comparable stature. Years of service shall include the total number of years Employee has been employed by the Company.

     4. Termination: This Agreement and Employee's employment are subject to immediate termination at any time as follows:

          A. Death: This Agreement shall terminate immediately upon Employee's death, in which event the Company's only obligation shall be to pay all compensation owing for services rendered by Employee prior to the date of his death.

          B. Disability: The Company may, to the extent permitted by applicable law, terminate Employee's employment in the event that Employee is disabled from performing all assigned duties under this Agreement due to illness or injury ninety (90) consecutive days, or for a period in excess of one hundred eighty (180) days in any twelve (12) month period, in which event the Company's only obligation shall be to pay all compensation owing for services rendered by Employee prior to the date of his termination.

          C. Termination For Cause: The Company may terminate this Agreement immediately upon written notice to Employee in the event Employee (i) commits any material misconduct, willful breach, or habitual neglect of his duties, including without limitation any act involving dishonesty, breach of loyalty to the Company, or recklessness or gross negligence by Employee in the performance of his duties hereunder; (ii) commits any material violation of any policy or procedure of the Company; or (iii) engages in poor performance which is not cured after counseling by the Company. In either event, the Company's sole obligation to Employee shall be to pay all compensation owing for services rendered by Employee prior to notice of termination under this subsection.

          D. Termination Without Cause: The Company in its sole discretion may also terminate Employee's employment without cause or prior warning immediately upon written notice, to Employee in which event the Company's only obligation shall be to pay compensation owing for services rendered by Employee prior to notice of termination, and to continue paying Employee's base salary and the cost of continued health care coverage for Employee until the earlier to occur of the expiration of the initial term set forth in Section 2 above or six (6) months following the date of such termination.

          E. Company's Sole Obligation: In the event of any termination pursuant to this Section 4, the payment of the amounts set forth in subsections (A) through (D) above, as and if applicable, constitute the sole obligations of the Company and are in lieu of any damages or other compensation that Employee may claim in connection with this Agreement.

          F. Return of Company Property: Upon termination of employment for any reason, Employee shall immediately return to the Company without condition all files, records, keys, and other property of the Company.

     5. Confidentiality: Employee acknowledges and agrees that Employee has been entrusted with trade secrets and proprietary information regarding the products, processes, methods of manufacture and delivery, know-how, designs, formula, work in progress, research and development, computer software and data bases, copyrights, trademarks, patents, marketing techniques, and future business plans, as well as customer lists and information concerning the identity, needs, and desires of actual and potential customers of the Company and its subsidiaries, joint ventures, partners, and other affiliated persons and entities ("Confidential Information"), all of which derive significant economic value from not being generally known to others outside the Company. Accordingly, as a condition to Employee's employment under this Agreement, Employee agrees to execute and be bound by the terms of the Employee Proprietary Information Agreement attached hereto as Exhibit A.
                                                              ---------

     6. Inventions: Any and all patents, copyrights, trademarks, inventions, discoveries, developments, or trade secrets developed or perfected by Employee during or as the result of Employee's employment with the Company shall constitute the sole and exclusive property of the Company, as more particularly set forth in the Employee Proprietary Information Agreement attached hereto as Exhibit A.
---------

     7. Duty of Loyalty and Conflict Of Interests: During the term of this Agreement, Employee shall give the Company his undivided loyalty, and shall devote his full working time, ability, and attention to the business of the Company. Employee shall not accept other employment or engage in any other outside business activity which interferes with the performance of Employee's duties and responsibilities under this Agreement or which involves actual or potential competition with the business of the Company, except with the express written consent of Newport.

     8. Employee Benefit Plans: All of the employee benefit plans referred to or contemplated by this Agreement shall be governed solely by the terms of the underlying plan documents and by applicable law. Nothing in this Agreement shall impair the Company's right to amend, modify, replace, and terminate any and all such plans in its sole discretion as provided by law, or to terminate this Agreement in accordance with its terms. This Agreement is for the sole benefit of Employee and the Company, and is not intended to create an employee benefit plan or to modify the terms of existing plans.

     9. Assignment: This Agreement may not be assigned by Employee, but may be assigned by the Company to any successor in interest to its business. This Agreement shall bind and inure to be benefit of the Company's successors and assigns, as well as Employee's heirs, executors, administrators, and legal representatives.

     10. Notices: All notices required by this Agreement may be delivered by first class mail at the following addresses:

          To the Company:     Unique Equipment Co.
                              c/o Newport Corporation
                              1791 Deere Avenue
                              Irvine, California 92606
                              Attn: Chief Financial Officer

          To Employee:        Vernon West
                              Post Office Box 24873
                              Tempe, Arizona 85285-4873

     11. Arbitration: The Company's "Alternative Dispute Resolution Policy" is expressly incorporated by reference herein. Any dispute or controversy between the Company and the Employee concerning his hiring, employment, compensation, or termination, shall be settled by mandatory binding arbitration before the American Arbitration Association or such other neutral arbitrator as the parties may agree. This agreement to arbitrate includes but is not limited to claims for violation of the equal employment laws, such as Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, Americans with Disabilities Act or any anti-discrimination law of the State of Arizona. Both parties acknowledge that they are waiving the right to trial by jury. The arbitrator shall have full authority to award all relief otherwise available in a court of law. BOTH PARTIES ACKNOWLEDGE THAT THEY ARE WAIVING THEIR RIGHT TO A TRIAL BY JURY.

     12. Amendment: This Agreement may be modified only by written agreement signed by the party against whom any amendment is to be enforced, and in the case of the Company, pursuant to consent by the Company's Board of Directors.

     13. Choice of Law: This Agreement shall be governed by the laws of the State of Arizona.

     14. Partial Invalidity: In the event any provision of this Agreement is void or unenforceable, the remaining provisions shall continue in full force and effect.

     15. Waiver: No waiver of any breach of this Agreement shall constitute a waiver of any subsequent breach.

     16. Complete Agreement: This Agreement contains the entire agreement between the parties, and supersedes any and all prior and contemporaneous oral and written agreements, including Employee's previous employment contracts (if any), which shall have no further force and effect.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

"Employee"

_________________________                   Dated: August 31, 2000
Vernon West

"Company"

UNIQUE EQUIPMENT CO.,
an Arizona corporation

By:  ______________________                 Dated:  August 31, 2000
Its: ______________________

                                   EXHIBIT A
                                   ---------

                  EMPLOYEE PROPRIETARY INFORMATION AGREEMENT
                  ------------------------------------------
     In consideration and as a condition of my employment, or continued employment, by UNIQUE EQUIPMENT CO. and/or by companies which it owns, controls, or is affiliated with, or their successors in business (hereafter referred to as "the Company"), and the compensation paid therefor:

     1.   Confidentiality.
          ---------------

     I agree to keep confidential, except as the Company may otherwise consent in writing, and not to disclose or make any use of except for the benefit of the Company, at any time, either during or subsequent to my employment, any trade secrets, confidential information, knowledge, data or other information of the Company relating to products, processes, know-how, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, pricing strategies or other subject matter pertaining to any business of the Company or any of its clients, customers, consultants, licensees or affiliates, which I may produce, obtain or otherwise acquire during the course of my employment, except as herein provided. I further agree not to deliver, reproduce or in any way allow any such trade secrets, confidential information, knowledge, data or other information, or any documentation relating thereto, to be delivered or used by any third parties without specific direction or consent of a duly authorized representative of the Company.

     2.   Conflicting Employment/Return of Confidential Material.
          ------------------------------------------------------

     I agree that during my employment with the Company I will not engage in any other employment, occupation, consulting or other activity relating to the business in which the Company is now or may hereafter become engaged or which would otherwise conflict with my obligations to the Company. I agree to promptly notify the Company of any such other employment, occupation, consulting or other activity. I agree that the determination of the Company as to whether or not any such activity would conflict with my obligations to the Company will be final and binding on me. In the event of my termination of employment with the Company for any reason whatsoever, I agree to promptly, upon request by the Company, surrender and deliver to the Company all records, materials, equipment, drawings, documents and data of any nature pertaining to any invention, trade secret or confidential information of the Company or to my employment, and I will not take with me, unless otherwise consented to in writing by the Company, any description containing or pertaining to any confidential information, knowledge or data of the Company which I may produce or obtain during the course of my employment. In the event of the termination of my employment for any reason whatsoever, I agree to sign and deliver the "Termination Certificate" attached hereto as Exhibit 1.
                   ----------

     3.   Assignment of Inventions.
          ------------------------

     I agree that all computer programs, documentation and other copyrightable materials to which I contribute during my employment shall be considered "works made for hire" and shall be the sole property of the Company. I hereby assign and transfer to the Company my entire right, title and interest in and to all inventions (as used in the Agreement, "inventions" shall include but not be limited to ideas, improvements, designs and discoveries) whether or not patentable and whether or not reduced to practice, made or conceived by me (whether made solely by me or jointly with others) during the period of my employment with the Company, which relate in any manner to the actual or demonstrably anticipated business, work or research and development of the Company or its subsidiaries, or result from or are suggested by any task assigned to me or any work performed by me for or on behalf of the Company or its subsidiaries.

     4.   Disclosure of Inventions and Patents.
          ------------------------------------

     I agree that in connection with any "invention" as defined in Paragraph 3 above:

          a) I will disclose all material inventions promptly in writing to the Company, with a copy to the President in order to permit the Company to claim rights to which it may be entitled under this Agreement. Such disclosure shall be received in confidence by the Company.

          b) I will, at the Company's request, promptly execute a written assignment of title to the Company for any invention required to be assigned by Paragraph 3 ("assignable invention"), and I will preserve any such assignable invention as confidential information of the Company.

          c) Upon request, I agree to assist the Company or its nominee (at its expense) during and at any time subsequent to my employment in every reasonable way to obtain for its own benefit patents and copyrights for such assignable inventions in any and all countries, which inventions shall be and remain the sole and exclusive property of the Company or its nominee whether or not patented or copyrighted. I agree to execute such papers and perform such lawful acts as the Company deems to be necessary to allow it to exercise all right, title, and interest in such patents and copyrights.

     5.   Execution of Documents.
          ----------------------

     In connection with Paragraph 4(c), I further agree to execute, acknowledge and deliver to the Company or its nominee upon request and at its expense all such documents, including applications for patents and copyrights and assignments of inventions, patents and copyrights to be issued therefore, as the Company may determine necessary or desirable to apply for and obtain letters, patents and copyrights on such assignable inventions in any and all countries and/or to protect the interest of the Company or its nominee in such inventions, patents and copyrights, and to vest title thereto in the Company or its nominee.

     6.   Maintenance of Records.
          ----------------------

     I agree to keep and maintain adequate and current written records of all inventions made by me (in the form of notes, sketches, drawings and as may be specified by the Company), which records shall be available to and remain the sole property of the Company at all times.

     7.   Prior Inventions.
          ----------------

     It is understood that all inventions if any, patented or unpatented, which I made prior to my employment by the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit 2
                                                                     ---------
attached hereto a complete list of all my prior inventions, including numbers of all patents and patent applications, and a brief description of all unpatented inventions which are not the property of a previous employer. I represent and covenant that the list is complete. I agree to notify the Company in writing before I make any disclosure or perform any work on behalf of the Company which appears to threaten or conflict with proprietary rights I claim in any invention or idea. In the event of my failure to give such notice, I agree that I will make no claim against the Company with respect to any such inventions or ideas. In addition, if any invention made or conceived by me during the period of my employment is based on, or incorporates, or is an improvement or derivative of, or cannot reasonably be made, used, reproduced and distributed without violating other technology or rights owned by me, I hereby grant to the Company a perpetual, worldwide, royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such technology in support of the Company's exercise or exploitation of its rights to such invention.

     8.   Other Obligations.
          -----------------

         I acknowledge that the Company from time to time may have agreements with other persons or with the U.S. Government or governments of other countries, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work thereunder or regarding the confidential nature of such work. I agree to be bound by all such obligations and restrictions and to take all action necessary to discharge the obligations of the Company thereunder.

     9.   Trade Secrets of Others.
          -----------------------

     I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Company, and I will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others. I agree not to enter into any agreement either written or oral in conflict herewith.

     10.  Modification.
          ------------

     This Agreement may not be changed, modified, released, discharged, abandoned or otherwise amended, in whole or in part, except by an instrument in writing, signed by me and the Company. I agree that any subsequent change or changes in my duties, salary, or compensation shall not affect the validity or scope of this Agreement.

     11.  Entire Agreement.
          ----------------

     I acknowledge receipt of this Agreement and agree that with respect to the subject matter thereof it is my entire agreement with the Company, superseding any previous oral or written communications, representations, understandings or agreements with the Company or any officers or representative thereof.

     12.  Severability.
          ------------

     In the event that any paragraph or provision of this Agreement shall be held to be illegal or unenforceable in any jurisdiction, such paragraph or provision shall, as to that jurisdiction, be adjusted and reformed, if possible, in order to achieve the intent of the parties, and if such paragraph or provision cannot be adjusted and reformed, such paragraph or provision shall, for the purposes of that jurisdiction be voided and severed from this Agreement, and the entire Agreement shall not fail on account thereof but shall otherwise remain in full force and effect.

     13.  Successors and Assigns.
          ----------------------

     This Agreement shall be binding upon my heirs, executors, administrators or other legal representative and is for the benefit of the Company, its successors and assigns.

     14.  Governing Law.
          -------------

     This Agreement shall be governed by the laws of the location of my employment, which is presently the State of Arizona.

     15.  Counterparts.
          ------------

     This Agreement may be signed in two counterparts, each shall be deemed an original and both of which shall together constitute one agreement.

     16.  Employment.
          ----------

     In the event the Company is merged with NEWPORT CORPORATION, a Nevada corporation, ("Newport") or any subsidiary of Newport, or the Company's operations are otherwise transferred to Newport or a subsidiary of Newport, and the separate corporate existence of the Company ends, I agree to be bound to the terms of this Agreement as consideration of my continued employment by such successor-in-interest.

     17.  No Violation of Prior Agreements.
          --------------------------------

     Employee hereby represents and warrants that he/she is not bound by any non-compete or non-solicitation or confidentiality restriction with any organization that would restrict the fulfillment of the terms of his/her employment with the Company.

     18.  Continuing Obligations.
          ----------------------

     Employee agrees that in the event he/she is offered employment with another employer at any time during the existence of this Agreement, the business of which is in any way competitive with the Company, Employee shall immediately provide said employer with a copy of this Agreement and all of its terms .

     19.  Enforceability.
          --------------

     It is expressly agreed by the Employee that if any of the provisions of this Agreement shall contravene or be invalid under the laws of any state or other jurisdiction where it is applicable but for such contravention or invalidity, such contravention or invalidity shall not invalidate all of the provisions of this Agreement; but, rather, it shall be construed, insofar as the laws of that state or jurisdiction are concerned, as not containing the provisions contravening or invalid under the laws of that state or jurisdiction, and the rights and obligations created hereby shall be construed and enforced accordingly.

                                   EMPLOYEE

                                   _______________________________
                                   Vernon West

                                   Date:__________________________



                                   UNIQUE EQUIPMENT CO.


                                   By:____________________________

                                   Its:___________________________

                                   Date:__________________________

                                   EXHIBIT 1
                                   ---------

                            TERMINATION CERTIFICATE

     This is to certify that I do not have in my possession, nor have I failed to return any records, documents, data, specifications, drawings, blueprints, reproductions, sketches, notes, reports, proposals, or copies of them, or other documents or materials, equipment, or other property belonging to UNIQUE EQUIPMENT CO., companies which it owns, controls or is affiliated with, or their respective successors and assigns (hereafter referred to as "the Company").

     I further certify that I have complied with and will continue to comply with all the terms of the Employee Proprietary Information Agreement signed by me with the Company, including the reporting of any inventions (as defined therein) conceived or made by me covered by the Agreement.

     I further agree that in compliance with the Employee Proprietary and Confidential Information Agreement, I will preserve as confidential all trade secrets, confidential information, knowledge, data, or other information relating to products, processes, know-how, designs, formulas, test data, customer lists, or other subject matter pertaining to any business of the Company or any of its clients, customers, consultants, licensees, or affiliates.


                                       _______________________
                                       Employee's Signature


                                       _______________________
                                       Print Name


                                       _______________________
                                       Date

                                   EXHIBIT 2

                           LIST OF PRIOR INVENTIONS

                                                   Identifying Number or
          Title                 Date                    Brief Description
          -----                 ----                    -----------------

                                  EXHIBIT B-4
                                  -----------

                         EMPLOYMENT AGREEMENT FOR DANE

                             EMPLOYMENT AGREEMENT
                             --------------------

     This Employment Agreement ("Agreement") is made and entered into this 31st day of August, 2000 by and between UNIQUE EQUIPMENT CO., an Arizona corporation, ("Company") and Mark Dane ("Employee").

     1. Employment: Employee shall be employed as Director, Product Management Advanced Automation Systems, or such other position as may be determined by the Board of Directors of the Company, and shall faithfully and diligently perform all duties and responsibilities required of such position or assigned by the Company from time to time. In the event the Company is merged into Newport Corporation, a Nevada corporation ("Newport"), or any subsidiary of Newport, or the Company's operations are otherwise transferred to Newport or a subsidiary of Newport, and the separate corporate existence of the Company ends, Employee will continue to be employed by such successor in interest, provided however, that Employee's title may be changed.

     2. Term: This Agreement and Employee's employment shall be for a term of two (2) years commencing on August 31, 2000, and expiring on August 31, 2002, but may be terminated earlier at any time in accordance with Section 4 of this Agreement.

     3. Compensation: In consideration for all services to be performed under this Agreement, Employee shall receive the following compensation:

          A. Salary: Employee shall be paid base salary at the rate of one hundred thousand Dollars ($100,000) per year. Employee's base salary shall be reviewed annually in conjunction with Employee's annual merit review, but shall not be reduced by the Company during the term of his employment.

          B. Cash Incentive Bonus: In the event that, at the end of each fiscal year during the term of Employee's employment with the Company (it being understood that such fiscal year shall end on December 31), certain performance goals agreed upon by the Company and Employee in writing at the beginning of such fiscal year are achieved by Employee and/or the Company, as the case may be, Employee shall be paid a cash incentive bonus targeted to be equal to twenty percent (20%) of Employee's earnings during that same fiscal year.

          C. Stock Options: Employee shall receive a one-time grant of options to purchase twenty thousand (20,000) shares of the common stock of Newport at an exercise price equal to the closing price of Newport common stock on the date of this Agreement. Such grant is subject to the terms of Newport Corporation's 1999 Stock Incentive Plan and the terms of the Option Acknowledgment Letter to Employee delivered herewith.

          D. Vacation: Employee shall accrue vacation at a rate consistent with Newport's policy for employees with similar years of service. Years of service shall include the total number of years Employee has been employed by the Company.

          E. Employee Benefit Plans: Employee shall be entitled to participate in such group medical, dental, visual, and other benefit plans as the Company may offer from time to time for personnel of comparable stature. Years of service shall include the total number of years Employee has been employed by the Company.

     4. Termination: This Agreement and Employee's employment are subject to immediate termination at any time as follows:

          A. Death: This Agreement shall terminate immediately upon Employee's death, in which event the Company's only obligation shall be to pay all compensation owing for services rendered by Employee prior to the date of his death.

          B. Disability: The Company may, to the extent permitted by applicable law, terminate Employee's employment in the event that Employee is disabled from performing all assigned duties under this Agreement due to illness or injury ninety (90) consecutive days, or for a period in excess of one hundred eighty (180) days in any twelve (12) month period, in which event the Company's only obligation shall be to pay all compensation owing for services rendered by Employee prior to the date of his termination.

          C. Termination For Cause: The Company may terminate this Agreement immediately upon written notice to Employee in the event Employee (i) commits any material misconduct, willful breach, or habitual neglect of his duties, including without limitation any act involving dishonesty, breach of loyalty to the Company, or recklessness or gross negligence by Employee in the performance of his duties hereunder; (ii) commits any material violation of any policy or procedure of the Company; or (iii) engages in poor performance which is not cured after counseling by the Company. In either event, the Company's sole obligation to Employee shall be to pay all compensation owing for services rendered by Employee prior to notice of termination under this subsection.

          D. Termination Without Cause: The Company in its sole discretion may also terminate Employee's employment without cause or prior warning immediately upon written notice, to Employee in which event the Company's only obligation shall be to pay compensation owing for services rendered by Employee prior to notice of termination, and to continue paying Employee's base salary and the cost of continued health care coverage for Employee until the earlier to occur of the expiration of the initial term set forth in Section 2 above or six (6) months following the date of such termination.

          E. Company's Sole Obligation: In the event of any termination pursuant to this Section 4, the payment of the amounts set forth in subsections (A) through (D) above, as and if applicable, constitute the sole obligations of the Company and are in lieu of any damages or other compensation that Employee may claim in connection with this Agreement.

          F. Return of Company Property: Upon termination of employment for any reason, Employee shall immediately return to the Company without condition all files, records, keys, and other property of the Company.

     5. Confidentiality: Employee acknowledges and agrees that Employee has been entrusted with trade secrets and proprietary information regarding the products, processes, methods of manufacture and delivery, know-how, designs, formula, work in progress, research and development, computer software and data bases, copyrights, trademarks, patents, marketing techniques, and future business plans, as well as customer lists and information concerning the identity, needs, and desires of actual and potential customers of the Company and its subsidiaries, joint ventures, partners, and other affiliated persons and entities ("Confidential Information"), all of which derive significant economic value from not being generally known to others outside the Company. Accordingly, as a condition to Employee's employment under this Agreement, Employee agrees to execute and be bound by the terms of the Employee Proprietary Information Agreement attached hereto as Exhibit A.
                             ---------

     6. Inventions: Any and all patents, copyrights, trademarks, inventions, discoveries, developments, or trade secrets developed or perfected by Employee during or as the result of Employee's employment with the Company shall constitute the sole and exclusive property of the Company, as more particularly set forth in the Employee Proprietary Information Agreement attached hereto as Exhibit A.
---------

     7. Duty of Loyalty and Conflict Of Interests: During the term of this Agreement, Employee shall give the Company his undivided loyalty, and shall devote his full working time, ability, and attention to the business of the Company. Employee shall not accept other employment or engage in any other outside business activity which interferes with the performance of Employee's duties and responsibilities under this Agreement or which involves actual or potential competition with the business of the Company, except with the express written consent of Newport.

     8. Employee Benefit Plans: All of the employee benefit plans referred to or contemplated by this Agreement shall be governed solely by the terms of the underlying plan documents and by applicable law. Nothing in this Agreement shall impair the Company's right to amend, modify, replace, and terminate any and all such plans in its sole discretion as provided by law, or to terminate this Agreement in accordance with its terms. This Agreement is for the sole benefit of Employee and the Company, and is not intended to create an employee benefit plan or to modify the terms of existing plans.

     9. Assignment: This Agreement may not be assigned by Employee, but may be assigned by the Company to any successor in interest to its business. This Agreement shall bind and inure to be benefit of the Company's successors and assigns, as well as Employee's heirs, executors, administrators, and legal representatives.

     10. Notices: All notices required by this Agreement may be delivered by first class mail at the following addresses:

          To the Company:    Unique Equipment Co.
                             c/o Newport Corporation
                             1791 Deere Avenue
                             Irvine, California 92606
                             Attn: Chief Financial Officer

          To Employee:       Mark Dane
                             1219 Columbia Street
                             Hood River, OR 97031

     11. Arbitration: The Company's "Alternative Dispute Resolution Policy" is expressly incorporated by reference herein. Any dispute or controversy between the Company and the Employee concerning his hiring, employment, compensation, or termination, shall be settled by mandatory binding arbitration before the American Arbitration Association or such other neutral arbitrator as the parties may agree. This agreement to arbitrate includes but is not limited to claims for violation of the equal employment laws, such as Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, Americans with Disabilities Act or any anti-discrimination law of the State of Arizona. Both parties acknowledge that they are waiving the right to trial by jury. The arbitrator shall have full authority to award all relief otherwise available in a court of law. BOTH PARTIES ACKNOWLEDGE THAT THEY ARE WAIVING THEIR RIGHT TO A TRIAL BY JURY.

     12. Amendment: This Agreement may be modified only by written agreement signed by the party against whom any amendment is to be enforced, and in the case of the Company, pursuant to consent by the Company's Board of Directors.

     13. Choice of Law: This Agreement shall be governed by the laws of the State of Arizona.

     14. Partial Invalidity: In the event any provision of this Agreement is void or unenforceable, the remaining provisions shall continue in full force and effect.

     15. Waiver: No waiver of any breach of this Agreement shall constitute a waiver of any subsequent breach.

     16. Complete Agreement: This Agreement contains the entire agreement between the parties, and supersedes any and all prior and contemporaneous oral and written agreements, including Employee's previous employment contracts (if any), which shall have no further force and effect. Notwithstanding the foregoing, Employee shall be entitled to receive commissions on orders made prior to the date of this Agreement according to the commission schedule in place prior to the date of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

"Employee"


_____________________                        Dated: August 31, 2000
Mark Dane


"Company"

UNIQUE EQUIPMENT CO.,
an Arizona corporation

By:  ___________________________           Dated:  August 31, 2000
Its: ___________________________

                                   EXHIBIT A
                                   ----------

                  EMPLOYEE PROPRIETARY INFORMATION AGREEMENT

     In consideration and as a condition of my employment, or continued employment, by UNIQUE EQUIPMENT CO. and/or by companies which it owns, controls, or is affiliated with, or their successors in business (hereafter referred to as "the Company"), and the compensation paid therefor:

     1.   Confidentiality.
          ---------------

     I agree to keep confidential, except as the Company may otherwise consent in writing, and not to disclose or make any use of except for the benefit of the Company, at any time, either during or subsequent to my employment, any trade secrets, confidential information, knowledge, data or other information of the Company relating to products, processes, know-how, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, pricing strategies or other subject matter pertaining to any business of the Company or any of its clients, customers, consultants, licensees or affiliates, which I may produce, obtain or otherwise acquire during the course of my employment, except as herein provided. I further agree not to deliver, reproduce or in any way allow any such trade secrets, confidential information, knowledge, data or other information, or any documentation relating thereto, to be delivered or used by any third parties without specific direction or consent of a duly authorized representative of the Company.

     2.   Conflicting Employment/Return of Confidential Material.
          ------------------------------------------------------

     I agree that during my employment with the Company I will not engage in any other employment, occupation, consulting or other activity relating to the business in which the Company is now or may hereafter become engaged or which would otherwise conflict with my obligations to the Company. I agree to promptly notify the Company of any such other employment, occupation, consulting or other activity. I agree that the determination of the Company as to whether or not any such activity would conflict with my obligations to the Company will be final and binding on me. In the event of my termination of employment with the Company for any reason whatsoever, I agree to promptly, upon request by the Company, surrender and deliver to the Company all records, materials, equipment, drawings, documents and data of any nature pertaining to any invention, trade secret or confidential information of the Company or to my employment, and I will not take with me, unless otherwise consented to in writing by the Company, any description containing or pertaining to any confidential information, knowledge or data of the Company which I may produce or obtain during the course of my employment. In the event of the termination of my employment for any reason whatsoever, I agree to sign and deliver the "Termination Certificate" attached hereto as Exhibit 1.
                   ---------

     3.   Assignment of Inventions.
          ------------------------

     I agree that all computer programs, documentation and other copyrightable materials to which I contribute during my employment shall be considered "works made for hire" and shall be the sole property of the Company. I hereby assign and transfer to the Company my entire right, title and interest in and to all inventions (as used in the Agreement, "inventions" shall include but not be limited to ideas, improvements, designs and discoveries) whether or not patentable and whether or not reduced to practice, made or conceived by me (whether made solely by me or jointly with others) during the period of my employment with the Company, which relate in any manner to the actual or demonstrably anticipated business, work or research and development of the Company or its subsidiaries, or result from or are suggested by any task assigned to me or any work performed by me for or on behalf of the Company or its subsidiaries.

     4.   Disclosure of Inventions and Patents.
          ------------------------------------

     I agree that in connection with any "invention" as defined in Paragraph 3 above:

          a) I will disclose all material inventions promptly in writing to the Company, with a copy to the President in order to permit the Company to claim rights to which it may be entitled under this Agreement. Such disclosure shall be received in confidence by the Company.

          b) I will, at the Company's request, promptly execute a written assignment of title to the Company for any invention required to be assigned by Paragraph 3 ("assignable invention"), and I will preserve any such assignable invention as confidential information of the Company.

          c) Upon request, I agree to assist the Company or its nominee (at its expense) during and at any time subsequent to my employment in every reasonable way to obtain for its own benefit patents and copyrights for such assignable inventions in any and all countries, which inventions shall be and remain the sole and exclusive property of the Company or its nominee whether or not patented or copyrighted. I agree to execute such papers and perform such lawful acts as the Company deems to be necessary to allow it to exercise all right, title, and interest in such patents and copyrights.

     5.   Execution of Documents.
          ----------------------

     In connection with Paragraph 4(c), I further agree to execute, acknowledge and deliver to the Company or its nominee upon request and at its expense all such documents, including applications for patents and copyrights and assignments of inventions, patents and copyrights to be issued therefore, as the Company may determine necessary or desirable to apply for and obtain letters, patents and copyrights on such assignable inventions in any and all countries and/or to protect the interest of the Company or its nominee in such inventions, patents and copyrights, and to vest title thereto in the Company or its nominee.

     6.   Maintenance of Records.
          ----------------------

     I agree to keep and maintain adequate and current written records of all inventions made by me (in the form of notes, sketches, drawings and as may be specified by the Company), which records shall be available to and remain the sole property of the Company at all times.

     7.   Prior Inventions.
          ----------------

     It is understood that all inventions if any, patented or unpatented, which I made prior to my employment by the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit 2
                                                                     ---------
attached hereto a complete list of all my prior inventions, including numbers of all patents and patent applications, and a brief description of all unpatented inventions which are not the property of a previous employer. I represent and covenant that the list is complete. I agree to notify the Company in writing before I make any disclosure or perform any work on behalf of the Company which appears to threaten or conflict with proprietary rights I claim in any invention or idea. In the event of my failure to give such notice, I agree that I will make no claim against the Company with respect to any such inventions or ideas. In addition, if any invention made or conceived by me during the period of my employment is based on, or incorporates, or is an improvement or derivative of, or cannot reasonably be made, used, reproduced and distributed without violating other technology or rights owned by me, I hereby grant to the Company a perpetual, worldwide, royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such technology in support of the Company's exercise or exploitation of its rights to such invention.

     8.   Other Obligations.
          -----------------

     I acknowledge that the Company from time to time may have agreements with other persons or with the U.S. Government or governments of other countries, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work thereunder or regarding the confidential nature of such work. I agree to be bound by all such obligations and restrictions and to take all action necessary to discharge the obligations of the Company thereunder.

     9.   Trade Secrets of Others.
          -----------------------

     I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Company, and I will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others. I agree not to enter into any agreement either written or oral in conflict herewith.

     10.  Modification.
          ------------

     This Agreement may not be changed, modified, released, discharged, abandoned or otherwise amended, in whole or in part, except by an instrument in writing, signed by me and the Company. I agree that any subsequent change or changes in my duties, salary, or compensation shall not affect the validity or scope of this Agreement.

     11.  Entire Agreement.
          ----------------

     I acknowledge receipt of this Agreement and agree that with respect to the subject matter thereof it is my entire agreement with the Company, superseding any previous oral or written communications, representations, understandings or agreements with the Company or any officers or representative thereof.

     12.  Severability.
          ------------

     In the event that any paragraph or provision of this Agreement shall be held to be illegal or unenforceable in any jurisdiction, such paragraph or provision shall, as to that jurisdiction, be adjusted and reformed, if possible, in order to achieve the intent of the parties, and if such paragraph or provision cannot be adjusted and reformed, such paragraph or provision shall, for the purposes of that jurisdiction be voided and severed from this Agreement, and the entire Agreement shall not fail on account thereof but shall otherwise remain in full force and effect.

     13.  Successors and Assigns.
          ----------------------

     This Agreement shall be binding upon my heirs, executors, administrators or other legal representative and is for the benefit of the Company, its successors and assigns.

     14.  Governing Law.
          -------------

     This Agreement shall be governed by the laws of the location of my employment, which is presently the State of Arizona.

     15.  Counterparts.
          ------------

     This Agreement may be signed in two counterparts, each shall be deemed an original and both of which shall together constitute one agreement.

     16.  Employment.
          ----------

     In the event the Company is merged with NEWPORT CORPORATION, a Nevada corporation, ("Newport") or any subsidiary of Newport, or the Company's operations are otherwise transferred to Newport or a subsidiary of Newport, and the separate corporate existence of the Company ends, I agree to be bound to the terms of this Agreement as consideration of my continued employment by such successor-in-interest.

     17.  No Violation of Prior Agreements.
          --------------------------------

     Employee hereby represents and warrants that he/she is not bound by any non-compete or non-solicitation or confidentiality restriction with any organization that would restrict the fulfillment of the terms of his/her employment with the Company.

     18.  Continuing Obligations.
          ----------------------

     Employee agrees that in the event he/she is offered employment with another employer at any time during the existence of this Agreement, the business of which is in any way competitive with the Company, Employee shall immediately provide said employer with a copy of this Agreement and all of its terms.

     19.  Enforceability.
          --------------

     It is expressly agreed by the Employee that if any of the provisions of this Agreement shall contravene or be invalid under the laws of any state or other jurisdiction where it is applicable but for such contravention or invalidity, such contravention or invalidity shall not invalidate all of the provisions of this Agreement; but, rather, it shall be construed, insofar as the laws of that state or jurisdiction are concerned, as not containing the provisions contravening or invalid under the laws of that state or jurisdiction, and the rights and obligations created hereby shall be construed and enforced accordingly.

                                    EMPLOYEE

                                    ________________________________
                                    Mark Dane

                                    Date:___________________________





                                    UNIQUE EQUIPMENT CO.


                                    By:_____________________________

                                    Its:____________________________

                                    Date:___________________________

                                   EXHIBIT 1
                                   ---------

                            TERMINATION CERTIFICATE

     This is to certify that I do not have in my possession, nor have I failed to return any records, documents, data, specifications, drawings, blueprints, reproductions, sketches, notes, reports, proposals, or copies of them, or other documents or materials, equipment, or other property belonging to UNIQUE EQUIPMENT CO., companies which it owns, controls or is affiliated with, or their respective successors and assigns (hereafter referred to as "the Company").

     I further certify that I have complied with and will continue to comply with all the terms of the Employee Proprietary Information Agreement signed by me with the Company, including the reporting of any inventions (as defined therein) conceived or made by me covered by the Agreement.

     I further agree that in compliance with the Employee Proprietary and Confidential Information Agreement, I will preserve as confidential all trade secrets, confidential information, knowledge, data, or other information relating to products, processes, know-how, designs, formulas, test data, customer lists, or other subject matter pertaining to any business of the Company or any of its clients, customers, consultants, licensees, or affiliates.

                                        ____________________________
                                        Employee's Signature

                                        ____________________________
                                        Print Name

                                        ____________________________
                                        Date

                                   EXHIBIT 2

                           LIST OF PRIOR INVENTIONS

                                                          Identifying Number or
               Title                 Date                     Brief Description
               ------               ------                   ------------------

                                  EXHIBIT C-1
                                  -----------

                     NON-COMPETITION AGREEMENT FOR HICKLE

                           NON-COMPETITION AGREEMENT
                           -------------------------

     THIS NON-COMPETITION AGREEMENT (the "Agreement") is made this 31st day of August, 2000, by and between Michael Hickle (the "Shareholder"), and NEWPORT CORPORATION, a Nevada corporation (the "Buyer"), with reference to the following:

     A. Unique Equipment Co., an Arizona corporation (the "Company") is engaged in business that includes designing, manufacturing, counseling and advising with respect to and selling goods and services dealing with automation in the fiber optic market segment (the "Business") within all of the states of the United States of America, the District of Columbia, Europe and Asia.

     B. Shareholder and his spouse are the record and beneficial owner of 36.8% of the outstanding capital stock of the Company.

     C. Buyer and the Company are parties to that certain Stock Purchase Agreement dated as of August 31, 2000 (the "Purchase Agreement"), pursuant to which the Company's shareholders and the Shareholder have agreed to sell and Buyer has agreed to buy substantially all of the Company's outstanding capital stock as set forth in the Purchase Agreement, including all goodwill associated with the business.

     D. It is a condition precedent to the Purchase Agreement that Shareholder enter into a Non-Competition Agreement in the form of this Agreement with Buyer, including the covenant not to compete contained herein; and Shareholder understands and acknowledges that this Agreement is a material inducement to Buyer upon which it is relying in consummating the transactions contemplated by the Purchase Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants, warranties and representations contained herein, the parties hereby agree as follows:

     1. Shareholder covenants, that for a period of five (5) consecutive years commencing on the date hereof, the Shareholder shall not directly, or indirectly through one or more other persons or entities, engage in, or have any financial or other interests (whether as a principal, partner, member, joint venturer, shareholder, director, officer, agent, employee, consultant or otherwise) in or provide services or assistance to any person, firm, corporation, limited liability company, partnership, joint venture or business (other than Buyer or any of its subsidiaries, including the Company) that engages in, or proposes to engage in, any activity which is the same as, similar to, or competitive with the Business (whether as presently conducted by Newport or the Company, as conducted by Newport or the Company at the time Shareholder's employment with the Company terminates or as then proposed to be engaged in by Newport or the Company), in, from, at or into (a) Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah,

Vermont, Virginia, Washington, West Virginia, Wisconsin and Wyoming (b) Alberta, British Columbia, Manitoba, New Brunswick, Nova Scotia, Ontario, Prince Edward Island, Quebec, Saskatchewan, Newfoundland, Labrador, Northwest Territories, Nunavut, Yukon Territory or (c) the United Kingdom, France, Germany, Japan, Netherlands, Switzerland, Korea, Taiwan, China. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent or otherwise limit the Shareholder from holding, for investment purposes only, no more than one percent (1%) of any class of equity securities of a company engaged in activities that are competitive with the Business if such class of equity securities is traded on a national securities exchange or on the NASDAQ National Market System.

     2. Shareholder covenants that neither the Shareholder, nor any affiliate of the Shareholder, shall use for his, her or their benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company, other than the Company or Buyer, any confidential information regarding the business methods, business policies, procedures, techniques, trade secrets, software, products, customer lists or other knowledge or processes used or developed, prior to the Closing or prior to termination of employment with the Buyer, by the Company, or other information concerning the Business of which the Company, Buyer or the Shareholder became aware prior to the Closing or prior to termination of employment with the Buyer. The foregoing restrictions shall not apply to (i) information which is or becomes, other than as a result of a breach of this Agreement, generally available to the public, or (ii) the disclosure of information required pursuant to a subpoena or other legal process; provided that the party required to disclose such information shall notify the Company or Buyer, in writing, of the receipt of any such subpoena or other legal process requiring such disclosure immediately after receipt thereof and the Company and/or Buyer shall have a reasonable opportunity to quash such subpoena or other legal process prior to any disclosure by the Shareholder. Shareholder covenants that he will not make any claim that the Shareholder has any right, interest or title, of any kind or nature whatsoever, in or to any products, methods, practices, processes, discoveries, ideas, improvements, devices, creations, business plans or systems, or, subject to applicable labor laws, inventions relating to the business of the Company. To the extent any of the foregoing, under applicable law, may not be considered works made for hire, Shareholder hereby assigns to Buyer the ownership of all patent rights, trade secret rights, and copyrights in the foregoing, without the necessity of any further consideration, and Buyer shall be entitled to register and hold in its own name all patents and copyrights with respect to the foregoing.

     3. Shareholder consents that, for a period of five (5) years from the date of this Agreement, he will not, directly or indirectly, solicit for employment or hire any current or former employee of Company, Buyer or any of Buyer's subsidiaries or induce or entice any employee of Buyer or the Company to leave his or her employment with Buyer or the Company.

     4. Shareholder acknowledges that (a) his experience and capabilities are such that he can obtain employment in business or engage in his profession without breaching the terms and conditions of this Agreement, and that his obligations under the provisions of this Agreement (and the enforcement thereof by injunction or otherwise) will not prevent him from earning a livelihood and
(b) the restrictions contained in the foregoing Paragraphs 1, 2 and 3, in view of the nature of the Business and the involvement of such Shareholder in the Business, are reasonable and necessary in order to protect the legitimate interests of Buyer and the Company and the benefit of Buyer's bargain with Shareholder in acquiring the Company, and that any violation thereof would result in irreparable injuries to Buyer and the Company. Therefore, the Shareholder acknowledges and agrees that, in the event of a violation by the Shareholder of any of the restrictions contained in Paragraphs 1, 2 or 3 above, Buyer and the Company (which is an intended third-party beneficiary of the agreements of the Shareholder contained herein) shall each be entitled, individually, to seek and obtain from any court of competent jurisdiction (and without having to join any other party in such action) temporary, preliminary and permanent injunctive relief, or other equitable relief, in addition to any other rights or remedies to which it or they may be entitled and Shareholder hereby consents to the issuance of such injunction or grant of such specific performance. In any action or proceeding to enforce the provisions of this Agreement, Shareholder expressly waives the defense that a remedy of damages will be adequate for a breach of Shareholder's duties under this Agreement. The existence of any claim, demand, action, or cause of action of Shareholder against Buyer or the Company shall not constitute a defense to the enforcement by Buyer or the Company of any of the covenants or agreements herein whether predicated upon this Agreement or otherwise, and shall not constitute a defense to the enforcement by Buyer or the Company of any of its rights hereunder.

     5. It is expressly agreed by the Shareholder that if any of the provisions of this Agreement shall contravene or be invalid under the laws of any state or other jurisdiction where it is applicable but for such contravention or invalidity, such contravention or invalidity shall not invalidate all of the provisions of this Agreement; but, rather, it shall be construed, insofar as the laws of that state or jurisdiction are concerned, as not containing the provisions contravening or invalid under the laws of that state or jurisdiction, and the rights and obligations created hereby shall be construed and enforced accordingly. If, however, any such contravening provision relates to the term of the covenants contained herein or the geographic area or areas to which they apply, then such covenants shall be construed as providing for the maximum time period and widest geographic area or areas which the laws of that state or jurisdiction permit; provided that such time period and geographic area shall never exceed the time period or geographic area provided for herein.

     6. The rights of Buyer and the Company hereunder shall inure to, and the obligations of the Shareholder hereunder shall be binding on, their respective heirs, representatives, successors and assigns. Buyer or the Company may freely assign its rights under this Agreement, in whole or in part, to any other person without obtaining the consent or approval of Shareholder.

     7. In the event of a controversy, claim or dispute between any of the parties hereto arising out of or relating to this Agreement, or the breach thereof, the prevailing party shall be entitled to recover its reasonable attorneys' fees, expenses (including expert witness fees) and costs.

     8. This Agreement shall be covered by and construed in accordance with the laws of the State of Arizona. This Agreement may be executed by facsimile and in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument.

     9. This Agreement is being entered into by the Shareholder as partial consideration for the Buyer's purchase of the capital stock of the Company. No other consideration shall be required or paid by the Buyer for the execution and delivery by such Shareholder of this Agreement and the performance by the Shareholder of his covenants hereunder.

     10. Neither this Agreement, nor any of the terms or conditions of this Agreement, may be waived, amended or modified except by means of a written instrument duly executed by the parties to be charged therewith. No waiver of any provision, performance or default hereunder in any instance shall be construed as a continuing waiver of such provision, performance or default or a waiver of any other provision, performance or default or a waiver of any future performance or default. No remedy provided herein is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

     11. This Agreement, together with the Purchase Agreement, contain all of the agreements of the parties with respect to, and supersede all other agreements, written or oral, between the parties relating to, the subject matter of this Agreement, all of which are merged herein.

     12. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them as set forth in each of the Purchase Agreement.

     13. Shareholder hereby acknowledges and agrees that, in the context of the Purchase Agreement, the terms stated herein are no broader than necessary to protect the Buyer's legitimate business interest.

     THIS NON-COMPETITION AGREEMENT has been executed by the parties hereto as of the date and year first above written.

                                   "Shareholder"

                                   By:__________________________________________
                                      Michael Hickle


                                   "BUYER"

                                   NEWPORT CORPORATION,
                                   a Nevada corporation

                                   By:__________________________________________
                                      Robert C. Hewitt
                                      Vice President and Chief Financial Officer

                                  EXHIBIT C-2
                                  -----------

                     NON-COMPETITION AGREEMENT FOR POLLOCK

                           NON-COMPETITION AGREEMENT
                           -------------------------

      THIS NON-COMPETITION AGREEMENT (the "Agreement") is made this 31st day of August, 2000, by and between John Pollock (the "Shareholder"), and NEWPORT CORPORATION, a Nevada corporation (the "Buyer"), with reference to the following:

      A. Unique Equipment Co., an Arizona corporation (the "Company") is engaged in business that includes designing, manufacturing, counseling and advising with respect to and selling goods and services dealing with automation in the fiber optic market segment (the "Business") within all of the states of the United States of America, the District of Columbia, Europe and Asia.

      B. Shareholder and his spouse are the record and beneficial owner of 32.2% of the outstanding capital stock of the Company.

      C. Buyer and the Company are parties to that certain Stock Purchase Agreement dated as of August 31, 2000 (the "Purchase Agreement"), pursuant to which the Company's shareholders and the Shareholder have agreed to sell and Buyer has agreed to buy substantially all of the Company's outstanding capital stock as set forth in the Purchase Agreement, including all goodwill associated with the business.

      D. It is a condition precedent to the Purchase Agreement that Shareholder enter into a Non-Competition Agreement in the form of this Agreement with Buyer, including the covenant not to compete contained herein; and Shareholder understands and acknowledges that this Agreement is a material inducement to Buyer upon which it is relying in consummating the transactions contemplated by the Purchase Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants, warranties and representations contained herein, the parties hereby agree as follows:

      1. Shareholder covenants, that for a period of five (5) consecutive years commencing on the date hereof, the Shareholder shall not directly, or indirectly through one or more other persons or entities, engage in, or have any financial or other interests (whether as a principal, partner, member, joint venturer, shareholder, director, officer, agent, employee, consultant or otherwise) in or provide services or assistance to any person, firm, corporation, limited liability company, partnership, joint venture or business (other than Buyer or any of its subsidiaries, including the Company) that engages in, or proposes to engage in, any activity which is the same as, similar to, or competitive with the Business (whether as presently conducted by Newport or the Company, as conducted by Newport or the Company at the time Shareholder's employment with the Company terminates or as then proposed to be engaged in by Newport or the Company), in, from, at or into (a) Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah,

Vermont, Virginia, Washington, West Virginia, Wisconsin and Wyoming (b) Alberta, British Columbia, Manitoba, New Brunswick, Nova Scotia, Ontario, Prince Edward Island, Quebec, Saskatchewan, Newfoundland, Labrador, Northwest Territories, Nunavut, Yukon Territory or (c) the United Kingdom, France, Germany, Japan, Netherlands, Switzerland, Korea, Taiwan, China. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent or otherwise limit the Shareholder from holding, for investment purposes only, no more than one percent (1%) of any class of equity securities of a company engaged in activities that are competitive with the Business if such class of equity securities is traded on a national securities exchange or on the NASDAQ National Market System.

      2. Shareholder covenants that neither the Shareholder, nor any affiliate of the Shareholder, shall use for his, her or their benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company, other than the Company or Buyer, any confidential information regarding the business methods, business policies, procedures, techniques, trade secrets, software, products, customer lists or other knowledge or processes used or developed, prior to the Closing or prior to termination of employment with the Buyer, by the Company, or other information concerning the Business of which the Company, Buyer or the Shareholder became aware prior to the Closing or prior to termination of employment with the Buyer. The foregoing restrictions shall not apply to (i) information which is or becomes, other than as a result of a breach of this Agreement, generally available to the public, or (ii) the disclosure of information required pursuant to a subpoena or other legal process; provided that the party required to disclose such information shall notify the Company or Buyer, in writing, of the receipt of any such subpoena or other legal process requiring such disclosure immediately after receipt thereof and the Company and/or Buyer shall have a reasonable opportunity to quash such subpoena or other legal process prior to any disclosure by the Shareholder. Shareholder covenants that he will not make any claim that the Shareholder has any right, interest or title, of any kind or nature whatsoever, in or to any products, methods, practices, processes, discoveries, ideas, improvements, devices, creations, business plans or systems, or, subject to applicable labor laws, inventions relating to the business of the Company. To the extent any of the foregoing, under applicable law, may not be considered works made for hire, Shareholder hereby assigns to Buyer the ownership of all patent rights, trade secret rights, and copyrights in the foregoing, without the necessity of any further consideration, and Buyer shall be entitled to register and hold in its own name all patents and copyrights with respect to the foregoing.

      3. Shareholder consents that, for a period of five (5) years from the date of this Agreement, he will not, directly or indirectly, solicit for employment or hire any current or former employee of Company, Buyer or any of Buyer's subsidiaries or induce or entice any employee of Buyer or the Company to leave his or her employment with Buyer or the Company.

      4. Shareholder acknowledges that (a) his experience and capabilities are such that he can obtain employment in business or engage in his profession without breaching the terms and conditions of this Agreement, and that his obligations under the provisions of this Agreement (and the enforcement thereof by injunction or otherwise) will not prevent him from earning a livelihood and
(b) the restrictions contained in the foregoing Paragraphs 1, 2 and 3, in view of the nature of the Business and the involvement of such Shareholder in the Business, are reasonable and necessary in order to protect the legitimate interests of Buyer and the Company and the benefit of Buyer's bargain with Shareholder in acquiring the Company, and that any violation thereof would result in irreparable injuries to Buyer and the Company. Therefore, the Shareholder acknowledges and agrees that, in the event of a violation by the Shareholder of any of the restrictions contained in Paragraphs 1, 2 or 3 above, Buyer and the Company (which is an intended third-party beneficiary of the agreements of the Shareholder contained herein) shall each be entitled, individually, to seek and obtain from any court of competent jurisdiction (and without having to join any other party in such action) temporary, preliminary and permanent injunctive relief, or other equitable relief, in addition to any other rights or remedies to which it or they may be entitled and Shareholder hereby consents to the issuance of such injunction or grant of such specific performance. In any action or proceeding to enforce the provisions of this Agreement, Shareholder expressly waives the defense that a remedy of damages will be adequate for a breach of Shareholder's duties under this Agreement. The existence of any claim, demand, action, or cause of action of Shareholder against Buyer or the Company shall not constitute a defense to the enforcement by Buyer or the Company of any of the covenants or agreements herein whether predicated upon this Agreement or otherwise, and shall not constitute a defense to the enforcement by Buyer or the Company of any of its rights hereunder.

         5. It is expressly agreed by the Shareholder that if any of the provisions of this Agreement shall contravene or be invalid under the laws of any state or other jurisdiction where it is applicable but for such contravention or invalidity, such contravention or invalidity shall not invalidate all of the provisions of this Agreement; but, rather, it shall be construed, insofar as the laws of that state or jurisdiction are concerned, as not containing the provisions contravening or invalid under the laws of that state or jurisdiction, and the rights and obligations created hereby shall be construed and enforced accordingly. If, however, any such contravening provision relates to the term of the covenants contained herein or the geographic area or areas to which they apply, then such covenants shall be construed as providing for the maximum time period and widest geographic area or areas which the laws of that state or jurisdiction permit; provided that such time period and geographic area shall never exceed the time period or geographic area provided for herein.

         6. The rights of Buyer and the Company hereunder shall inure to, and the obligations of the Shareholder hereunder shall be binding on, their respective heirs, representatives, successors and assigns. Buyer or the Company may freely assign its rights under this Agreement, in whole or in part, to any other person without obtaining the consent or approval of Shareholder.

         7. In the event of a controversy, claim or dispute between any of the parties hereto arising out of or relating to this Agreement, or the breach thereof, the prevailing party shall be entitled to recover its reasonable attorneys' fees, expenses (including expert witness fees) and costs.

         8. This Agreement shall be covered by and construed in accordance with the laws of the State of Arizona. This Agreement may be executed by facsimile and in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument.

         9. This Agreement is being entered into by the Shareholder as partial consideration for the Buyer's purchase of the capital stock of the Company. No other consideration shall be required or paid by the Buyer for the execution and delivery by such Shareholder of this Agreement and the performance by the Shareholder of his covenants hereunder.

         10. Neither this Agreement, nor any of the terms or conditions of this Agreement, may be waived, amended or modified except by means of a written instrument duly executed by the parties to be charged therewith. No waiver of any provision, performance or default hereunder in any instance shall be construed as a continuing waiver of such provision, performance or default or a waiver of any other provision, performance or default or a waiver of any future performance or default. No remedy provided herein is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

         11. This Agreement, together with the Purchase Agreement, contain all of the agreements of the parties with respect to, and supersede all other agreements, written or oral, between the parties relating to, the subject matter of this Agreement, all of which are merged herein.

         12. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them as set forth in each of the Purchase Agreement.

         13. Shareholder hereby acknowledges and agrees that, in the context of the Purchase Agreement, the terms stated herein are no broader than necessary to protect the Buyer's legitimate business interest.

         THIS NON-COMPETITION AGREEMENT has been executed by the parties hereto as of the date and year first above written.

                                  "Shareholder"

                                  By:
                                     ------------------------
                                     John Pollock


                                  "BUYER"

                                  NEWPORT CORPORATION,
                                  a Nevada corporation

                                  By:
                                     ------------------------
                                     Robert C. Hewitt
                                     Vice President and Chief Financial Officer

                                  EXHIBIT C-3

                      NON-COMPETITION AGREEMENT FOR WEST
                      ----------------------------------

                           NON-COMPETITION AGREEMENT
                           -------------------------

     THIS NON-COMPETITION AGREEMENT (the "Agreement") is made this 31st day of August, 2000, by and between Vernon West (the "Shareholder"), and NEWPORT CORPORATION, a Nevada corporation (the "Buyer"), with reference to the following:

     A. Unique Equipment Co., an Arizona corporation (the "Company") is engaged in business that includes designing, manufacturing, counseling and advising with respect to and selling goods and services dealing with automation in the fiber optic market segment (the "Business") within all of the states of the United States of America, the District of Columbia, Europe and Asia.

     B. Shareholder and his spouse are the record and beneficial owner of 23% of the outstanding capital stock of the Company.

     C. Buyer and the Company are parties to that certain Stock Purchase Agreement dated as of August 31, 2000 (the "Purchase Agreement"), pursuant to which the Company's shareholders and the Shareholder have agreed to sell and Buyer has agreed to buy substantially all of the Company's outstanding capital stock as set forth in the Purchase Agreement, including all goodwill associated with the business.

     D. It is a condition precedent to the Purchase Agreement that Shareholder enter into a Non-Competition Agreement in the form of this Agreement with Buyer, including the covenant not to compete contained herein; and Shareholder understands and acknowledges that this Agreement is a material inducement to Buyer upon which it is relying in consummating the transactions contemplated by the Purchase Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants, warranties and representations contained herein, the parties hereby agree as follows:

     1. Shareholder covenants, that for a period of five (5) consecutive years commencing on the date hereof, the Shareholder shall not directly, or indirectly through one or more other persons or entities, engage in, or have any financial or other interests (whether as a principal, partner, member, joint venturer, shareholder, director, officer, agent, employee, consultant or otherwise) in or provide services or assistance to any person, firm, corporation, limited liability company, partnership, joint venture or business (other than Buyer or any of its subsidiaries, including the Company) that engages in, or proposes to engage in, any activity which is the same as, similar to, or competitive with the Business (whether as presently conducted by Newport or the Company, as conducted by Newport or the Company at the time Shareholder's employment with the Company terminates or as then proposed to be engaged in by Newport or the Company), in, from, at or into (a) Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah,

Vermont, Virginia, Washington, West Virginia, Wisconsin and Wyoming (b) Alberta, British Columbia, Manitoba, New Brunswick, Nova Scotia, Ontario, Prince Edward Island, Quebec, Saskatchewan, Newfoundland, Labrador, Northwest Territories, Nunavut, Yukon Territory or (c) the United Kingdom, France, Germany, Japan, Netherlands, Switzerland, Korea, Taiwan, China. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent or otherwise limit the Shareholder from holding, for investment purposes only, no more than one percent (1%) of any class of equity securities of a company engaged in activities that are competitive with the Business if such class of equity securities is traded on a national securities exchange or on the NASDAQ National Market System.

     2. Shareholder covenants that neither the Shareholder, nor any affiliate of the Shareholder, shall use for his, her or their benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company, other than the Company or Buyer, any confidential information regarding the business methods, business policies, procedures, techniques, trade secrets, software, products, customer lists or other knowledge or processes used or developed, prior to the Closing or prior to termination of employment with the Buyer, by the Company, or other information concerning the Business of which the Company, Buyer or the Shareholder became aware prior to the Closing or prior to termination of employment with the Buyer. The foregoing restrictions shall not apply to (i) information which is or becomes, other than as a result of a breach of this Agreement, generally available to the public, or (ii) the disclosure of information required pursuant to a subpoena or other legal process; provided that the party required to disclose such information shall notify the Company or Buyer, in writing, of the receipt of any such subpoena or other legal process requiring such disclosure immediately after receipt thereof and the Company and/or Buyer shall have a reasonable opportunity to quash such subpoena or other legal process prior to any disclosure by the Shareholder. Shareholder covenants that he will not make any claim that the Shareholder has any right, interest or title, of any kind or nature whatsoever, in or to any products, methods, practices, processes, discoveries, ideas, improvements, devices, creations, business plans or systems, or, subject to applicable labor laws, inventions relating to the business of the Company. To the extent any of the foregoing, under applicable law, may not be considered works made for hire, Shareholder hereby assigns to Buyer the ownership of all patent rights, trade secret rights, and copyrights in the foregoing, without the necessity of any further consideration, and Buyer shall be entitled to register and hold in its own name all patents and copyrights with respect to the foregoing.

     3. Shareholder consents that, for a period of five (5) years from the date of this Agreement, he will not, directly or indirectly, solicit for employment or hire any current or former employee of Company, Buyer or any of Buyer's subsidiaries or induce or entice any employee of Buyer or the Company to leave his or her employment with Buyer or the Company.

     4. Shareholder acknowledges that (a) his experience and capabilities are such that he can obtain employment in business or engage in his profession without breaching the terms and conditions of this Agreement, and that his obligations under the provisions of this Agreement (and the enforcement thereof by injunction or otherwise) will not prevent him from earning a livelihood and
(b) the restrictions contained in the foregoing Paragraphs 1, 2 and 3, in view of the nature of the Business and the involvement of such Shareholder in the Business, are reasonable and necessary in order to protect the legitimate interests of Buyer and the Company and the benefit of Buyer's bargain with Shareholder in acquiring the Company, and that any violation thereof would result in irreparable injuries to Buyer and the Company. Therefore, the Shareholder acknowledges and agrees that, in the event of a violation by the Shareholder of any of the restrictions contained in Paragraphs 1, 2 or 3 above, Buyer and the Company (which is an intended third-party beneficiary of the agreements of the Shareholder contained herein) shall each be entitled, individually, to seek and obtain from any court of competent jurisdiction (and without having to join any other party in such action) temporary, preliminary and permanent injunctive relief, or other equitable relief, in addition to any other rights or remedies to which it or they may be entitled and Shareholder hereby consents to the issuance of such injunction or grant of such specific performance. In any action or proceeding to enforce the provisions of this Agreement, Shareholder expressly waives the defense that a remedy of damages will be adequate for a breach of Shareholder's duties under this Agreement. The existence of any claim, demand, action, or cause of action of Shareholder against Buyer or the Company shall not constitute a defense to the enforcement by Buyer or the Company of any of the covenants or agreements herein whether predicated upon this Agreement or otherwise, and shall not constitute a defense to the enforcement by Buyer or the Company of any of its rights hereunder.

     5. It is expressly agreed by the Shareholder that if any of the provisions of this Agreement shall contravene or be invalid under the laws of any state or other jurisdiction where it is applicable but for such contravention or invalidity, such contravention or invalidity shall not invalidate all of the provisions of this Agreement; but, rather, it shall be construed, insofar as the laws of that state or jurisdiction are concerned, as not containing the provisions contravening or invalid under the laws of that state or jurisdiction, and the rights and obligations created hereby shall be construed and enforced accordingly. If, however, any such contravening provision relates to the term of the covenants contained herein or the geographic area or areas to which they apply, then such covenants shall be construed as providing for the maximum time period and widest geographic area or areas which the laws of that state or jurisdiction permit; provided that such time period and geographic area shall never exceed the time period or geographic area provided for herein.

     6. The rights of Buyer and the Company hereunder shall inure to, and the obligations of the Shareholder hereunder shall be binding on, their respective heirs, representatives, successors and assigns. Buyer or the Company may freely assign its rights under this Agreement, in whole or in part, to any other person without obtaining the consent or approval of Shareholder.

     7. In the event of a controversy, claim or dispute between any of the parties hereto arising out of or relating to this Agreement, or the breach thereof, the prevailing party shall be entitled to recover its reasonable attorneys' fees, expenses (including expert witness fees) and costs.

     8. This Agreement shall be covered by and construed in accordance with the laws of the State of Arizona. This Agreement may be executed by facsimile and in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument.

     9. This Agreement is being entered into by the Shareholder as partial consideration for the Buyer's purchase of the capital stock of the Company. No other consideration shall be required or paid by the Buyer for the execution and delivery by such Shareholder of this Agreement and the performance by the Shareholder of his covenants hereunder.

     10. Neither this Agreement, nor any of the terms or conditions of this Agreement, may be waived, amended or modified except by means of a written instrument duly executed by the parties to be charged therewith. No waiver of any provision, performance or default hereunder in any instance shall be construed as a continuing waiver of such provision, performance or default or a waiver of any other provision, performance or default or a waiver of any future performance or default. No remedy provided herein is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

     11. This Agreement, together with the Purchase Agreement, contain all of the agreements of the parties with respect to, and supersede all other agreements, written or oral, between the parties relating to, the subject matter of this Agreement, all of which are merged herein.

     12. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them as set forth in each of the Purchase Agreement.

     13. Shareholder hereby acknowledges and agrees that, in the context of the Purchase Agreement, the terms stated herein are no broader than necessary to protect the Buyer's legitimate business interest.

     THIS NON-COMPETITION AGREEMENT has been executed by the parties hereto as of the date and year first above written.

                                 "Shareholder"


                                 By: _________________________________
                                     Vernon West


                                 "BUYER"

                                 NEWPORT CORPORATION,
                                 a Nevada corporation

                                 By: ___________________________________________
                                     Robert C. Hewitt
                                     Vice President and Chief Financial Officer

                                  EXHIBIT C-4
                                  -----------

                    NON-COMPETITION AGREEMENT FOR DANE

                           NON-COMPETITION AGREEMENT
                           -------------------------

      THIS NON-COMPETITION AGREEMENT (the "Agreement") is made this 31st day of August, 2000, by and between Mark Dane (the "Shareholder"), and NEWPORT CORPORATION, a Nevada corporation (the "Buyer"), with reference to the following:

      A. Unique Equipment Co., an Arizona corporation (the "Company") is engaged in business that includes designing, manufacturing, counseling and advising with respect to and selling goods and services dealing with automation in the fiber optic market segment (the "Business") within all of the states of the United States of America, the District of Columbia, Europe and Asia.

      B. Shareholder and his spouse are the record and beneficial owner of 8% of the outstanding capital stock of the Company.

      C. Buyer and the Company are parties to that certain Stock Purchase Agreement dated as of August 31, 2000 (the "Purchase Agreement"), pursuant to which the Company's shareholders and the Shareholder have agreed to sell and Buyer has agreed to buy substantially all of the Company's outstanding capital stock as set forth in the Purchase Agreement, including all goodwill associated with the business.

      D. It is a condition precedent to the Purchase Agreement that Shareholder enter into a Non-Competition Agreement in the form of this Agreement with Buyer, including the covenant not to compete contained herein; and Shareholder understands and acknowledges that this Agreement is a material inducement to Buyer upon which it is relying in consummating the transactions contemplated by the Purchase Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants, warranties and representations contained herein, the parties hereby agree as follows:

      1. Shareholder covenants, that for a period of five (5) consecutive years commencing on the date hereof, the Shareholder shall not directly, or indirectly through one or more other persons or entities, engage in, or have any financial or other interests (whether as a principal, partner, member, joint venturer, shareholder, director, officer, agent, employee, consultant or otherwise) in or provide services or assistance to any person, firm, corporation, limited liability company, partnership, joint venture or business (other than Buyer or any of its subsidiaries, including the Company) that engages in, or proposes to engage in, any activity which is the same as, similar to, or competitive with the Business (whether as presently conducted by Newport or the Company, as conducted by Newport or the Company at the time Shareholder's employment with the Company terminates or as then proposed to be engaged in by Newport or the Company), in, from, at or into (a) Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah,

Vermont, Virginia, Washington, West Virginia, Wisconsin and Wyoming (b) Alberta, British Columbia, Manitoba, New Brunswick, Nova Scotia, Ontario, Prince Edward Island, Quebec, Saskatchewan, Newfoundland, Labrador, Northwest Territories, Nunavut, Yukon Territory or (c) the United Kingdom, France, Germany, Japan, Netherlands, Switzerland, Korea, Taiwan, China. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent or otherwise limit the Shareholder from holding, for investment purposes only, no more than one percent (1%) of any class of equity securities of a company engaged in activities that are competitive with the Business if such class of equity securities is traded on a national securities exchange or on the NASDAQ National Market System.

         2. Shareholder covenants that neither the Shareholder, nor any affiliate of the Shareholder, shall use for his, her or their benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company, other than the Company or Buyer, any confidential information regarding the business methods, business policies, procedures, techniques, trade secrets, software, products, customer lists or other knowledge or processes used or developed, prior to the Closing or prior to termination of employment with the Buyer, by the Company, or other information concerning the Business of which the Company, Buyer or the Shareholder became aware prior to the Closing or prior to termination of employment with the Buyer. The foregoing restrictions shall not apply to (i) information which is or becomes, other than as a result of a breach of this Agreement, generally available to the public, or (ii) the disclosure of information required pursuant to a subpoena or other legal process; provided that the party required to disclose such information shall notify the Company or Buyer, in writing, of the receipt of any such subpoena or other legal process requiring such disclosure immediately after receipt thereof and the Company and/or Buyer shall have a reasonable opportunity to quash such subpoena or other legal process prior to any disclosure by the Shareholder. Shareholder covenants that he will not make any claim that the Shareholder has any right, interest or title, of any kind or nature whatsoever, in or to any products, methods, practices, processes, discoveries, ideas, improvements, devices, creations, business plans or systems, or, subject to applicable labor laws, inventions relating to the business of the Company. To the extent any of the foregoing, under applicable law, may not be considered works made for hire, Shareholder hereby assigns to Buyer the ownership of all patent rights, trade secret rights, and copyrights in the foregoing, without the necessity of any further consideration, and Buyer shall be entitled to register and hold in its own name all patents and copyrights with respect to the foregoing.

         3. Shareholder consents that, for a period of five (5) years from the date of this Agreement, he will not, directly or indirectly, solicit for employment or hire any current or former employee of Company, Buyer or any of Buyer's subsidiaries or induce or entice any employee of Buyer or the Company to leave his or her employment with Buyer or the Company.

         4. Shareholder acknowledges that (a) his experience and capabilities are such that he can obtain employment in business or engage in his profession without breaching the terms and conditions of this Agreement, and that his obligations under the provisions of this Agreement (and the enforcement thereof by injunction or otherwise) will not prevent him from earning a livelihood and
(b) the restrictions contained in the foregoing Paragraphs 1, 2 and 3, in view of the nature of the Business and the involvement of such Shareholder in the Business, are reasonable and necessary in order to protect the legitimate interests of Buyer and the Company and the benefit of Buyer's bargain with Shareholder in acquiring the Company, and that any violation thereof would result in irreparable injuries to Buyer and the Company. Therefore, the Shareholder acknowledges and agrees that, in the event of a violation by the Shareholder of any of the restrictions contained in Paragraphs 1, 2 or 3 above, Buyer and the Company (which is an intended third-party beneficiary of the agreements of the Shareholder contained herein) shall each be entitled, individually, to seek and obtain from any court of competent jurisdiction (and without having to join any other party in such action) temporary, preliminary and permanent injunctive relief, or other equitable relief, in addition to any other rights or remedies to which it or they may be entitled and Shareholder hereby consents to the issuance of such injunction or grant of such specific performance. In any action or proceeding to enforce the provisions of this Agreement, Shareholder expressly waives the defense that a remedy of damages will be adequate for a breach of Shareholder's duties under this Agreement. The existence of any claim, demand, action, or cause of action of Shareholder against Buyer or the Company shall not constitute a defense to the enforcement by Buyer or the Company of any of the covenants or agreements herein whether predicated upon this Agreement or otherwise, and shall not constitute a defense to the enforcement by Buyer or the Company of any of its rights hereunder.

         5. It is expressly agreed by the Shareholder that if any of the provisions of this Agreement shall contravene or be invalid under the laws of any state or other jurisdiction where it is applicable but for such contravention or invalidity, such contravention or invalidity shall not invalidate all of the provisions of this Agreement; but, rather, it shall be construed, insofar as the laws of that state or jurisdiction are concerned, as not containing the provisions contravening or invalid under the laws of that state or jurisdiction, and the rights and obligations created hereby shall be construed and enforced accordingly. If, however, any such contravening provision relates to the term of the covenants contained herein or the geographic area or areas to which they apply, then such covenants shall be construed as providing for the maximum time period and widest geographic area or areas which the laws of that state or jurisdiction permit; provided that such time period and geographic area shall never exceed the time period or geographic area provided for herein.

         6. The rights of Buyer and the Company hereunder shall inure to, and the obligations of the Shareholder hereunder shall be binding on, their respective heirs, representatives, successors and assigns. Buyer or the Company may freely assign its rights under this Agreement, in whole or in part, to any other person without obtaining the consent or approval of Shareholder.

         7. In the event of a controversy, claim or dispute between any of the parties hereto arising out of or relating to this Agreement, or the breach thereof, the prevailing party shall be entitled to recover its reasonable attorneys' fees, expenses (including expert witness fees) and costs.

         8. This Agreement shall be covered by and construed in accordance with the laws of the State of Arizona. This Agreement may be executed by facsimile and in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument.

         9. This Agreement is being entered into by the Shareholder as partial consideration for the Buyer's purchase of the capital stock of the Company. No other consideration shall be required or paid by the Buyer for the execution and delivery by such Shareholder of this Agreement and the performance by the Shareholder of his covenants hereunder.

         10. Neither this Agreement, nor any of the terms or conditions of this Agreement, may be waived, amended or modified except by means of a written instrument duly executed by the parties to be charged therewith. No waiver of any provision, performance or default hereunder in any instance shall be construed as a continuing waiver of such provision, performance or default or a waiver of any other provision, performance or default or a waiver of any future performance or default. No remedy provided herein is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

         11. This Agreement, together with the Purchase Agreement, contain all of the agreements of the parties with respect to, and supersede all other agreements, written or oral, between the parties relating to, the subject matter of this Agreement, all of which are merged herein.

         12. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them as set forth in each of the Purchase Agreement.

         13. Shareholder hereby acknowledges and agrees that, in the context of the Purchase Agreement, the terms stated herein are no broader than necessary to protect the Buyer's legitimate business interest.

         THIS NON-COMPETITION AGREEMENT has been executed by the parties hereto as of the date and year first above written.

                                   "Shareholder"

                                   By:____________________________________
                                      Mark Dane


                                   "BUYER"

                                   NEWPORT CORPORATION,
                                   a Nevada corporation

                                   By:____________________________________
                                      Robert C. Hewitt
                                      Vice President and Chief Financial Officer

                                    EXHIBIT D
                          SQUIRE SANDERS OPINION LETTER





                                 August 31, 2000

Newport Corporation
1791 Deere Avenue
Irvine, CA  92606

         Re: Stock Purchase Agreement dated as of August 31, 2000 (the "Agreement") by and among Newport Corporation, Unique Equipment Co. and the stockholders of Unique Equipment Co.

Gentlemen:

         We have acted as special counsel to (i) Unique Equipment Co., an Arizona corporation ("Unique"), and (ii) each of Michael Hickle, John G. Pollock, Vernon West, Mark Dane, Donna R Hickle, Elizabeth M. Rupert, Barbra A. West and Julie Burton (each a "Stockholder" and, collectively, the "Stockholders") in connection with the transactions contemplated by the Agreement. Capitalized terms used as defined terms but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

         We have examined facsimile, certified or photostatic copies of (i) the Agreement, (ii) each of the Non-Competition Agreements, (iii) each of the Employment Agreements, and (iv) each of the Employee Non-Disclosure Agreements (collectively, the "Acquisition Documents"). We have also examined copies of such other documents and instruments as we have deemed relevant or necessary as the basis for the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures other than those of Unique and the Stockholders, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, certified or photostatic copies and the authenticity of the originals of such copies. For purposes of the opinions set forth herein, we have assumed, without independent investigation, that all representations, warranties and statements with respect to factual matters in the documents and instruments we have examined are true and accurate in all respects as of the date hereof, and we have relied upon the factual elements of such representations, warranties and statements and certificates of officers of Unique, in rendering the opinions set forth herein.

         We have made no independent investigations or other attempts to certify the accuracy of any such information or to verify the existence or non-existence of any other factual matters; however, our Primary Lawyers (as defined below) have no Actual Knowledge (as defined below) concerning

Newport Corporation
August 31,2000
Page 2


the factual matters upon which reliance is placed which would render such reliance unreasonable. For purposes hereof, the term "Primary Lawyers" means
                                                      ---------------
those attorneys currently in this firm who have given substantive legal attention to the representation of Unique in connection with the transactions contemplated by the Agreement, and the term "Actual Knowledge" means the
                                             ----------------
conscious awareness of such Primary Lawyers of facts or other information without any further investigation.

         The opinions set forth herein are subject to the following additional assumptions, limitations and qualifications:

                  (A) We have assumed, with your permission, (i) the valid corporate existence of each corporate party to the Acquisition Documents other than Unique, (ii) the power and full legal right of each party to the Acquisition Documents other than Unique and the Stockholders under all applicable laws, without approvals, authorizations, consents or other orders of any governmental authority, to execute, deliver and perform the Acquisition Documents to which it is a party,
         (iii) the due authorization, execution and delivery by each party other than Unique and the Stockholders of the Acquisition Documents to which it is a party, (iv) the legality, validity, binding character and enforceability as to each party other than Unique and the Stockholders of the Acquisition Documents to which it is a party, (v) that each party to the Acquisition Documents other than Unique and the Stockholders, has, and prior to the execution and delivery of the Acquisition Documents to which it is a party had, all requisite power and authority, and has taken, and prior to the execution and delivery of the Acquisition Documents to which it is a party had taken, all necessary action, to enter into the Acquisition Documents to which it is a party and to effect its obligations in respect of the transactions contemplated thereby, and (vi) that all transactions related to or contemplated by the Acquisition Documents shall be consummated in accordance with the terms and conditions of such Acquisition Documents.

                  (B) We express no opinion as to the state of any party's title to any property, as to the absence of liens or security interests on any property or as to the validity or priority of any lien or security interest granted in any of the Acquisition Documents. With your permission, we have not made any independent factual investigation regarding the matters described in the preceding sentence.

                  (C) Our opinions hereinafter expressed are qualified to the extent that the enforceability of any of the provisions of the Acquisition Documents or other agreements, documents or obligations referred to herein may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws affecting the rights and remedies of creditors generally, (ii) general equity principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and the discretion of the court before which any proceeding may be brought, (iii) duties and standards of good faith, reasonableness and fair dealing imposed

Newport Corporation
August 31,2000
Page 3


         on creditors and parties to contracts, (iv) a court determination that any fees payable pursuant to a provision requiring the payment of attorneys' fees is reasonable and
         (v) the qualification that certain waivers, procedures, remedies and other provisions of the Acquisition Documents (including, without limitation, clauses or provisions relating to choice of law, indemnity, arbitration, exculpation, integration, severability, releases, survival, self-help, consequential or liquidated damages, non-circumvention and financial covenants) may be unenforceable under or limited by applicable law or principles of public policy, although such limitations would not, in our opinion, substantially prevent the practical realization of the material benefits intended by the Acquisition Documents, except for the economic consequences of any procedural delays that may result from the application of such limitations and except with respect to certain rights and remedies relating to exculpation and indemnity.

         We have been retained as special counsel to Unique and the Stockholders in connection with the transactions contemplated by the Acquisition Documents, and have not generally represented Unique or any of the Stockholders in their respective business activities and are not familiar with the nature and extent of such activities. Accordingly, we have assumed that such activities are not of such a nature as to be governed by laws or regulations of the State of Arizona or of the United States of America applicable only because of such activities and not applicable to business corporations generally.

         Based upon our examination as described herein, relying upon the statements of fact contained in the documents and instruments that we have examined and subject to the assumptions, limitations and qualifications expressed in this letter, we are of the opinion that:

               1. Unique is a corporation validly existing and in good standing under the laws of the State of Arizona.

               2. Unique has the requisite corporate power and corporate authority to enter into the Agreement and the other Acquisition Documents to which it is a party and to carry out its obligations thereunder. The execution and delivery of the Agreement and the other Acquisition Documents and the performance by Unique of its obligations thereunder have been duly authorized by all necessary corporate action on the part of Unique. Each of Unique and the Stockholders has duly executed and delivered each of the Acquisition Documents to which it or he is a party.

               3. Each of the Acquisition Documents, to the extent Unique or any of the Stockholders is a party thereto, constitutes the legal, valid and binding obligation of Unique and each of the Stockholders that is a party thereto, enforceable against Unique and each such Stockholder, as applicable, in accordance with its terms.

               4. The authorized capital stock of Unique consists of 1,000,000 shares of common stock, no par value per share, of which 135,870 shares are issued and

Newport Corporation
August 31,2000
Page 4


         outstanding. Except as disclosed in or contemplated by the Agreement or the exhibits and schedules (including in particular the disclosure set forth in Schedule 4.21 and the preemptive rights specifically provided in Unique's Articles of Incorporation) delivered in connection therewith, there are, to our current Actual Knowledge with no independent due diligence with respect thereto, (a) no outstanding subscriptions, warrants, options, calls, claims, commitments, convertible securities or other agreements or arrangements under which Unique is or may be obligated to issue shares of its capital stock, and (b) no preemptive or similar rights to subscribe for or to purchase capital stock of Unique.

               5. The execution and delivery of the Agreement and the performance by Unique of its terms (a) will not breach or result in a violation of Unique's Articles of Incorporation or Bylaws, or based solely on search results prepared by CT Corporation System of the records of the federal district courts and state courts of Arizona, any judgment, order or decree of any court or arbitrator, known to us with no other independent due diligence with respect thereto, to which Unique is a party or is subject, and (b) will not, to our Actual Knowledge but without independent review of any agreement other than those referenced in Schedule 4.14 to the Agreement, constitute a material breach of the terms, conditions or provisions of, or constitute a default under, any material contract, undertaking, indenture or other agreement or instrument.

               6. Except as disclosed in the Agreement or the exhibits and schedules delivered in connection therewith, there is, to our current Actual Knowledge based solely on search results prepared by CT Corporation System of the records of the federal district courts and state courts of Arizona with no other independent due diligence with respect thereto, no action, suit or proceeding pending against Unique or its properties which, if adversely determined, could reasonably be expected to have a material adverse effect on Unique or its business or properties.

         We are licensed to practice law in the State of Arizona, and the opinions set forth herein are limited to the application of the internal laws of the State of Arizona and the federal laws of the United States of America. To the extent that any of the Acquisition Documents may be governed by the laws of any other jurisdiction, we have assumed for purposes of the opinions set forth above that the laws of such jurisdiction are identical in all respects to the laws of the State of Arizona.

         This letter is furnished by us to you in connection with the transactions contemplated by the Acquisition Documents and is not to be relied upon for any other purpose or by any other party. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is based on the state of the law and facts as they exist on the date hereof, and we expressly disclaim any obligation to advise you of any changes that may occur after the date hereof. This opinion shall not be published or reproduced in any manner or distributed or

Newport Corporation
August 31,2000
Page 5

circulated to any person or entity without our express written consent, except to your counsel, accountants, regulators and as required by law or regulation.

                                        Respectfully Submitted,

                                        SQUIRE, SANDERS & DEMPSEY L.L.P.

                                    EXHIBIT E
                                    ---------

         FORM OF NEWPORT'S EMPLOYEE PROPRIETARY INFORMATION AGREEMENT


                  EMPLOYEE PROPRIETARY INFORMATION AGREEMENT


         In consideration and as a condition of my employment, or continued employment, by UNIQUE EQUIPMENT CO. and/or by companies which it owns, controls, or is affiliated with, or their successors in business (hereafter referred to as "the Company"), and the compensation paid therefor:

         1.    Confidentiality.
               ---------------

         I agree to keep confidential, except as the Company may otherwise consent in writing, and not to disclose or make any use of except for the benefit of the Company, at any time, either during or subsequent to my employment, any trade secrets, confidential information, knowledge, data or other information of the Company relating to products, processes, know-how, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, pricing strategies or other subject matter pertaining to any business of the Company or any of its clients, customers, consultants, licensees or affiliates, which I may produce, obtain or otherwise acquire during the course of my employment, except as herein provided. I further agree not to deliver, reproduce or in any way allow any such trade secrets, confidential information, knowledge, data or other information, or any documentation relating thereto, to be delivered or used by any third parties without specific direction or consent of a duly authorized representative of the Company.

         2.    Conflicting Employment/Return of Confidential Material.
               ------------------------------------------------------

         I agree that during my employment with the Company I will not engage in any other employment, occupation, consulting or other activity relating to the business in which the Company is now or may hereafter become engaged or which would otherwise conflict with my obligations to the Company. I agree to promptly notify the Company of any such other employment, occupation, consulting or other activity. I agree that the determination of the Company as to whether or not any such activity would conflict with my obligations to the Company will be final and binding on me. In the event of my termination of employment with the Company for any reason whatsoever, I agree to promptly, upon request by the Company, surrender and deliver to the Company all records, materials, equipment, drawings, documents and data of any nature pertaining to any invention, trade secret or confidential information of the Company or to my employment, and I will not take with me, unless otherwise consented to in writing by the Company, any description containing or pertaining to any confidential information, knowledge or data of the Company which I may produce or obtain during the course of my employment. In the event of the termination of my employment for any reason whatsoever, I agree to sign and deliver the "Termination Certificate" attached hereto as Exhibit 1.
                   ---------

         3.    Assignment of Inventions.
               ------------------------

         I agree that all computer programs, documentation and other copyrightable materials to which I contribute during my employment shall be considered "works made for hire" and shall be the sole property of the Company. I hereby assign and transfer to the Company my entire right, title and interest in and to all inventions (as used in the Agreement, "inventions" shall include but not be limited to ideas, improvements, designs and discoveries) whether or not patentable and whether or not reduced to practice, made or conceived by me (whether made solely by me or jointly with others) during the period of my employment with the Company, which relate in any manner to the actual or demonstrably anticipated business, work or research and development of the Company or its subsidiaries, or result from or are suggested by any task assigned to me or any work performed by me for or on behalf of the Company or its subsidiaries.

         4.    Disclosure of Inventions and Patents.
               ------------------------------------

         I agree that in connection with any "invention" as defined in Paragraph 3 above:

               a) I will disclose all material inventions promptly in writing to the Company, with a copy to the President in order to permit the Company to claim rights to which it may be entitled under this Agreement. Such disclosure shall be received in confidence by the Company.

               b) I will, at the Company's request, promptly execute a written assignment of title to the Company for any invention required to be assigned by Paragraph 3 ("assignable invention"), and I will preserve any such assignable invention as confidential information of the Company.

               c) Upon request, I agree to assist the Company or its nominee (at its expense) during and at any time subsequent to my employment in every reasonable way to obtain for its own benefit patents and copyrights for such assignable inventions in any and all countries, which inventions shall be and remain the sole and exclusive property of the Company or its nominee whether or not patented or copyrighted. I agree to execute such papers and perform such lawful acts as the Company deems to be necessary to allow it to exercise all right, title, and interest in such patents and copyrights.

         5.    Execution of Documents.
               ----------------------

         In connection with Paragraph 4(c), I further agree to execute, acknowledge and deliver to the Company or its nominee upon request and at its expense all such documents, including applications for patents and copyrights and assignments of inventions, patents and copyrights to be issued therefore, as the Company may determine necessary or desirable to apply for and obtain letters, patents and copyrights on such assignable inventions in any and all countries and/or to protect the interest of the Company or its nominee in such inventions, patents and copyrights, and to vest title thereto in the Company or its nominee.

         6.    Maintenance of Records.
               ----------------------

         I agree to keep and maintain adequate and current written records of all inventions made by me (in the form of notes, sketches, drawings and as may be specified by the Company), which records shall be available to and remain the sole property of the Company at all times.

         7.    Prior Inventions.
               ----------------

         It is understood that all inventions if any, patented or unpatented, which I made prior to my employment by the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on
Exhibit 2 attached hereto a complete list of all my prior inventions, including
---------
numbers of all patents and patent applications, and a brief description of all unpatented inventions which are not the property of a previous employer. I represent and covenant that the list is complete. I agree to notify the Company in writing before I make any disclosure or perform any work on behalf of the Company which appears to threaten or conflict with proprietary rights I claim in any invention or idea. In the event of my failure to give such notice, I agree that I will make no claim against the Company with respect to any such inventions or ideas. In addition, if any invention made or conceived by me during the period of my employment is based on, or incorporates, or is an improvement or derivative of, or cannot reasonably be made, used, reproduced and distributed without violating other technology or rights owned by me, I hereby grant to the Company a perpetual, worldwide, royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such technology in support of the Company's exercise or exploitation of its rights to such invention.

         8.    Other Obligations.
               -----------------

         I acknowledge that the Company from time to time may have agreements with other persons or with the U.S. Government or governments of other countries, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work thereunder or regarding the confidential nature of such work. I agree to be bound by all such obligations and restrictions and to take all action necessary to discharge the obligations of the Company thereunder.

         9.    Trade Secrets of Others.
               -----------------------

         I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Company, and I will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others. I agree not to enter into any agreement either written or oral in conflict herewith.

         10.   Modification.
               ------------

         This Agreement may not be changed, modified, released, discharged, abandoned or otherwise amended, in whole or in part, except by an instrument in writing, signed by me and the Company. I agree that any subsequent change or changes in my duties, salary, or compensation shall not affect the validity or scope of this Agreement.

         11.   Entire Agreement.
               ----------------

         I acknowledge receipt of this Agreement and agree that with respect to the subject matter thereof it is my entire agreement with the Company, superseding any previous oral or written communications, representations, understandings or agreements with the Company or any officers or representative thereof.

         12.   Severability.
               ------------

         In the event that any paragraph or provision of this Agreement shall be held to be illegal or unenforceable in any jurisdiction, such paragraph or provision shall, as to that jurisdiction, be adjusted and reformed, if possible, in order to achieve the intent of the parties, and if such paragraph or provision cannot be adjusted and reformed, such paragraph or provision shall, for the purposes of that jurisdiction be voided and severed from this Agreement, and the entire Agreement shall not fail on account thereof but shall otherwise remain in full force and effect.

         13.   Successors and Assigns.
               ----------------------

         This Agreement shall be binding upon my heirs, executors, administrators or other legal representative and is for the benefit of the Company, its successors and assigns.

         14.   Governing Law.
               -------------

         This Agreement shall be governed by the laws of the location of my employment, which is presently the State of Arizona.

         15.   Counterparts.
               ------------

         This Agreement may be signed in two counterparts, each shall be deemed an original and both of which shall together constitute one agreement.

         16.   Employment.
               ----------

         In the event the Company is merged with NEWPORT CORPORATION, a Nevada corporation, ("Newport") or any subsidiary of Newport, or the Company's operations are otherwise transferred to Newport or a subsidiary of Newport, and the separate corporate existence of the Company ends, I agree to be bound to the terms of this Agreement as consideration of my continued employment by such successor-in-interest.

         17.   No Violation of Prior Agreements.
               --------------------------------

         Employee hereby represents and warrants that he/she is not bound by any non-compete or non-solicitation or confidentiality restriction with any organization that would restrict the fulfillment of the terms of his/her employment with the Company.

         18.   Continuing Obligations.
               ----------------------

         Employee agrees that in the event he/she is offered employment with another employer at any time during the existence of this Agreement, the business of which is in any way competitive with the Company, Employee shall immediately provide said employer with a copy of this Agreement and all of its terms.

         19.   Enforceability.
               --------------

         It is expressly agreed by the Employee that if any of the provisions of this Agreement shall contravene or be invalid under the laws of any state or other jurisdiction where it is applicable but for such contravention or invalidity, such contravention or invalidity shall not invalidate all of the provisions of this Agreement; but, rather, it shall be construed, insofar as the laws of that state or jurisdiction are concerned, as not containing the provisions contravening or invalid under the laws of that state or jurisdiction, and the rights and obligations created hereby shall be construed and enforced accordingly.

                                             EMPLOYEE


                                             ___________________________________
                                             (sign name)


                                             ___________________________________
                                             (print name)




                                             Date:______________________________





                                             UNIQUE EQUIPMENT CO.


                                             By:________________________________

                                             Its:_______________________________

                                             Date:______________________________

                                   EXHIBIT 1
                                   ---------

                            TERMINATION CERTIFICATE

         This is to certify that I do not have in my possession, nor have I failed to return any records, documents, data, specifications, drawings, blueprints, reproductions, sketches, notes, reports, proposals, or copies of them, or other documents or materials, equipment, or other property belonging to UNIQUE EQUIPMENT CO., companies which it owns, controls or is affiliated with, or their respective successors and assigns (hereafter referred to as "the Company").

         I further certify that I have complied with and will continue to comply with all the terms of the Employee Proprietary Information Agreement signed by me with the Company, including the reporting of any inventions (as defined therein) conceived or made by me covered by the Agreement.

         I further agree that in compliance with the Employee Proprietary and Confidential Information Agreement, I will preserve as confidential all trade secrets, confidential information, knowledge, data, or other information relating to products, processes, know-how, designs, formulas, test data, customer lists, or other subject matter pertaining to any business of the Company or any of its clients, customers, consultants, licensees, or affiliates.



                                                  ------------------------------
                                                  Employee's Signature


                                                  ------------------------------
                                                  Print Name


                                                  ------------------------------
                                                  Date

                                   EXHIBIT 2

                           LIST OF PRIOR INVENTIONS

                                                  Identifying Number or
      Title                 Date                       Brief Description
     -------               ------                     -------------------